                                                                     EXHIBIT 4.5

                                                                [CONFORMED COPY]



================================================================================



                            PARTICIPATION AGREEMENT

                                     among

                         MOBIL G.B. 388 FINANCE INC.,
                                    Lessee

                GENERAL ELECTRIC CREDIT CORPORATION OF GEORGIA,
                               Owner Participant


                      FLEET NATIONAL BANK OF CONNECTICUT,
                            Corporate Owner Trustee

                              MICHAEL M. HOPKINS,
                           Individual Owner Trustee

              FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                   Pass Through Trustee and Loan Participant

              FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                          Corporate Indenture Trustee

                                      and

                                 VAL T. ORTON
                         Individual Indenture Trustee



                         Dated as of December 12, 1995

================================================================================


                 Sale Leaseback of an Undivided Interest in an
                         Oil and Gas Production System


================================================================================


                               TABLE OF CONTENTS

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RECITALS...............................................................   1

SECTION 1.  DEFINITIONS; INTERPRETATION................................   3

SECTION 2.  COMMITMENTS OF PARTICIPANTS; CLOSING;
                      FUNDING; TRANSACTION EXPENSES....................   3

     2.1   Commitment of Owner Participant.............................   3
     2.2   Commitments of Pass Through Trustee; Secured
              Notes....................................................   3
     2.3   Expiration of Commitments...................................   3
     2.4   Notice of Closing Dates.....................................   3
     2.5   Time and Place of Closing...................................   4
     2.6   Delivery of Funds...........................................   4
     2.7   Application of Funds by Owner Trustee.......................   4
     2.8   Actions on Closing Date.....................................   5
     2.9   Transaction Expenses........................................   5
     2.10  Authorization to Owner Trustee..............................   6
     2.11  Registration Statement......................................   6

SECTION 3.  CONDITIONS TO CLOSING BY THE LESSEE........................   7

     3.1   Operative Documents.........................................   7
     3.2   Legality, Etc...............................................   8
     3.3   Event of Loss...............................................   8
     3.4   Consents and Approvals......................................   8
     3.5   Representations and Warranties;
             Certificates..............................................   8
     3.6   Opinions....................................................   9
     3.7   Litigation..................................................   9
     3.8   Appraisal...................................................   9
     3.9   Equity Offering.............................................   9
     3.10  Payment of Lessor's Cost....................................   9
     3.11  Sale of Pass Through Certificates...........................   9

SECTION 4.  CONDITIONS TO CLOSING BY PARTICIPANTS......................  10

     4.1   Notice of Closing...........................................  10
     4.2   Operative Documents.........................................  10
     4.3   Legality, Etc...............................................  11
     4.4   Event of Loss...............................................  11


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     4.5   Appraisal...................................................  11
     4.6   Insurance...................................................  11
     4.7   Opinions....................................................  11
     4.8   Taxes.......................................................  12
     4.9   Officer's Certificates......................................  13
     4.10  Resolutions, Etc............................................  14
     4.11  Litigation..................................................  16
     4.12  Equity Offering.............................................  16
     4.13  Investment and Loans........................................  16
     4.14  Consents and Approvals......................................  16
     4.15  Title; Filings and Recordings...............................  17
     4.16  Sale of Pass Through Certificates...........................  18
     4.17  No Default Under Operating Agreement, etc...................  18
     4.18  No Default Under Lease......................................  18
     4.19  No Material Adverse Change..................................  18

SECTION 5.  REPRESENTATIONS AND WARRANTIES OF
                      THE LESSEE.......................................  18

     5.1   Due Organization............................................  18
     5.2   Authorization...............................................  19
     5.3   Execution; Enforceability...................................  19
     5.4   No Violation................................................  19
     5.5   Consents and Approvals......................................  19
     5.6   Securities Act..............................................  20
     5.7   Title; Filings and Recordings...............................  21
     5.8   Chief Place of Business.....................................  21
     5.9   Litigation..................................................  21
     5.10  No Default..................................................  22
     5.11  Event of Loss...............................................  22
     5.12  Environmental Matters.......................................  22
     5.13  Description of Production System............................  23
     5.14  Certain Documents...........................................  23
     5.15  Payment of Taxes, etc.......................................  23
     5.16  Disclosure Representation...................................  23
     5.17  Investment Company Act......................................  23
     5.18  No Brokers' Fees............................................  23
     5.19  Federal Reserve Regulations.................................  24
     5.20  [Intentionally Omitted]
     5.21  Holding Company.............................................  24
     5.22  Not Subject to Governmental Regulation......................  24
     5.23  Condition of Production System..............................  24


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SECTION 6.  REPRESENTATIONS AND WARRANTIES OF
                       OWNER PARTICIPANT...............................  25

     6.1   Due Organization............................................  25
     6.2   Authorization; Execution; Enforceability....................  25
     6.3   No Violation................................................  25
     6.4   Owner Participant's Liens...................................  26
     6.5   Acquisition for Investment..................................  26
     6.6   Securities Act..............................................  26
     6.7   ERISA.......................................................  26
     6.8   Investment Company Act......................................  27
     6.9   Litigation..................................................  27
     6.10  No Default..................................................  27
     6.11  Federal Reserve Regulations.................................  27
     6.12  No Brokers' Fees............................................  27


SECTION 7.  REPRESENTATIONS AND WARRANTIES OF EACH
                      PASS THROUGH TRUSTEE.............................  27

     7.1   Due Organization............................................  28
     7.2   Authorization; Execution; Enforceability....................  28
     7.3   No Violation................................................  28
     7.4   Litigation..................................................  29
     7.5   Pass Through Trustee's Liens................................  29
     7.6   Securities Act..............................................  29
     7.7   No Taxes Payable............................................  29

SECTION 8.  REPRESENTATIONS AND WARRANTIES OF
                      TRUST COMPANY AND THE CORPORATE OWNER
                      TRUSTEE..........................................  30

     8.1   Due Organization............................................  30
     8.2   Authorization; Execution; Enforceability....................  30
     8.3   No Violation................................................  31
     8.4   No Default..................................................  32
     8.5   Litigation..................................................  32
     8.6   Lessor's Liens..............................................  32
     8.7   Securities Act..............................................  33
     8.8   Chief Place of Business.....................................  33
     8.9   No Taxes Payable............................................  33
     8.10  Title.......................................................  33


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     8.11  Federal Reserve Regulations.................................  34

SECTION 9.  REPRESENTATIONS AND WARRANTIES OF
                      THE CORPORATE INDENTURE TRUSTEE..................  34

     9.1   Due Organization............................................  34
     9.2   Authorization; Execution; Enforceability....................  34
     9.3   No Violation................................................  35
     9.4   Litigation..................................................  35
     9.5   Indenture Trustee's Liens...................................  36
     9.6   No Taxes Payable............................................  36

SECTION 10.  LESSEE COVENANTS..........................................  36

     10.1   Officer's Certificate......................................  36
     10.2   Requested Information......................................  36
     10.3   Maintenance of Corporate Existence, Etc....................  36
     10.4   Merger, Consolidation, Sale, Etc...........................  37
     10.5   Change in Name or Chief Place of Business..................  38
     10.6   Further Assurances.........................................  38
     10.7   Inspection.................................................  39
     10.8   Limitation on Acquisition of Secured Notes
             or Pass Through Certificates; Pass Through
             Trust Agreements..........................................  40
     10.9   Operating Agreement........................................  40
     10.10  Documentation of Platform..................................  41
     10.11  Notice of Certain Events...................................  41
     10.12  Environmental Notices......................................  41

SECTION 11.  OTHER COVENANTS AND AGREEMENTS............................  42

     11.1   Agreements of Owner Participant............................  42
     11.2    Agreements of Michael M. Hopkins, Trust
             Company and Owner Trustee.................................  46
     11.3   Agreements of Pass Through Trustee.........................  48
     11.4   Agreements of Indenture Trustee............................  49
     11.5   Confidentiality............................................  50
     11.6   Assumption of Secured Notes................................  50

SECTION 12.  INDEMNIFICATION...........................................  51

     12.1   General Indemnification....................................  51
     12.2   General Tax Indemnification................................  56


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     12.3   No Guarantee...............................................  66

SECTION 13.  TRANSFER OF OWNER PARTICIPANT'S
                       INTEREST........................................  66

     13.1   Restrictions on Transfer...................................  66
     13.2   Permitted Transfers........................................  66
     13.3   Effect of Transfer.........................................  68

SECTION 14.  FINANCING FOR MODIFICATIONS...............................  69

     14.1   Financing for Modifications................................  69

SECTION 15.  REFUNDING OF SECURED NOTES................................  70

     15.1   Refunding of Secured Notes.................................  70
     15.2   Notice.....................................................  72
     15.3   Rights of Parties..........................................  72

SECTION 16.  BENEFICIAL INTEREST PURCHASE OPTION.......................  73

     16.1   Option to Purchase.........................................  73
     16.2    Notice of Election; Manner of Purchase;
             Transfer After Purchase

SECTION 17.  MISCELLANEOUS.............................................  74

     17.1   Survival...................................................  74
     17.2   Binding Effect.............................................  74
     17.3   Notices....................................................  74
     17.4   Counterpart Execution......................................  75
     17.5  GOVERNING LAW...............................................  75
     17.6   Amendments, Supplements, Etc...............................  75
     17.7   Headings; Table of Contents................................  75
     17.8   Severability of Provisions.................................  75
     17.9   Entire Agreement...........................................  76
     17.10   Limitation of Liability of Owner Trustee,
             Indenture Trustee and each Pass Through
             Trustee...................................................  76
     17.11  Jurisdiction; Service of Process...........................  78
     17.12  Instructions...............................................  79

Appendix A     Definitions


SCHEDULES

Schedule 1     Addresses for Notices and Payments
Schedule 2     Pricing Assumptions
Schedule 3     Certain Filings and Recordings
Schedule 4     Disclosure Schedule
Schedule 5     Original Cost of Major Components

EXHIBITS

Exhibit A-1    Form of Opinion of Ralph N. Johanson, Jr., Esq., Assistant
               General Counsel to the Guarantor

Exhibit A-2    Form of Opinion of Dewey Ballantine, special counsel to the
               Lessee and the Guarantor

Exhibit A-3    Form of Opinion of Fort & Schlefer, special admiralty counsel

Exhibit A-4    Form of Opinion of Liskow & Lewis, special Louisiana counsel

Exhibit A-5    Form of Opinion of Skadden, Arps, Slate, Meagher & Flom, special counsel to the Owner Participant

Exhibit A-6    Form of Opinion of Shipman & Goodwin, special counsel to the
               Trust Company and the Owner Trustee

Exhibit A-7    Form of Opinion of Ray Quinney & Nebeker, special counsel to the
               Indenture Trustee

Exhibit A-8    Form of Opinion of Ray Quinney & Nebeker, counsel to the Pass
               Through Trustee

Exhibit A-9    Form of Opinion of Arias, Fabrega & Fabrega, special Panama counsel

Exhibit B      Agency and Support Agreement
Exhibit C      Form of OP Transfer Document

                            PARTICIPATION AGREEMENT
                            -----------------------



          THIS PARTICIPATION AGREEMENT, dated as of December 12, 1995, is among MOBIL G.B. 388 FINANCE INC., a Delaware corporation, GENERAL ELECTRIC CREDIT CORPORATION OF GEORGIA, a Georgia corporation, FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except to the extent expressly set forth herein but solely as Pass Through Trustee under each of the Pass Through Trust Agreements, FLEET NATIONAL BANK OF CONNECTICUT, a national banking association, not in its individual capacity except to the extent expressly set forth herein but solely as Corporate Owner Trustee under the Trust Agreement, MICHAEL M. HOPKINS, not in his individual capacity except to the extent expressly set forth herein but solely as Individual Owner Trustee under the Trust Agreement, FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION, a national banking association, not in its individual capacity except to the extent expressly set forth herein but solely as Indenture Trustee under the Indenture, and VAL T. ORTON, not in his individual capacity except to the extent expressly set forth herein but solely as Individual Indenture Trustee under the Indenture.

                                   RECITALS:

          A. Pursuant to the Participation Agreement, dated June 15, 1994 (as amended), between Enserch and MPTM, MPTM purchased all of Enserch Holdings' right, title and interest in and to the Undivided Interest.

          B. MPTM, as of the date hereof, owns all of the right, title and interest in and to the Undivided Interest.

          C. Subject to the terms and conditions set forth herein, (1) the Lessee desires to cause MPTM to sell all of its right, title and interest in and to the Undivided Interest to the Lessee, (2) the Lessee shall sell all of its right, title and interest in and to the Undivided Interest to the Owner Trustee pursuant to the Bill of Sale; (3) the Owner Trustee desires to purchase all of the Lessee's right, title and interest in and to the Undivided Interest pursuant to the

Bill of Sale and to, simultaneously with such purchase, to lease the Undivided Interest to the Lessee pursuant to the Lease and (4) the Lessee desires to lease the Undivided Interest from the Owner Trustee pursuant to the Lease and to sublease the Undivided Interest to MPTM pursuant to the Initial Sublease.

          D. Concurrently with the execution and delivery of this Agreement, the Owner Trustee and the Lessee have entered into the Lease, pursuant to which the Owner Trustee has agreed, among other things, to lease the Undivided Interest to Lessee and the Lessee has agreed to lease the Undivided Interest from the Owner Trustee on the terms specified therein.

          E. Concurrently with the execution and delivery of this Agreement, the Owner Participant and the Owner Trustee have entered into the Trust Agreement, pursuant to which Trust Agreement the Owner Trustee has agreed, among other things, to hold the Trust Estate for the benefit of the Owner Participant on the terms specified therein, subject, however, to the Lien created under the Indenture.

          F. Concurrently with the execution and delivery of this Agreement, the Owner Trustee and the Indenture Trustee have entered into the Indenture, pursuant to which the Owner Trustee, for the benefit of the Loan Participant, has agreed, among other things, to mortgage and pledge unto the Indenture Trustee, all of the Owner Trustee's right, title and interest in and to the Indenture Estate.

          G. Concurrently with the execution and delivery of this Agreement, the Lessee has entered into the Tax Indemnity Agreement, pursuant to which, among other things, the Lessee has agreed to provide, in addition to the indemnities provided to the Indemnitees pursuant to Section 12 hereof, certain indemnities to the Owner Participant.

          H. Concurrently with the execution and delivery of this Agreement, the applicable Pass Through Trustee and the Lessee have entered into the related Pass Through Trust Agreement pursuant to which, among other things, the related Pass Through Certificates will be issued.

          I. Concurrently with the execution and delivery of this Agreement, the Guarantor has entered into the Guaranty whereby the Guarantor will guaranty the Lessee's obligations hereunder and under the other Operative Documents to which the Lessee is a party.

          J. The Owner Participant desires to participate in the payment of Lessor's Cost by providing its Investment to the Owner Trustee. Each Pass Through Trustee, as a Loan Participant, desires to participate in the payment of Lessor's Cost by purchasing the applicable Secured Notes from the Owner Trustee.

          Accordingly, in consideration of the premises and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:


          SECTION 1.  DEFINITIONS; INTERPRETATION.
                      ---------------------------

          For the purposes hereof, capitalized terms used herein (including those used in the preamble and the foregoing recitals) and not otherwise defined shall have the meanings assigned to them in Appendix A. References in this Agreement to Sections, subsections, paragraphs, Schedules, Appendices and Exhibits are to Sections, subsections and paragraphs in, and Schedules, Appendices and Exhibits to, this Agreement unless otherwise indicated.


          SECTION 2.  COMMITMENTS OF PARTICIPANTS; CLOSING; FUNDING;
                      ----------------------------------------------
                      TRANSACTION EXPENSES.
                      --------------------

          2.1  Commitment of Owner Participant.  Subject to the terms and
               -------------------------------
conditions of this Agreement, the Owner Participant agrees to participate on the Closing Date in the payment of Lessor's Cost by making an equity investment (the "Investment") in the beneficial ownership of the Undivided Interest in an amount
 ----------
equal to the product of (i) Lessor's Cost and (ii) the Equity Percentage, and shall, on the Closing Date, take and cause the Owner Trustee to take the respective actions specified in Sections 2.7 and 2.8 to be taken by the Owner Participant and the Owner Trustee.

          2.2  Commitments of Pass Through Trustee; Secured Notes.  Subject to
               --------------------------------------------------
the terms and conditions of this Agreement, each Pass Through Trustee, as a Loan Participant, agrees to participate on the Closing Date in the payment of Lessor's Cost by purchasing from the Owner Trustee the Secured Notes specified to be purchased by it on Exhibit B-2 to the Indenture at a purchase price equal to 100% of the aggregate original principal amount of such Secured Notes, and shall, on the Closing Date, take and cause the Indenture Trustee to take the respective actions specified in Section 2.8 to be taken by such Pass Through Trustee, as a Loan Participant, and the Indenture Trustee. The applicable Secured Notes shall be issued to each Pass Through Trustee, as a Loan Participant, under and in accordance with the terms of the Indenture.

          2.3  Expiration of Commitments.  Unless the Owner Participant shall
               -------------------------
agree to a later date, the Owner Participant's commitment to make the Investment on the Closing Date pursuant to Section 2.1 shall expire if the Closing Date shall not have occurred before midnight on the Cut-off Date. Unless the Pass Through Trustee, as Loan Participant, shall agree to a later date, the Pass Through Trustee's commitment, as Loan Participant, to purchase the Secured Notes pursuant to Section 2.2 shall expire if the Closing Date or purchase shall not have occurred before midnight on the Cut-off Date.

          2.4  Notice of Closing Dates.  On or before the second Business Day
               -----------------------
prior to the Closing Date, the Lessee shall deliver to each Participant written notice of the Closing Date, which notice shall contain (a) the date of the Closing Date, (b) the amount of Lessor's Cost, (c) the amount of the Investment and (d) the principal amount of the Secured Notes to be purchased by each Pass Through Trustee, as a Loan Participant, on the Closing Date; provided, however,
                                                             --------  -------
that the funding of the Owner Participant's Investment or the funding of the purchase price for the Secured Notes to be purchased by the Pass Through Trustee, as Loan Participant, on the Closing Date, as the case may be, and the taking of the other actions contemplated to be taken hereby in each case on the Closing Date shall be deemed a waiver of the requirement of notice of the Closing Date set forth in this Section 2.4.

          2.5  Time and Place of Closing.  The closing on the Closing Date
               -------------------------
shall commence at 12:00 noon, New York City time, at the offices of Dewey Ballantine, New York, New York, or at such other location in New York City as the Lessee may specify in the notice of closing for the Closing Date delivered pursuant to Section 2.4.

          2.6  Delivery of Funds.  Subject to the terms and conditions of this
               -----------------
Agreement, on or before 12:00 noon, New York City time, on the Closing Date, the Owner Participant shall deliver to the Owner Trustee by wire transfer of immediately available funds an amount equal to the Investment to be made by the Owner Participant on the Closing Date and each Pass Through Trustee, as a Loan Participant, shall deliver to the Owner Trustee by wire transfer of immediately available funds an amount equal to the purchase price of the Secured Notes to be purchased by such Pass Through Trustee, as a Loan Participant, on the Closing Date, in each case to the account of the Owner Trustee specified in Schedule 1 or to such other account as shall be specified in writing by the Owner Trustee to the Owner Participant and each Pass Through Trustee, as a Loan Participant, at least one Business Day prior to the Closing Date, which amounts shall be held by the Owner Trustee in trust, solely on behalf of the Participant delivering or transferring such amount (and not as part of the Trust Estate), until such Participant shall have instructed the Owner Trustee that such amount is available to be applied by the Owner Trustee pursuant to Section 2.7. No Participant shall be obligated to deliver such instruction if the conditions to its participation set forth in Section 4 have not been met to its satisfaction or waived by it.

          2.7  Application of Funds by Owner Trustee.  On the Closing Date,
               -------------------------------------
upon receipt by the Owner Trustee of (a) the amount of the Investment to be made by the Owner Participant on the Closing Date, (b) the purchase price of the applicable Secured Notes to be paid by each Pass Through Trustee, as a Loan Participant, on the Closing Date, and (c) the instruction pursuant to Section
2.6 that each of such amounts is available to be applied by the Owner Trustee pursuant to this Section 2.7, the Owner Trustee shall pay to the Lessee by wire transfer of immediately available funds to the account of the Lessee specified in Schedule 1 an amount equal to Lessor's Cost.

          2.8  Actions on Closing Date.  Subject to satisfaction of the
               -----------------------
applicable conditions precedent set forth in Sections 3 and 4, on the Closing
Date:

          (a) the Owner Participant shall make the Investment required to be made by it on the Closing Date;

          (b) each Pass Through Trustee, as a Loan Participant, shall pay to the Owner Trustee the purchase price for the Secured Notes required to be purchased by it on the Closing Date, the Owner Trustee shall execute and deliver to the Indenture Trustee the Secured Notes, and the Indenture Trustee shall authenticate and register the Secured Notes and shall deliver the applicable Secured Notes to each Pass Through Trustee, as a Loan Participant;

          (c) the Lessee shall purchase from MPTM and MPTM shall sell to the Lessee all of MPTM's right, title and interest in and to the Undivided Interest, together with an undivided interest in any manufacturer's or vendor's warranties applicable to the Production System or any part thereof, and immediately thereafter the Owner Trustee shall purchase from the Lessee with funds made available from the Corporate Owner Trustee and the Lessee shall sell to the Owner Trustee, all of the Lessee's right, title and interest in and to the Undivided Interest, together with an undivided interest in the Lessee's interest in any manufacturer's or vendor's warranties applicable to the Production System or any part thereof, for a purchase price equal to Lessor's Cost pursuant to the Bill of Sale;

          (d) simultaneously with the transfer of title to the Undivided Interest, the Owner Trustee shall lease to the Lessee, and the Lessee shall lease from the Owner Trustee, the Undivided Interest pursuant to the Lease; and

          (e) the Lessee shall sublease the Undivided Interest to MPTM pursuant to the Initial Sublease.

          2.9  Transaction Expenses.  (a)  If the transactions contemplated by
               --------------------
this Agreement are consummated, the Owner

Trustee shall as soon as practicable after the Closing Date pay, or reimburse the Lessee for, all Transaction Expenses (subject to paragraph (b) of this
Section 2.9), and the Owner Participant will provide to the Owner Trustee funds therefor and instructions with respect to the payment thereof; provided that the
                                                               --------
underwriting commissions of Morgan Stanley & Co. Incorporated as underwriter of the Pass Through Certificates shall be paid by the Owner Trustee in immediately available funds on the Closing Date. If the transactions contemplated by this Agreement to be consummated on the Closing Date are not consummated for any reason whatsoever, the Lessee shall pay all Transaction Expenses; provided,
                                                                  --------
however, that if such transactions shall not be consummated by reason of a
- -------
breach by Owner Participant of its obligations hereunder or under any other Operative Document to which Owner Participant is a party, the Lessee shall not be obligated to pay any fees and expenses of the Owner Participant, including, without limitation, its counsel's fees and expenses.

          (b) If the actual amount of Transaction Expenses exceeds the estimated amount thereof as set forth in Schedule 2, the Owner Participant shall promptly pay when due, or reimburse the Owner Trustee for, such excess Transaction Expenses pursuant to paragraph (a) of this Section 2.9, except to the extent the Lessee elects to pay such excess.

          (c) Each of the Transaction Expenses shall be evidenced by appropriate bills or invoices. The Lessee shall have the right to receive and review any substantiation relating to any Transaction Expenses as it may reasonably request.

          2.10  Authorization to Owner Trustee.  The Owner Participant agrees
                ------------------------------
that on the Closing Date the receipt by the Owner Trustee of an instruction from each Participant pursuant to Section 2.6 making the amount delivered by each such Participant to the Owner Trustee available for application pursuant to
Section 2.7 shall constitute, without further act, authorization and direction by each such Participant to the Owner Trustee to take the actions contemplated to be taken by the Owner Trustee on the Closing Date in the Operative Documents, including, without limitation, the execution and delivery of all other documents and instruments contemplated to be executed and delivered by the Owner Trustee on or prior to the Closing Date in the Operative Documents.

          2.11  Registration Statement.  Each of the Owner Participant, the
                ----------------------
Owner Trustee, the Indenture Trustee and each Pass Through Trustee, as a Loan Participant, acknowledges that the Lessee and the Guarantor intend to file with the SEC a registration statement on Form S-4 with respect to the Pass Through Certificates to be issued in connection with the Exchange Offer. If, in connection with the review by the SEC of such registration statement or any amendments thereto any modifications or additions are required to be made in the Operative Documents or any Pass Through Trust Agreement, each of the parties named above in this Section 2.11 agree to, at the Lessee's expense, negotiate in good faith with respect to, and to enter into amendments to the Operative Documents or the Pass Through Trust Agreements, as the case may be, reflecting, such modifications or additions; provided that no party hereto shall be required
                                 --------
to agree to any such modification or addition that adversely affects the rights of, or increases the obligations of, such party under any of the Operative Documents or any Pass Through Trust Agreement.


          SECTION 3.  CONDITIONS TO CLOSING BY THE LESSEE.
                      -----------------------------------

          The obligation of the Lessee pursuant to Section 2 (i) to cause MPTM to transfer MPTM's right, title and interest in and to the Undivided Interest to the Lessee and to immediately thereafter transfer all of its right, title and interest in and to the Undivided Interest to the Owner Trustee and (ii) to lease the Undivided Interest from the Owner Trustee and take the other actions contemplated by Section 2 to be taken by it on the Closing Date are subject only to the fulfillment on the Closing Date to the satisfaction of or waiver by the Lessee of each of the following conditions precedent, except that the obligations of the Lessee shall not be subject to the Lessee's or MPTM's own performance or, if MPTM or the Lessee shall have the power to cause another Person to perform, MPTM's or the Lessee's failure to cause such performance:

          3.1  Operative Documents.  Each of the following documents shall have
               -------------------
been duly authorized, executed and
delivered by the respective parties thereto (other than the Lessee, MPTM or the Guarantor):

          (a)  this Agreement;

          (b)  the Lease;

          (c)  the Bill of Sale;

          (d)  the Indenture;

          (e)  the Tax Indemnity Agreement;

          (f)  the Secured Notes;

          (g)  the Trust Agreement;

          (h)  the Ship Mortgage;

          (i)  the Pass Through Trust Agreements; and

          (j)  the Placement Agreement

     and (i) each such document shall be in full force and effect on the Closing Date, and an executed counterpart of each of the same shall have been delivered to the Lessee (except that each original Secured Note shall be delivered only to the applicable Pass Through Trustee) and (ii) the Federal Leases, the Operating Agreement and the Unit Agreement shall be in full force and effect on the Closing Date.

          3.2  Legality, Etc.  No change shall have occurred after November 1,
               -------------
1995 in Governmental Rules that, in the reasonable opinion of the Lessee, would make it illegal or unduly burdensome for the Lessee, the Guarantor, the Owner Trustee, the Indenture Trustee, any Pass Through Trustee or any Participant to participate in any of the transactions contemplated by the Operative Documents to be consummated on the Closing Date.

          3.3  Event of Loss.  No Event of Loss shall have occurred and no event
               -------------
described in clause (c) of the definition of Event of Loss shall have occurred.

          3.4  Consents and Approvals.  On the Closing Date, all Governmental
               ----------------------
Actions required to be taken, given or obtained, as the case may be, by or from any Governmental Authority which are required in connection with the transactions contemplated by the Operative Documents and the Pass Through Trust Agreements, or to authorize the execution, delivery and performance by the Lessee and/or the Guarantor, as the case may be, of the Pass Through Trust Agreements, the Placement Agreement, and the Operative Documents to which it is a party, other than those constituting filings, recordings or other actions of the types referred to in Section 4.15, shall have been duly taken, given or obtained, as the case may be, shall be in full force and effect on the Closing Date, shall not be subject to any pending proceedings or appeals (administrative, judicial or otherwise) and shall be adequate to authorize the consummation of the transactions contemplated by the Pass Through Trust Agreements, the Placement Agreement and the Operative Documents and the performance by each of the Lessee and the Guarantor of its obligations under such thereof to which it is a party, except such as may be required to be taken, obtained, given, accomplished or renewed from time to time in connection with the maintenance or operation of the Production System or which are otherwise required in connection with the transactions contemplated by the Pass Through Trust Agreements, the Placement Agreement and the Operative Documents which have been applied for but which cannot be obtained, or which are not normally applied for or taken, given or obtained, prior to the Closing Date, and which in the normal course would be granted; provided that the failure to obtain such
                                --------
Governmental Actions, consents or approvals by the Closing Date would not materially adversely affect the ability of (x) the Lessee to perform its obligations under this Agreement, the Pass Through Trust Agreements or any other Operative Document to which it is a party or (y) the ability of the Guarantor to perform its obligations under the Guaranty.

          3.5  Representations and Warranties; Certificates.  The
               --------------------------------------------
representations and warranties of each of the Owner Participant, each Pass Through Trustee, the Trust Company and the Owner Trustee, and the Indenture Trustee contained in Sections 6, 7, 8 and 9, respectively, shall be true and accurate on and as of the Closing Date as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date (in which case the same shall be true and accurate as of such earlier date), and the Lessee shall have received executed copies of each of the certificates referred to in
Section 4.9 and Section 4.10 (other than Sections 4.9(a) and (f) and Sections 4.10(a) and (f)) required to be delivered on the Closing Date, which certificates shall be dated the Closing Date.

          3.6  Opinions.  A signed original of each opinion referred to in
               --------
Section 4.7 (other than Sections 4.7(a), 4.7(b) and 4.7(i)) shall have been addressed to and delivered to the Lessee. The Lessee shall have received an opinion from Dewey Ballantine in form and substance satisfactory to the Lessee as to such tax matters related to the transactions contemplated hereby as the Lessee may reasonably request.

          3.7  Litigation.  There shall be no actions, suits, investigations or
               ----------
proceedings pending or, to the knowledge of the Lessee, threatened against the Lessee, the Guarantor, the Owner Participant, any Pass Through Trustee, the Owner Trustee or the Indenture Trustee or the properties of any of such Persons before any Governmental Authority to set aside, restrain, enjoin or prevent the consummation of this Agreement or the transactions contemplated hereby or by any of the other Operative Documents, the Pass Through Trust Agreements, the Federal Leases, the Operating Agreement, the Unit Agreement or the Placement Agreement.

          3.8  Appraisal.  The Lessee shall have received a copy of the Final
               ---------
Appraisal which Final Appraisal shall be in form and substance satisfactory to the Lessee.

          3.9  Equity Offering.  MPTM shall have received an executed copy of
               ---------------
the letter referred to in Section 4.12, which letter shall be dated the Closing Date.

          3.10  Payment of Lessor's Cost.  The Lessee shall have received
                ------------------------
payment of an amount equal to Lessor's Cost in accordance with Section 2.7.

          3.11  Sale of Pass Through Certificates.  The Pass Through
                ---------------------------------
Certificates shall have been issued pursuant to the Pass Through Trust Agreements and sold pursuant to the

Placement Agreement and the Underwriters shall have transferred to each Pass Through Trustee in immediately available funds an amount equal to the purchase price for the Pass Through Certificates sold pursuant to the related Pass Through Trust Agreement.


          SECTION 4.  CONDITIONS TO CLOSING BY PARTICIPANTS.
                      -------------------------------------


          The obligations of the Owner Participant and each Pass Through Trustee pursuant to Section 2 to participate in the payment of Lessor's Cost and to take the other actions contemplated by Section 2 to be taken by them on the Closing Date are subject only to the fulfillment on the Closing Date to the satisfaction of (including, with respect to writings, such writings being in form and substance reasonably satisfactory to the addressee or the beneficiary thereof) or waiver by such Participant of each of the following conditions precedent (other than (i) in the case of the Owner Participant, Sections 4.5(b), 4.7(e), 4.9(b) and 4.10(b), and (ii) in the case of any Pass Through Trustee, Sections 4.5(a), 4.7(h) and (i), 4.8, 4.9(e) and 4.10(e)), except that the obligations of such Participant shall not be subject to such Participant's own performance or, if such Participant shall have the power to cause another Person to perform, such Participant's failure to cause such performance:

          4.1  Notice of Closing.  Such Participant shall have received the
               -----------------
notice of closing for such Closing Date required to be delivered pursuant to
Section 2.4.

          4.2  Operative Documents.  Each of the following documents shall have
               -------------------
been duly authorized, executed and delivered by the respective parties thereto:

          (a)  this Agreement;

          (b)  the Lease;

          (c)  the Bill of Sale;

          (d)  the Indenture;

          (e)  the Tax Indemnity Agreement;

          (f)  the Secured Notes;

          (g)  the Trust Agreement;

          (h)  the Guaranty; and

          (i)  the Ship Mortgage;

and each such document and the Pass Through Trust Agreements, the Federal Leases, the Operating Agreement and the Unit Agreement shall be in full force and effect on the Closing Date, and no event or condition shall have occurred that, with or without the lapse of time or the giving of notice, shall give any other party thereto the right to terminate such document and an executed counterpart (or, in the case of the Pass Through Trust Agreements, the Federal Leases, the Operating Agreement and the Unit Agreement, a true, correct and complete copy) of each of the same shall have been delivered to such Participant (except that the Tax Indemnity Agreement shall be delivered only to the parties thereto and each original Secured Note shall be delivered only to the applicable Pass Through Trustee).

          4.3  Legality, Etc.  No change shall have occurred after November 1,
               -------------
1995 in Governmental Rules that, in the reasonable opinion of such Participant, would make it illegal or unduly burdensome for the Trust Company, the Owner Trustee, the Lessee, the Guarantor, the Indenture Trustee or any Participant to participate in any of the transactions contemplated by the Operative Documents to be consummated on the Closing Date.

          4.4  Event of Loss.  No Event of Loss shall have occurred and no event
               -------------
described in clause (c) of the definition of Event of Loss shall have occurred.

          4.5  Appraisal.  (a)  The Owner Participant shall have received an
               ---------
appraisal of the Appraiser dated the Closing Date with respect to the Undivided Interest, which appraisal shall be satisfactory in form and substance to the Owner Participant.

          (b) The Indenture Trustee shall have received a letter from the Appraiser setting forth the conclusions of the

Appraiser with respect to the fair market value of the Undivided Interest as of the Closing Date.

          (c) The Owner Participant shall have received a copy of the Reserve Report.

          4.6  Insurance.  Insurance complying in all respects with the
               ---------
provisions of Section 13.1 of the Lease shall be in full force and effect and the Owner Participant and the Indenture Trustee shall have received a certificate of an independent insurance broker or consultant, which broker or consultant may be the Lessee's independent insurance broker or consultant, dated the Closing Date, setting forth in reasonable detail the insurance obtained by or on behalf of the Lessee in accordance with Section 13.1(a) of the Lease and as then in effect, stating that such insurance is in full force and effect and that all premiums then due thereon have been paid and an Officer's Certificate of the Lessee, dated the Closing Date, stating that such insurance complies in all respects with the provisions of such Section 13.1(a).

          4.7  Opinions.  Opinions dated the Closing Date of the following
               --------
counsel, each such opinion substantially in the form of the indicated Exhibit hereto (with such changes to such form as contemplated by such Exhibit) and addressed as provided in such Exhibit (or, in lieu of including the Underwriter as an addressee, such counsel may deliver a reliance letter to the Underwriter), shall have been executed and delivered by such counsel:

          (a) Ralph N. Johanson, Jr., Esq., Assistant General Counsel to the Guarantor, substantially in the form of Exhibit A-1;

          (b) Dewey Ballantine, special counsel to the Lessee and the Guarantor, substantially in the form of Exhibit A-2;

          (c) Fort & Schlefer, special admiralty counsel, substantially in the form of Exhibit A-3;

          (d) Liskow & Lewis, special Louisiana counsel, substantially in the form of Exhibit A-4;

          (e) Skadden, Arps, Slate, Meagher & Flom, special counsel to the Owner Participant, substantially in the form of Exhibit A-5, together with the opinion of internal counsel to the Owner Participant;

          (f) Shipman & Goodwin, special counsel to the Trust Company and the Owner Trustee, substantially in the form of Exhibit A-6;

          (g) Ray Quinney & Nebeker, special counsel to the Indenture Trustee, substantially in the form of Exhibit A-7;

          (h) Ray Quinney & Nebeker, counsel to each Pass Through Trustee, substantially in the form of Exhibit A-8;

          (i) Skadden, Arps, Slate, Meagher & Flom, special counsel to the Owner Participant, in form and substance satisfactory to the Owner Participant as to such tax matters related to the transactions contemplated hereby as the Owner Participant may reasonably request; and

          (j) Arias, Fabrega & Fabrega, special Panama counsel, substantially in the form of Exhibit A-9.

          4.8  Taxes.  All Taxes, fees and other charges, if any, payable on or
               -----
prior to the Closing Date in connection with the execution, delivery, recordation and filing of all documents and instruments referred to in Section
4.15 below, this Agreement or any other Operative Document, or in connection with the acquisition by the Owner Trustee on the Closing Date of the Lessee's right, title and interest in and to the Undivided Interest, the issuance and sale of the Secured Notes and the Pass Through Certificates and the subjecting of the Undivided Interest to the Lien of the Indenture, shall have been duly paid in full on the Closing Date by the Lessee.

          4.9  Officer's Certificates.  On the Closing Date, the following
               ----------------------
statements shall be true and such Participant, the Owner Trustee and the Indenture Trustee shall have received:

          (a) an Officer's Certificate of the Lessee, dated the Closing Date, stating that (i) the representations and warranties of the Lessee contained in Section 5 are true and accurate on and as of the Closing Date as though made on and as of such date except to the extent that such representations and warranties specifically relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date) and (ii) each Operative Document to which it is a party and the Pass Through Trust Agreements remain in full force and effect with respect to it;

          (b) an Officer's Certificate of the Owner Participant, dated the Closing Date, stating that (i) the representations and warranties of the Owner Participant contained in Section 6 are true and accurate on and as of the Closing Date as though made on and as of such date except to the extent that such representations and warranties specifically relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); and (ii) each Operative Document to which it is a party remains in full force and effect with respect to it;

          (c) an Officer's Certificate of the Trust Company and the Corporate Owner Trustee, dated the Closing Date, stating that (i) the representations and warranties of the Trust Company and the Owner Trustee contained in
     Section 8 are true and accurate on and as of the Closing Date as though made on and as of such date except to the extent that such representations and warranties specifically relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); and (ii) each Operative Document to which the Trust Company, Michael M. Hopkins or the Owner Trustee is a party remains in full force and effect with respect to it or him, as the case may be;

          (d) an Officer's Certificate of the Corporate Indenture Trustee, dated the Closing Date, stating that (i) the representations and warranties of the Indenture

     Trustee contained in Section 9 are true and accurate on and as of the Closing Date as though made on and as of such date except to the extent that such representations and warranties specifically relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); and (ii) each Operative Document to which First Security Bank of Utah, National Association or Val T. Orton is a party remains in full force and effect with respect to it or him, as the case may be;

          (e) an Officer's Certificate of First Security Bank of Utah, National Association (in its individual capacity and as Pass Trough Trustee, as applicable), dated the Closing Date, stating that (i) the representations and warranties of First Security Bank of Utah, National Association and each Pass Through Trustee contained in Section 7 are true and accurate on and as of the Closing Date as though made on and as of such date except to the extent that such representations and warranties specifically relate solely to an earlier date (in which case such representations and warranties shall have been true and accurate on and as of such earlier date); and (ii) each of the Participation Agreement and the Pass Through Trust Agreements remains in full force and effect with respect to it; and

          (f) an Officer's Certificate of the Guarantor, dated the Closing Date, stating that (i) the representations and warranties of the Guarantor contained in Section 1.1 of the Guaranty are true and accurate on and as of the Closing Date as though made on and as of such date except to the extent that such representations and warranties specifically relate solely to an earlier date (in which are such representations and warranties shall have been true and accurate on and as of such earlier date); and (ii) the Guaranty remains in full force and effect.

          4.10  Resolutions, Etc.  The Owner Participant, the Owner Trustee and
                ----------------
the Indenture Trustee shall have received the following, in each case in form and substance reasonably satisfactory to such Person:

          (a) a Secretary's or an Attesting Secretary's certificate of the Lessee, dated the Closing Date, attaching and certifying as to (i) resolutions of its Board of Directors duly authorizing the execution, delivery and performance by the Lessee of each Operative Document to which it is a party, and the Pass Through Trust Agreements and the transactions contemplated thereby, certified to be in full force and effect without modification as of the Closing Date, (ii) its charter documents, (iii) its by-laws, and (iv) the incumbency and signature of persons authorized to execute and deliver such documents on behalf of the Lessee;

          (b) a Secretary's or an Attesting Secretary's certificate of the Owner Participant, dated the Closing Date, attaching and certifying as to
     (i) resolutions of its Board of Directors duly authorizing the execution, delivery and performance by the Owner Participant of each Operative Document to which it is a party, and the transactions contemplated thereby, certified to be in full force and effect without modification as of the Closing Date, (ii) its charter documents, (iii) its by-laws, and (iv) the incumbency and signature of persons authorized to execute and deliver such documents on behalf of the Owner Participant;

          (c) a Secretary's or an Assistant Secretary's certificate of the Trust Company and the Owner Trustee, dated the Closing Date, attaching and certifying as to (i) resolutions of its Board of Directors duly authorizing the execution, delivery and performance by the Trust Company and the Owner Trustee of each Operative Document to which it is a party, and the transactions contemplated thereby, certified to be in full force and effect without modification as of the Closing Date, (ii) its charter documents,
     (iii) its by-laws, and (iv) the incumbency and signature of persons authorized to execute and deliver such documents on behalf of the Trust Company and the Owner Trustee;

          (d) a Secretary's or an Assistant Secretary's certificate of the Indenture Trustee, dated the Closing Date, attaching and certifying as to
     (i) resolutions of its Board of Directors duly authorizing the execution, delivery and performance by the Indenture Trustee of each Operative Document to which it is a party, and the transactions contemplated thereby, certified to be in full force and effect without modification as of the Closing Date, (ii) its charter documents, (iii) its by-laws, and (iv) the incumbency and signature of persons authorized to execute and deliver such documents on behalf of the Indenture Trustee;

          (e) a Secretary's or an Assistant Secretary's certificate of First Security Bank of Utah, National Association, dated the Closing Date, attaching and certifying as to (i) resolutions of its Board of Directors or an appropriate committee thereof duly authorizing the execution, delivery and performance by each Pass Through Trustee of the related Pass Through Trust Agreement and the Participation Agreement, and the transactions contemplated thereby, certified to be in full force and effect without modification as of the Closing Date, (ii) its charter documents, (iii) its by-laws, and (iv) the incumbency and signature of persons authorized to execute and deliver such documents on behalf of each Pass Through Trustee; and

          (f) a Secretary's or an Assistant Secretary's certificate of the Guarantor, dated the Closing Date, attaching and certifying as to (i) resolutions of its Board of Directors duly authorizing the execution, delivery and performance by the Guarantor of the Guaranty and its obligations thereunder, certified to be in full force and effect without modification as of the Closing Date, (ii) its charter documents, (iii) its by-laws and (iv) the incumbency and signature of persons authorized to execute and deliver the Guaranty on behalf of the Guarantor.

          4.11  Litigation.  There shall be no actions, suits, investigations or
                ----------
proceedings pending or, to the knowledge of the Owner Participant, any Pass Through Trustee, the Owner Trustee or the Indenture Trustee, threatened against any of such Persons or the Lessee or the Guarantor or the properties of any of such Persons or the Lessee or the Guarantor before any Governmental Authority which, if determined adversely to any of such Persons, would affect the legality, validity or enforceability of the Operative Documents, the Pass Through Trust Agreements or the Placement Agreement, nor shall any orders have been issued by any Governmental Authority at the time of the Closing Date, to set aside, restrain, enjoin or prevent the consummation of this Agreement or the transactions contemplated hereby or by any of the other Operative Documents, the Pass Through Trust Agreements or the Placement Agreement.

          4.12  Equity Offering.  The Owner Participant and the Indenture
                ---------------
Trustee shall have received a letter dated the Closing Date from Morgan Stanley & Co. Incorporated with respect to the number of offerees of the beneficial interest in the Trust Estate and the manner of offering thereof.

          4.13  Investment and Loans.  The Owner Participant shall have made
                --------------------
available to the Owner Trustee the full amount of its Investment and each Pass Through Trustee shall have purchased the applicable Secured Notes required to be purchased by it on the Closing Date pursuant to Section 2.

          4.14  Consents and Approvals.  All Governmental Actions which are
                ----------------------
required to have been taken, given, obtained, filed or recorded, as the case may be, on or prior to the Closing Date by, from or with any Governmental Authority, and all other consents, filings or approvals which are required to have been taken, given, obtained, filed or recorded, as the case may be, on or prior to the Closing Date by, from or with any other Person, in each case, (a) in connection with the transactions contemplated by the Operative Documents and the Pass Through Trust Agreements, or to authorize the execution, delivery and performance by the Lessee, the Guarantor, the Owner Participant, the Owner Trustee, the Indenture Trustee or any Pass Through Trustee of the applicable Pass Through Trust Agreement and each of the Operative Documents to which it is a party, or the legality, validity, binding effect or enforceability thereof as against the Lessee or the Guarantor, other than those constituting filings, recordings or other actions of the type referred to in Section 4.15, (b) in order that the Production System may be operated as of the Closing Date for its intended purposes (including, without limitation, all Environmental Permits and all approvals, certificates, permits, authorizations, licenses or other actions relating to the operation and maintenance of the Production System), or (c) otherwise in connection with the transactions contemplated by the Operative Documents (including, without limitation, all filings or other actions as may be required to be taken with respect to all leasehold interests relating to the Production System and with respect to the Undivided Interest), shall have been duly taken, given, obtained, filed or recorded, as the case may be, and all such approvals shall have been duly taken, given, obtained, filed or recorded, as the case may be, shall be in full force and effect on the Closing Date, shall not be subject to any pending proceedings or appeals (administrative, judicial or otherwise) and shall be adequate to authorize the consummation of the transactions contemplated by the Pass Through Trust Agreements, the Placement Agreement and the Operative Documents and the performance by each of the Lessee and the Guarantor of its obligations under such thereof to which it is a party, except such as may be required to be taken, obtained, given, accomplished or renewed from time to time in connection with the maintenance or operation of the Production System or which are otherwise required in connection with the transactions contemplated by the Pass Through Trust Agreements, the Placement Agreement and the Operative Documents which have been applied for but which cannot be obtained, or which are not normally applied for or taken, given or obtained, prior to the Closing Date, and which in the normal course would be granted; provided that the failure to obtain such
                                --------
Governmental Actions, consents or approvals by the Closing Date would not materially adversely affect the ability of (x) the Lessee to perform its obligations under this Agreement, the Pass Through Trust Agreements or any other Operative Document to which it is a party or (y) the Guarantor to perform its obligations under the Guaranty.

          4.15  Title; Filings and Recordings.  On the Closing Date, (a) good
                -----------------------------
and marketable title in and to the Undivided Interest shall have been duly and effectively transferred to the Owner Trustee pursuant to the Bill of Sale, free and clear of all Liens other than Permitted Liens (other than Permitted Liens described in clause (e) of the definition thereof), (b) all filings and recordings necessary to establish the Owner Trustee's right, title and interest in and to the Undivided Interest, and to perfect the mortgage Lien on and security interest in the Indenture Estate created by the Indenture and the Ship Mortgage (including, without limitation, all filings and recordings necessary to preliminarily register the Owner Trustee's ownership interest in the Platform in the Republic of Panama and all filings and recordings necessary to preliminarily register the Ship Mortgage in the Republic of Panama), shall have been duly made, subject to requirements for filing continuation statements at appropriate intervals and subject to Permitted Liens (other than Permitted Liens described in clause (e) of the definition thereof), and (c) no other action shall be required to perfect such mortgage Lien and security interest (other than the taking of possession by the Indenture Trustee of the original executed counterpart of the Lease and the filing of the title documents with respect to the Owner Trustee's interest in the Platform and the Ship Mortgage for definitive recordation at the Panama Public Registry within six months of the date of preliminary recordation).

          4.16  Sale of Pass Through Certificates.  The Lessee and the Guarantor
                ---------------------------------
shall have entered into the Placement Agreement and the Pass Through Trust Agreements, the Pass Through Certificates shall have been issued pursuant to the Pass Through Trust Agreements and sold pursuant to the Placement Agreement and the Underwriters shall have transferred to each Pass Through Trustee in immediately available funds an amount equal to the purchase price for the applicable Pass Through Certificates.

          4.17  No Default Under Operating Agreement, etc.  No material breach
                -----------------------------------------
by MPTM or Enserch under the Federal Leases, or by any party to the Operating Agreement or the Unit Agreement shall have occurred and be continuing.

          4.18  No Default Under Lease.  No Lease Default or Lease Event of
                ----------------------
Default shall have occurred and be continuing.

          4.19  No Material Adverse Change.  There shall have been no material
                --------------------------
adverse change in the business, operations or financial condition of the Guarantor since September 30, 1995.

          SECTION 5.  REPRESENTATIONS AND WARRANTIES OF THE LESSEE.
                      --------------------------------------------

          The Lessee represents and warrants to each of the other parties hereto that:

          5.1  Due Organization.  The Lessee is a corporation duly organized,
               ----------------
validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to carry on its business as presently conducted and as it is contemplated it will be conducted in connection with the Undivided Interest, to own or hold under lease its properties, and to enter into and perform its obligations under this Agreement, the Pass Through Trust Agreements and each other Operative Document to which it is a party. The Lessee has not failed to qualify to do business in any jurisdiction where failure so to qualify could reasonably be expected to materially adversely affect its ability to conduct its business as it is presently conducted and as it is contemplated it will be conducted in connection with the Undivided Interest, to own or hold under lease its properties or to perform any of its obligations under this Agreement, the Pass Through Trust Agreements or any other Operative Document to which it is a party.

          5.2  Authorization.  The execution, delivery and performance by the
               -------------
Lessee of this Agreement, the Pass Through Trust Agreements and each other Operative Document to which it is a party and of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Lessee and do not and will not require the consent or approval of any shareholder of the Lessee or any trustee or holder of any indebtedness or other obligation of the Lessee.

          5.3  Execution; Enforceability.  This Agreement, the Pass Through
               -------------------------
Trust Agreements and each other Operative Document to which the Lessee is a party have been duly executed and delivered by the Lessee and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto are legal, valid and binding obligations of the Lessee, enforceable against the Lessee in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors' or lessors' rights generally and by the application of general equitable principles which may limit the availability of certain remedies.

          5.4  No Violation.  The execution and delivery by the Lessee of this
               ------------
Agreement, the Pass Through Trust Agreements and each other Operative Document to which it is a party do not and will not, and the performance by the Lessee of its obligations under each thereof do not and will not, (i) violate or be inconsistent with its charter documents or by-laws, (ii) contravene any Governmental Rule or Governmental Action applicable to it, which, in the case of such performance, noncompliance with which would materially adversely affect the Undivided Interest or the ability of the Lessee to perform its obligations under the Operative Documents; provided that no representation or warranty is made
                         --------
with respect to ERISA, (iii) contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other agreement or instrument to which the Lessee is a party or by which it or any of its properties are bound, (iv) result in or, require the creation or imposition of any Lien (other than Permitted Liens) upon any of its properties or assets.

          5.5  Consents and Approvals.  All Governmental Actions which are
               ----------------------
required to have been taken, given, obtained, filed or recorded, as the case may be, on or prior to the Closing Date by, from or with any Governmental Authority and all other consents, filings or approvals which are required to have been taken, given, obtained, filed or recorded, as the case may be, on or prior to the Closing Date by, from or with any other Person, in each case, (a) in connection with the transactions contemplated by the Operative Documents and the Pass Through Trust Agreements, or to authorize the execution, delivery and performance by the Lessee and/or the Guarantor of the Guaranty, the Pass Through Trust Agreements and the Operative Documents to which either of them is a party, or the legality, validity, binding effect or enforceability thereof as against the Lessee or the Guarantor, other than those constituting filings, recordings or other actions of the type referred to in Section 5.7 or (b) in order that the Production System may be operated as of the Closing Date for its intended purposes (including, without limitation, all Environmental Permits and all approvals, certificates, permits, authorizations, licenses or other actions relating to the operation and maintenance of the Production System), shall have been duly taken, given, obtained, filed or recorded, as the case may be, and shall be in full force and effect on the Closing Date, shall not be subject to any pending proceedings or appeals (administrative, judicial or otherwise) and shall be adequate to authorize the consummation by the Lessee or the Guarantor of the transactions contemplated by the Pass Through Trust Agreements, the Placement Agreement and the Operative Documents and the performance by each of the Lessee and the Guarantor of its obligations under such thereof to which it is a party, except such as may be required to be taken, obtained, given, accomplished or renewed from time to time in connection with the maintenance or operation of the Production System or which are otherwise required in connection with the transactions contemplated by the Pass Through Trust Agreements, the Placement Agreement and the Operative Documents which have been applied for but which cannot be obtained, or which are not normally applied for or taken, given or obtained, prior to the Closing Date, and which in the normal course would be granted, provided that the failure to obtain such Governmental Actions, consents, filings and approvals by the Closing Date would not materially adversely affect the ability of (x) the Lessee to perform its obligations under this Agreement, the Pass Through Trust Agreements or any other Operative Document to which it is a party or (y) the Guarantor to perform its obligations under the Guaranty.

          5.6  Securities Act.  Neither the Lessee nor any Person authorized on
               --------------
its behalf has directly or indirectly offered or sold any interest in the Trust Estate, or in any similar security relating to the Undivided Interest, or in any security the offering of which for purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned interest or similar security to, or solicited any offer to acquire any of the same from, any Person other than the Owner Participant and the institutions referred to in the letter referred to in Section 4.12 from Morgan Stanley & Co. Incorporated. Neither the Lessee nor any Person authorized on its behalf has directly or indirectly offered or sold any Pass Through Certificates, or solicited any offer to acquire the same from, any Person other than in a manner required by the Securities Act. Except in connection with a refunding under
Section 15 and as may be necessary to permit the S-4 registration of the Exchange Offer, neither the Lessee nor any Person authorized to act on its behalf has taken or will take any action which would subject the issuance or sale of any interest in the Trust Estate or the Secured Notes to the provisions of Section 5 of the Securities Act or require the qualification of the Indenture under the Trust Indenture Act.

          5.7  Title; Filings and Recordings.  On the Closing Date, after giving
               -----------------------------
effect to the transactions contemplated hereby, (a) good and marketable title in and to the Undivided Interest will be duly and effectively transferred to the Owner Trustee, pursuant to the Bill of Sale free and clear of all Liens other than Permitted Liens (provided that on the Closing Date Permitted Liens of the type described in clause (e) of the definition thereof shall not exist), (b) the filings and recordings listed in Schedule 3 will be all the filings and recordings necessary to establish the Owner Trustee's right, title and interest in and to the Undivided Interest, and to perfect the perfected mortgage Lien on and security interest in the Indenture Estate created by the Indenture and the Ship Mortgage, which mortgage Lien and security interest constitutes a mortgage Lien and security interest (subject only to Permitted Liens) and all such filings and recordings will have been duly made or arrangements shall have been made for the due filing or recording thereof, subject to requirements for filing continuation statements at appropriate intervals and subject to compliance with the first sentence of Section 10.10, and (c) no other action will be required to perfect such mortgage Lien and security interest (other than the taking of possession by the Indenture Trustee of the original executed counterpart of the Lease and of any cash proceeds included in the Indenture Estate and compliance with the first sentence of Section 10.10).

          5.8  Chief Place of Business.  The chief place of business and chief
               -----------------------
executive office of the Lessee is in Fairfax, Virginia and the offices where it keeps its records concerning the Production System and its accounts and contract rights are in Fairfax, Virginia. The Lessee's chief executive office in Virginia is located in Fairfax.

          5.9  Litigation.  There is no action, suit, investigation or
               ----------
proceeding pending or, to the Actual Knowledge of the Lessee or MPTM, threatened against the Lessee or MPTM or affecting either of them or their properties or rights before any Governmental Authority that questions the validity of any Operative Document or MPTM Document which, individually or in the aggregate, is reasonably likely materially and adversely to affect (x) the consummation of the transactions under this Agreement, the Pass Through Trust Agreements or any other Operative Document to which it is a party or (y) the business, operations or properties of the Lessee, its ability to perform its obligations under any of the Operative Documents to which it is a party, or the continued economic operation of the Production System. The Lessee is not in default with respect to any order of any Governmental Authority, where such default would materially and adversely affect the business, operations or properties of the Lessee, its ability to perform its obligations under any of the Operative Documents to which it is a party, or the continued economic operation of the Production System or would result in the creation or imposition of any Lien (other than a Permitted
Lien) upon the Production System or the Undivided Interest. MPTM is not in default with respect to any order of any Governmental Authority, where such default would materially and adversely affect its ability to perform its obligations under the Agency and Support Agreement, or the continued economic operation of the Production System or would result in the creation or imposition of any Lien (other than a Permitted Lien) upon the Production System or the Undivided Interest.

          5.10  No Default.  No Lease Default or Lease Event of Default has
                ----------
occurred and is continuing.

          5.11  Event of Loss.  No Event of Loss has occurred and, to the
                -------------
Actual Knowledge of the Lessee, no event described in clause (c) of the definition of Event of Loss has occurred.

          5.12  Environmental Matters.  Except as set forth in Schedule 4, to
                ---------------------
the Actual Knowledge of the Lessee or MPTM:

          (a) the Lessee, MPTM or the Operator has obtained all Environmental Permits and is in compliance with all Environmental Laws and Environmental Permits applicable to the Production System, except where such failure would not in the aggregate materially adversely affect the Production System or the business, properties, assets, liabilities operations or condition (financial or otherwise) of the Guarantor;

          (b) there have been no Releases of Hazardous Materials at or from the Production System which have been required to be reported to any Governmental Authority pursuant to any applicable Environmental Laws, except for Releases which would not in the aggregate materially adversely affect the Production System or the business, properties, assets, liabilities operations or condition (financial or otherwise) of the Guarantor; and

          (c) Neither MPTM nor the Operator has received any written notice that such Person is subject to any threatened, pending or outstanding Claim relating to the Production System with respect to any Environmental Law or any Remedial Action, which if decided adversely to such Person, would in the aggregate materially adversely affect the liabilities, operations or condition (financial or otherwise) of the Guarantor.

          5.13  Description of Production System.  The description set forth in
                --------------------------------
Schedule 1 to the Bill of Sale is a true and accurate description in all material respects of the Production System.

          5.14  Certain Documents.  True, correct and complete copies of the
                -----------------
Federal Leases, the Operating Agreement and the Unit Agreement (the "MPTM
                                                                     ----
Documents") have been delivered to the Owner Participant.  Each of the MPTM
- ---------
Documents is in full force and effect, and no material breach thereof by MPTM or, to MPTM's or the Lessee's Actual Knowledge, by any other party thereto, has occurred and is continuing. The Participation Agreement dated as of June 15, 1994 between Enserch and MPTM does not apply to the MPTM Documents, the Production System or the Operative Documents in any manner that would be adverse to the interests of the Owner Participant, the Owner Trustee, the Indenture Trustee or the holder of the Secured Notes.

          5.15  Payment of Taxes, etc.  All Taxes, fees and other charges
                ---------------------
payable on or prior to the Closing Date in connection with the execution, delivery, recordation and filing of all documents and instruments, including the Operative Documents, and the performance of the transactions contemplated by the Operative Documents occurring on or prior to the Closing Date, have been paid in full.

          5.16  Disclosure Representation.  There is no fact, of which either
                -------------------------
MPTM or the Lessee has Actual Knowledge, that has not been disclosed in writing to each of the Participants that materially and adversely affects the ability of either MPTM or the Lessee to perform their respective obligations under this Participation Agreement, the other Operative Documents or the MPTM Documents, and there is no fact known to the Guarantor that has not been disclosed in writing to each of the Participants that materially and adversely affects, or would reasonably be expected to materially and adversely affect, the ability of the Guarantor to perform its obligations under the Guaranty.

          5.17  Investment Company Act.  The Lessee is not an "investment
                ----------------------
company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          5.18  No Brokers' Fees.  Neither the Lessee nor any Person acting on
                ----------------
its behalf has taken any actions the effect of which would be to cause the Owner Trustee, the Indenture Trustee or any Participant to be liable for any brokers', finders' or agents' fees or commissions or costs of any nature or kind claimed by or on behalf of brokers, finders or agents in respect of the transactions contemplated by this Agreement other than fees payable to Morgan Stanley & Co. Incorporated, all of which fees, commissions or costs are included in Transaction Expenses or will be paid or indemnified against by the Lessee.

          5.19  Federal Reserve Regulations.  The Lessee is not engaged
                ---------------------------
principally in, and does not have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Secured Notes will be used by it to purchase or carry any such margin stock or, to its knowledge, to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System of the United States.

          5.20 [Intentionally Omitted].

          5.21 Holding Company.  The Lessee is not subject to regulation as a
               ---------------
"holding company," an "affiliate" of a "holding company," or a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          5.22 Not Subject to Governmental Regulation.  The Owner Participant
               --------------------------------------
will not become, solely by reason of its entering into the Operative Documents to which it is or is to be a party or the consummation of the transactions contemplated thereby, subject to regulation by any Governmental Authority.

          5.23 Condition of Production System.  Neither the Lessee nor MPTM
               ------------------------------
knows of any event or condition currently existing which presently adversely affects the operation or maintenance of the Production System or causes MPTM to believe the capacity of the Production System on the Closing Date is less than 61,000 BOEPD.

          NOTWITHSTANDING ANYTHING CONTAINED HEREIN OR IN ANY OTHER OPERATIVE DOCUMENT, THE LESSEE DOES NOT MAKE NOR SHALL THE LESSEE BE DEEMED TO HAVE MADE, AND THE LESSEE HEREBY DISCLAIMS, ANY REPRESENTATION OR WARRANTY OTHER THAN THOSE REFERRED TO IN THIS SECTION, IN ANY OFFICER'S CERTIFICATE OF THE LESSEE OR EXPRESSLY MADE IN ANY OTHER OPERATIVE DOCUMENT, EITHER EXPRESS OR IMPLIED, AS TO THE DESIGN OR CONDITION OF THE PRODUCTION SYSTEM OR ANY PART THEREOF, THE MERCHANTABILITY THEREOF OR THE FITNESS THEREOF FOR ANY PARTICULAR PURPOSE, THE ABILITY OF THE PRODUCTION SYSTEM TO PERFORM ANY FUNCTION, THE QUALITY OF THE MATERIALS OR WORKMANSHIP THEREOF OR CONFORMITY THEREOF TO SPECIFICATIONS, OR THE PRESENCE OR ABSENCE OF ANY LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE; PROVIDED THAT THE FOREGOING SHALL NOT EXCUSE THE PERFORMANCE BY THE LESSEE OF ITS OBLIGATIONS UNDER THIS AGREEMENT OR ANY OTHER OPERATIVE DOCUMENT OR THE BILL OF SALE.

          SECTION 6.  REPRESENTATIONS AND WARRANTIES OF OWNER PARTICIPANT.
                      ---------------------------------------------------

          The Owner Participant represents and warrants to each of the other parties hereto that:

          6.1  Due Organization.  The Owner Participant is a corporation duly
               ----------------
organized, validly existing and in good standing under the laws of the State of Georgia and has the corporate power and authority to enter into and perform its obligations under this Agreement and each other Operative Document to which it is a party.

          6.2  Authorization; Execution; Enforceability.  The execution,
               ----------------------------------------
delivery and performance by the Owner Participant of this Agreement and each other Operative Document to which it is a party and of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of the Owner Participant and do not and will not require the consent or approval of any shareholder of the Owner Participant. This Agreement and each other Operative Document to which the Owner Participant is a party have been duly authorized, executed and delivered by the Owner Participant and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, are legal, valid and binding obligations of the Owner Participant, enforceable against the Owner Participant in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors' rights generally and by the application of general equitable principles which may limit the availability of certain remedies. Any direction given by the Owner Participant to the Owner Trustee on the Closing Date pursuant to the Trust Agreement will have been duly authorized.

          6.3  No Violation.  The execution and delivery by the Owner
               ------------
Participant of this Agreement and each other Operative Document to which it is a party do not and will not, and the performance by the Owner Participant of its obligations under each thereof do not and will not, (i) violate or be inconsistent with or in violation of its charter documents or by-laws, (ii) assuming that the Owner Participant does not become subject to regulation by any Governmental Authority solely by reason of the execution, delivery and performance of the Operative Documents and not in whole or in part as a result of its or any of its Affiliate's business or other activities other than the activities engaged in solely by reason of the transactions contemplated under the Operative Documents, contravene any provision of any Governmental Rule or Governmental Action applicable to it or require any Governmental Action, provided that no representation or warranty is made with respect to ERISA (except as set forth in Section 6.7), and (iii) contravene any provision of, or constitute any default or require any consent under, any provision of any indenture, mortgage, contract or other instrument to which the Owner Participant is a party or by which it or any of its property is bound.

          6.4  Owner Participant's Liens.  There are no Owner Participant's
               -------------------------
Liens on the Trust Estate or the Indenture Estate, or on any part of either thereof and the execution, delivery and performance by the Owner Participant of the Operative Documents to which it is a party will not subject the Trust Estate or the Indenture Estate to any Owner Participant's Liens.

          6.5  Acquisition for Investment.  The Owner Participant is acquiring
               --------------------------
its interest in the Trust Estate for its own account for investment and not with a view to, or for sale in connection with, any distribution of any such interest (it being understood that at all times the disposition of its property shall remain within its control), except that the Owner Participant reserves the right to transfer or assign any of or all such interest to the extent permitted by the terms of this Agreement and the Trust Agreement.

          6.6  Securities Act.  Neither the Owner Participant nor any Person
               --------------
authorized by the Owner Participant has directly or indirectly offered or sold any interest in the Trust Estate or the Secured Notes, or in any similar security relating to the Undivided Interest, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person other than, in the case of the Secured Notes, the Loan Participant, and neither the Owner Participant nor any Person authorized to act on its behalf have taken or will take any action which would subject the issuance or sale of any interest in the Trust Estate or the Secured Notes to the provisions of Section 5 of the Securities Act or require the qualification of the Indenture under the Trust Indenture Act except to the extent required under Section 15 hereof or as may be necessary to permit S-4 registration of the Exchange Offer.

          6.7  ERISA.  The Owner Participant is not acquiring any part of its
               -----
interest in the Trust Estate with any ERISA Plan Assets. No plan as to which the Owner Participant is a party in interest by virtue of (i) Section 3(14)(C) of ERISA or (ii) Section 3(14)(E) of ERISA (to the extent it relates to subsection (C) or (iii) Section 3(14)(G) of ERISA (to the extent it relates to subsection (C) or (E) (but only to the extent subsection (E) relates to subsection (C)) (each such plan, an "Employer Plan") is acquiring the Pass
                                     -------------
Through Certificates.

          6.8  Investment Company Act.  The Owner Participant is not an
               ----------------------
"investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

          6.9  Litigation.  There is no action, suit, investigation or
               ----------
proceeding pending or, to the Actual Knowledge of the Owner Participant, threatened against the Owner Participant or its properties before any Governmental Authority which, individually or in the aggregate, is reasonably likely materially and adversely to affect the ability of the Owner Participant to perform its obligations under this Agreement or any other Operative Document to which it is a party.

          6.10  No Default.  No Indenture Default or Indenture Event of Default
                ----------
attributable to the Owner Participant has occurred and is continuing.

          6.11  Federal Reserve Regulations.  The Owner Participant is not
                ---------------------------
engaged principally in, and does not have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Secured Notes will be used by it to purchase or carry any such margin stock or, assuming the accuracy of the representation set forth in Section 5.19, to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System of the United States.

          6.12  No Brokers' Fees.  Neither the Owner Participant nor any Person
                ----------------
acting on its behalf has taken any actions the effect of which would be to cause the Lessee or any Loan Participant to be liable for any brokers', finders' or agents' fees or commissions or costs of any nature or kind claimed by or on behalf of brokers, finders or agents in respect of the transactions contemplated by this Agreement not included in Transaction Expenses.


          SECTION 7.   REPRESENTATIONS AND WARRANTIES OF EACH PASS THROUGH
                       ---------------------------------------------------
                       TRUSTEE
                       -------

          First Security Bank of Utah, National Association represents and warrants in its individual capacity with respect to Sections 7.1, 7.2(a), 7.3, 7.4, 7.5(a), 7.6 and 7.7 and not in its individual capacity, but solely in its capacity as Pass Through Trustee under each of the Pass Through Trust Agreements, with respect to Sections 7.2(b) and 7.5(b), to each of the other parties hereto that:

          7.1  Due Organization.  First Security Bank of Utah, National
               ----------------
Association is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has the corporate power and authority to enter into and perform its obligations under this Agreement and the Pass Through Trust Agreements.

          7.2  Authorization; Execution; Enforceability.  (a)  This Agreement
               ----------------------------------------
and the Pass Through Trust Agreements have been duly authorized, executed and delivered by First Security Bank of Utah, National Association, in its individual capacity and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, are legal, valid and binding obligations of First Security Bank of Utah, National Association in its individual capacity (to the extent it is a party hereto or thereto in such capacity), enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or similar laws affecting creditors' rights generally and by the application of general equitable principles which may limit the availability of certain remedies.

          (b) This Agreement, each Pass Through Trust Agreement and the Pass Through Certificates have been duly authorized, executed and delivered by the applicable Pass Through Trustee and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto or thereto, are legal, valid and binding obligations of such Pass Through Trustee, enforceable against it in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or similar laws affecting creditors' rights generally and the application of general equitable principles may limit the availability of certain remedies.

          7.3  No Violation.  The execution, delivery and performance by First
               ------------
Security Bank of Utah, National Association of this Agreement and the Pass Through Trust Agreements, the purchase by any Pass Through Trustee of the applicable Secured Notes pursuant to this Agreement and the issuance of the Pass Through Certificates pursuant to the applicable Pass Through Trust Agreement are not and will not be inconsistent with its constitutional documents or do not and will not contravene any Governmental Rule of the United States of America or the State of Utah governing with respect to its banking or trust powers, and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which First Security Bank of Utah, National Association, in its individual capacity, is a party, or by which it or any of its properties are bound, or require any Governmental Action of the United States of America or the State of Utah governing its banking or trust powers.

          7.4  Litigation.  There is no action, suit, investigation or
               ----------
proceeding pending or, to the Actual Knowledge of First Security Bank of Utah, National Association, threatened against it, whether in its individual capacity or as a Pass Through Trustee, before any Governmental Authority governing its banking or trust powers which, individually or in the aggregate (so far as First Security Bank of Utah, National Association, now can reasonably foresee), is reasonably likely materially and adversely to affect the ability of any Pass Through Trustee (in either such capacity) to perform its obligations under this Agreement or the applicable Pass Through Trust Agreement (in either such capacity).

          7.5  Pass Through Trustee's Liens.  (a)  There are no Pass Through
               ----------------------------
Trustee's Liens attributable to First Security Bank of Utah, National Association in its individual capacity on the Pass Through Trust Property or on any part thereof.

          (b) There are no Pass Through Trustee's Liens on the Pass Through Trust Property or any part thereof.

          7.6  Securities Act.  First Security Bank of Utah, National
               --------------
Association has not offered any interest in the Pass Through Certificates or any Secured Note or any similar securities for sale to, or solicited any offer to acquire the same from, anyone, other than the Owner Trustee, and no responsible officer or responsible employee of First Security Bank of Utah, National Association has knowledge of any such offer or solicitation, except as set forth in the Operative Documents and the Pass Through Trust Agreements.

          7.7  No Taxes Payable.  Except for Taxes based upon the income of any
               ----------------
Person, there are no Taxes payable in the state in which the principal place of business of any Pass Through Trustee is located in connection with the execution, delivery, consummation or recordation of this Agreement and the other Operative Documents, upon or with respect to the Trust Estate or the Indenture Estate, or in connection with the consummation of the transactions contemplated hereby and by the other Operative Documents (including, without limitation, the filing of financing statements with respect thereto or the sale or transfer of the Undivided Interest).

          SECTION 8.  REPRESENTATIONS AND WARRANTIES OF TRUST COMPANY AND THE
                      -------------------------------------------------------
                      CORPORATE OWNER TRUSTEE.
                      -----------------------

          The Trust Company represents and warrants with respect to Sections 8.1, 8.2 (other than clause (b)(ii) thereof), 8.3, 8.4(a), 8.5, 8.6 (as specified therein), 8.7 (as specified therein), 8.8, 8.9 and 8.10, and in its capacity as Corporate Owner Trustee represents and warrants with respect to Sections 8.2(b)(ii), 8.4(b), 8.6 (as specified therein), 8.7 (as specified therein) and 8.11, to each of the other parties hereto that:

          8.1  Due Organization.  The Trust Company is a national banking
               ----------------
association duly organized, validly existing and in good standing under the laws of the United States of America and has the corporate power and authority to enter into and perform its obligations under the Trust Agreement, this Agreement and each other Operative Document to which it is a party and assuming due authorization, execution and delivery by the Owner Participant of the Trust Agreement and upon due direction by the Owner Participant pursuant thereto, will have the power and authority to enter into and perform its obligations as Corporate Owner Trustee under the Trust Agreement, this Agreement and each other Operative Document to which Corporate Owner Trustee is a party.

          8.2  Authorization; Execution; Enforceability.  (a)  This Agreement,
               ----------------------------------------
the Trust Agreement and each other Operative Document to which the Trust Company or Michael M. Hopkins is a party have been duly authorized, executed and delivered by the Trust Company and Michael M. Hopkins, respectively, and, assuming due authorization, execution and delivery by the other parties hereto and thereto, are legal, valid and binding obligations of the Trust Company and Michael M. Hopkins, respectively, enforceable against it or him in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors' rights generally and by the application of general equitable principles which may limit the availability of certain remedies.

          (b) This Agreement and each other Operative Document to which the Owner Trustee is a party (i) have been (assuming due authorization, execution and delivery by the Owner Participant of the Trust Agreement and upon due direction by the Owner Participant pursuant thereto), in the case of the Corporate Owner Trustee, duly authorized, executed and delivered by one of its officers who is duly authorized to execute and deliver such Operative Document on behalf of the Corporate Owner Trustee and, in the case of the Individual Owner Trustee, duly executed by Michael M. Hopkins, and (ii) assuming due authorization, execution and delivery by the other parties hereto and thereto, are legal, valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors' rights generally and the application of general equitable principles may limit the availability of certain remedies. Upon execution of the Secured Notes by the Owner Trustee, authentication thereof by the Indenture Trustee and delivery thereof against payment or the giving of consideration therefor in accordance with the Indenture and this Agreement, the Secured Notes will be legal, valid and binding obligations of the Owner Trustee enforceable against the Owner Trustee in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, moratorium or similar laws affecting creditors' rights generally and the application of general equitable principles may limit the availability of certain remedies.

          8.3  No Violation.  (a)  The execution and delivery by the Trust
               ------------
Company of the Trust Agreement and, to the extent it is a party hereto or thereto in its individual capacity, this Agreement and each other Operative Document, are not or will not be, and the performance by the Trust Company of its obligations under each will not be, inconsistent with the charter documents or by-laws of the Trust Company, do not and will not contravene any United States federal or Connecticut Governmental Rule governing its banking or trust powers relating to or affecting its capacity to act as contemplated by the Trust Agreement or the other Operative Documents to which it is a party and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Trust Company is a party or by which it or any of its property is bound, or require any United States federal or Connecticut Governmental Action relating to or affecting its capacity to act as contemplated by the Trust Agreement or the other Operative Documents to which it is a party. The execution and delivery by Michael M. Hopkins of the Trust Agreement and, to the extent he is a party hereto or thereto in his individual capacity, this Agreement and each other Operative Document, and the performance by Michael M. Hopkins of his obligations under each do not and will not, contravene any United States federal or Connecticut Governmental Rule governing his banking or trust powers relating to or affecting his capacity to act as contemplated by the Trust Agreement or the other Operative Documents to which he is a party and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which he is a party or by which he or any of his property is bound, or require any United States federal or Connecticut Governmental Action relating to or affecting his capacity to act as contemplated by the Trust Agreement or the other Operative Documents to which he is a party.

          (b) The execution and delivery by the Owner Trustee of each Operative Document to which the Owner Trustee is a party are not, and the performance by the Owner Trustee of the Owner Trustee's obligations under each will not be, inconsistent with the charter documents or by-laws of the Trust Company, do not and will not contravene any United States federal or Connecticut Governmental Rule regulating the Owner Trustee's banking or trust powers relating to or affecting the Owner Trustee's capacity to act as contemplated by the Trust Agreement or the Owner Trustee Documents and do not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which the Owner Trustee is a party or by which the Owner Trustee or the Owner Trustee's property is bound or require any United States federal or Connecticut Government Action relating to or affecting the Owner Trustee's capacity to act as contemplated by the Trust Agreement or the Owner Trustee Documents.

          8.4  No Default.  (a)  No Indenture Default or Indenture Event of
               ----------
Default attributable to the Trust Company or Michael M. Hopkins has occurred and is continuing.

          (b) No Indenture Default or Indenture Event of Default attributable to the Owner Trustee has occurred and is continuing.

          8.5  Litigation.  (a)  There is no action, suit, investigation or
               ----------
proceeding pending or, to the Actual Knowledge of the Trust Company, threatened against the Trust Company or Michael M. Hopkins before any Governmental Authority which, individually or in the aggregate (so far as the Trust Company now can reasonably foresee), is reasonably likely materially and adversely to affect the ability of the Trust Company or Michael M. Hopkins to perform its or his obligations under this Agreement or any other Operative Document to which it or he is a party.

          (b) There is no action, suit, investigation or proceeding pending or, to the Actual Knowledge of the Trust Company, threatened against the Owner Trustee before any Governmental Authority which, individually or in the aggregate (so far as the Trust Company now can reasonably foresee), is reasonably likely materially and adversely to affect the ability of the Owner Trustee to perform the Owner Trustee's obligations under this Agreement or any other Operative Document to which the Owner Trustee is a party.

          8.6  Lessor's Liens.  There are no Lessor's Liens attributable to the
               --------------
Owner Trustee, Michael M. Hopkins or the Trust Company on the Trust Estate or the Indenture Estate, or on any part of either thereof and the execution, delivery and performance by any of the Owner Trustee, the Trust Company or Michael M. Hopkins of the Operative Documents to which any of them is a party will not subject the Trust Estate or the Indenture Estate to any such Lessor's Liens.

          8.7  Securities Act.  None of the Trust Company, Michael M. Hopkins,
               --------------
the Owner Trustee or any Person authorized by any of the Trust Company, Michael
M. Hopkins or the Owner Trustee to act on its or his behalf, has directly or indirectly offered or sold any interest in the Trust Estate or the Secured Notes, or in any similar security relating to the

Undivided Interest, or in any security the offering of which for the purposes of the Securities Act would be deemed to be part of the same offering as the offering of the aforementioned securities to, or solicited any offer to acquire any of the same from, any Person, other than, in the case of the Secured Notes, the Loan Participants, and none of the Trust Company, Michael M. Hopkins, the Owner Trustee or any Person authorized by either of the Trust Company, Michael
M. Hopkins or the Owner Trustee to act on its or his behalf will take any action which would subject the issuance or sale of any interest in the Trust Estate or the Secured Notes to the provisions of Section 5 of the Securities Act or require the qualification of the Indenture under the Trust Indenture Act except to the extent required under Section 15 or as may be necessary to permit S-4 registration of the Exchange Offer, it being understood that no Person has been authorized to act on behalf of the Owner Trustee, Michael M. Hopkins or the Trust Company in connection with the issuance and sale of the Pass Through Certificates.

          8.8  Chief Place of Business.  The Trust Company's chief place of
               -----------------------
business, chief executive office and office where the documents, accounts and records relating to the transactions contemplated by this Agreement and each other Operative Document are kept are located in Hartford, Connecticut.

          8.9  No Taxes Payable.  Except for Taxes based upon the income of any
               ----------------
Person, there are no Taxes payable in the state in which the principal place of business of the Trust Company, or the Owner Trustee, as the case may be, is located in connection with the execution, delivery, consummation or recordation of this Agreement and the other Operative Documents, upon or with respect to the Trust Estate or the Indenture Estate, or in connection with the consummation of the transactions contemplated hereby and by the other Operative Documents (including, without limitation, the filing of financing statements with respect thereto or the sale or transfer of the Undivided Interest, solely because the Trust Company has its principal place of business in the State of Connecticut).

          8.10  Title.  On the Closing Date, the Owner Trustee shall have
                -----
received whatever title in and to the Undivided Interest as was conveyed to it by the Lessee.

          8.11  Federal Reserve Regulations.  The Owner Trustee is not engaged
                ---------------------------
principally in, and does not have as one of its important activities, the business of extending credit for the purpose of purchasing or carrying any margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States), and no part of the proceeds of the Secured Notes will be used by it or him to purchase or carry any such margin stock or, assuming the accuracy of the representation set forth in Section 5.19, to extend credit to others for the purpose of purchasing or carrying any such margin stock or for any purpose that violates, or is inconsistent with, the provisions of Regulation G, T, U or X of the Board of Governors of the Federal Reserve System of the United States.


          SECTION 9.  REPRESENTATIONS AND WARRANTIES OF THE CORPORATE INDENTURE
                      ---------------------------------------------------------
                      TRUSTEE.
                      -------


          First Security Bank of Utah, National Association represents and warrants in its individual capacity with respect to Sections 9.1, 9.2(a), 9.3, 9.4, 9.5(a) and 9.6, and not in its individual capacity, but solely in its capacity as Corporate Indenture Trustee with respect to Sections 9.2(b) and 9.5(b), to each of the other parties hereto that:

          9.1  Due Organization.  First Security Bank of Utah, National
               ----------------
Association is a national banking association duly organized, validly existing and in good standing under the laws of the United States of America and has the corporate power and authority to enter into and perform its obligations under this Agreement and each other Operative Document to which it is a party.

          9.2  Authorization; Execution; Enforceability.  (a)  This Agreement
               ----------------------------------------
and each other Operative Document to which First Security Bank of Utah, National Association, or Val T. Orton, in its or his individual capacity is a party have been, duly authorized, executed and delivered by First Security Bank of Utah, National Association and Val T. Orton, respectively, each in its individual capacity and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto and thereto, are legal, valid and binding obligations of the Indenture Trustee in its or his individual capacity, as the case may be, (to the extent it or he is a party hereto or thereto in such capacity), enforceable against it or him in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or similar laws affecting creditors' rights generally and the application of general equitable principles may limit the availability of certain remedies. Assuming due authorization, execution and delivery thereof by the Owner Trustee, each Secured Note issued on the Closing Date pursuant to the terms of this Agreement and the Indenture on the Closing Date will have been duly authenticated.

          (b) This Agreement and each other Operative Document to which the Indenture Trustee is a party have been duly authorized, executed and delivered by the Indenture Trustee and, assuming the due authorization, execution and delivery hereof and thereof by the other parties hereto or thereto, are legal, valid and binding obligations of the Indenture Trustee, enforceable against the Indenture Trustee in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium or similar laws affecting creditors' rights generally and the application of general equitable principles may limit the availability of certain remedies.

          9.3  No Violation.  The execution and delivery by First Security Bank
               ------------
of Utah, National Association of this Agreement and each other Operative Document to which it is a party are not and will not be, and the performance by it of its obligations under each will not be, inconsistent with its charter documents or do not and will not contravene any Governmental Rule of the United States of America or Utah governing with respect to its banking or trust powers, and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which First Security Bank of Utah, National Association, in its individual capacity, is a party, or by which it or any of its properties are bound, or require any Governmental Action of the United States of America or Utah governing its banking or trust powers. The execution and delivery by Val T. Orton of this Agreement and each other Operative Document to which he is a party do not and will not contravene any Governmental Rule of the United States of America or Utah governing with respect to his banking or trust powers, and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which Val T. Orton, in his individual capacity, is a party, or by which he or any of his properties are bound, or require any Governmental Action of the United States of America or Utah governing his banking or trust powers.

          9.4  Litigation.  There is no action, suit, inves tigation or
               ----------
proceeding pending or, to the Actual Knowledge of the Indenture Trustee, threatened against the Indenture Trustee, whether in its or his individual capacity or as Corporate Indenture Trustee or Individual Indenture Trustee, as the case may be, before any Governmental Authority governing its banking or trust powers which, individually or in the aggregate (so far as the Indenture Trustee now can reasonably foresee), is reasonably likely materially and adversely to affect the ability of the Indenture Trustee (in either such capacity) to perform the Indenture Trustee's obligations under this Agreement or any other Operative Document to which the Indenture Trustee is a party (in either such capacity).

          9.5  Indenture Trustee's Liens.  (a)  There are no Indenture Trustee's
               -------------------------
Liens attributable to First Security Bank of Utah, National Association or Val
T. Orton in its or his individual capacity on the Indenture Estate or on any part thereof.

          (b) There are no Indenture Trustee's Liens on the Indenture Estate or any part thereof.

          9.6  No Taxes Payable.  Except for Taxes based upon the income of any
               ----------------
Person, there are no Taxes payable in the state in which the principal place of business of the Indenture Trustee is located in connection with the execution, delivery, consummation or recordation of this Agreement and the other Operative Documents, upon or with respect to the Trust Estate or the Indenture Estate, or in connection with the consummation of the transactions contemplated hereby and by the other Operative Documents (including, without limitation, the filing of financing statements with respect thereto or the sale or transfer of the Undivided Interest).


          SECTION 10.  LESSEE COVENANTS.
                       ----------------

          The Lessee covenants and agrees that:

          10.1  Officer's Certificate.  The Lessee will deliver to the Owner
                ---------------------
Participant, the Owner Trustee and the Indenture Trustee on or before November 1 of each year during the Lease Term commencing in 1996, an Officer's Certificate of the Lessee to the effect that the signer is familiar with or has reviewed the relevant terms of the Lease and the other Operative Documents to which the Lessee is a party and the signer does not have knowledge of the existence, as of the date of such certificate, of any condition or event which constitutes a Lease Default, Lease Event of Default, an Event of Loss or an event described in clause (c) of the definition of Event of Loss, or if any such condition or event exists, specifying the nature thereof, the period of existence thereof and what action the Lessee has taken or proposes to take with respect thereto.

          10.2  Requested Information.  With reasonable promptness, the Lessee
                ---------------------
will deliver to the Owner Participant, the Owner Trustee and the Indenture Trustee such data and information as to the Production System, the Undivided Interest and the financial condition of the Lessee as from time to time may be reasonably available to the Lessee and reasonably requested by any of such parties.

          10.3  Maintenance of Corporate Existence, Etc.  Subject to the
                ---------------------------------------
provisions of Section 10.4, the Lessee shall at all times maintain its corporate existence and preserve and keep in full force and effect its rights and franchises, the loss of which, individually or in the aggregate, would have a material adverse effect on the financial condition of the Lessee or its ability to comply with its obligations under the Operative Documents.

          10.4 Merger, Consolidation, Sale, Etc. So long as any of the Secured Notes remain Outstanding or any amounts with respect thereto remain due and owing by the Lessee to the Loan Participant under any Operative Document remain unpaid and so long as the Lease Term shall not have expired or been terminated, the Lessee shall not consolidate with or merge with or into any other corporation or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its assets as an entirety to any Person, unless:

          (i) the corporation formed by such consolidation or into which the Lessee is merged or the Person which acquires by conveyance, transfer or lease all or substantially all of the assets of the Lessee as an entirety shall be a corporation organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, and shall execute and deliver to the Owner Trustee, the Owner Participant, the Indenture Trustee and the Loan Participant an agreement (in form and substance reasonably satisfactory to each thereof) containing the assumption by such successor corporation of the due and punctual performance and observance of each covenant and condition of this Agreement, the Lease, the Indenture, the Tax Indemnity Agreement and each other Operative Document to which the Lessee is a party to be performed, complied with or observed by the Lessee;

          (ii) immediately after giving effect to such transaction, no Lease Event of Default shall have occurred and be continuing;

          (iii) the Lessee shall have delivered to each of the Owner Trustee, the Owner Participant and the Indenture Trustee an Officer's Certificate of the Lessee, and an opinion of counsel to the Lessee (which may be the Guarantor's internal counsel), each stating that such consolidation, merger, conveyance, transfer or lease and the assumption agreement mentioned in clause (i) above comply with this Section 10.4 and that all conditions precedent herein provided for relating to such transaction have been satisfied (except that such opinion need not cover the matters referred to in clause (ii) above and may rely, as to factual matters, on an

     Officer's Certificate of the Lessee) and, in the case of such opinion, that
     (x) such assumption agreement has been duly authorized, executed and delivered by such successor corporation and is enforceable against such successor corporation in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity and (y) all filings or recordations necessary to protect the interests of the Owner Trustee, Indenture Trustee and the Owner Participant in and to the Production System have been made; and

          (iv) after giving effect to any consolidation, merger, conveyance, transfer or lease of all or substantially all of the assets of the Lessee as an entirety in accordance with this Section 10.4, the Guaranty shall remain in full force and effect and shall constitute a full and unconditional guaranty by the Guarantor of the successor corporation's obligations under the Operative Documents to which it is a party to the same extent as the Lessee's obligations under such documents prior to giving effect to any such consolidation, merger, conveyance, transfer or lease of substantially all of the assets of the Lessee.

Upon any consolidation or merger, or any conveyance, transfer or lease of all or substantially all of the assets of the Lessee as an entirety in accordance with this Section 10.4, the successor corporation formed by such consolidation or into which the Lessee is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Lessee under this Agreement and the other Operative Documents to which the Lessee is a party with the same effect as if such successor corporation had been named as the Lessee herein and therein. No such consolidation, merger, conveyance, transfer or lease of all or substantially all of the assets of the Lessee as an entirety shall have the effect of releasing the Lessee or any successor corporation which shall theretofore have become such in the manner prescribed in this Section 10.4 from its liability hereunder or under any other Operative Document. Nothing contained herein shall permit any lease, sublease or other arrangement with respect to the Undivided

Interest except in compliance with the applicable provisions of the Lease.

          10.5  Change in Name or Chief Place of Business.  The Lessee shall
                -----------------------------------------
give notice to the Owner Trustee, the Owner Participant and the Indenture Trustee promptly after any change in its name or chief place of business or chief executive office.

          10.6  Further Assurances.  The Lessee, at its own cost and expense,
                ------------------
will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Owner Trustee, the Owner Participant, the Loan Participant or the Indenture Trustee reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Agreement, the other Operative Documents and the transactions contemplated hereby and thereby. The Lessee, at its own cost and expense, will cause the Indenture and the Lease, any supplements or amendments thereto and restatements thereof and all financing statements, fixture filings and other documents, to be recorded or filed at such places and times and in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary or as may be reasonably requested (x) by the Owner Trustee, the Owner Participant or the Indenture Trustee in order to establish, preserve and protect the interest of the Owner Trustee in and to the Undivided Interest and the Owner Trustee's rights under this Agreement and the other Operative Documents and (y) so long as any Secured Notes are Outstanding, by the Indenture Trustee, the Loan Participant or (unless the Indenture Trustee objects thereto) the Owner Trustee in order to establish, preserve, protect and perfect the mortgage and security interest of the Indenture Trustee in the Indenture Estate granted or intended to be created under the Indenture and the Ship Mortgage and the Indenture Trustee's rights under this Agreement and the other Operative Documents, subject only to Permitted Liens.

          10.7  Inspection.  (a)  The Lessee shall permit the Indenture Trustee,
                ----------
the Owner Participant and the Owner Trustee (and any authorized representatives of any thereof), at such Person's risk (including, without limitation, as to personal injury and death) and, unless there is a Lease Event of

Default under Section 15(a), (c) (based on default under Section 11.1 or 11.3 of the Lease), (g) or (h) of the Lease, expense, including, without limitation, the cost and expense for such Person's transportation to and from the Production System by the helicopter (whether the Lessee's, the Operator's or any other Person's helicopter), and under conditions reasonably acceptable to the Lessee and subject to Section 11.5 hereof, to visit and inspect the Production System, and Lessee will make available the books and records of the Lessee related thereto, and make copies and extracts therefrom, and have access to officers and the independent public accountants of the Lessee and will use reasonable efforts to make available the books and records of the Operator and the officers and independent public accountants of the Operator, all upon reasonable notice and at such reasonable times during normal business hours and as may be reasonably requested; provided, however, that (A) unless there is an existing Lease Event
           --------  -------
of Default, the Indenture Trustee, the Owner Participant and the Owner Trustee may not make more than one (1) such inspection in any calendar year without the Lessee's prior written consent and (B) so long as the Operating Agreement is in effect, such inspection rights must be exercised subject to the provisions of the Operating Agreement and under the supervision of the Operator, provided
                                                                   --------
further that the Lessee shall be liable for any losses caused by the gross
- -------
negligence or willful misconduct of the Lessee or the Operator in connection with any inspection pursuant to this Section 10.7.

          (b) No Person entitled to make any inspection or inquiry referred to in this Section 10.7 shall have any duty to make such inspection or inquiry, or shall incur any liability or obligation by reason of not making any such inspection or inquiry.

          10.8  Limitation on Acquisition of Secured Notes or Pass Through
                ----------------------------------------------------------
Certificates; Pass Through Trust Agreements.  The Lessee will not, and will not
- -------------------------------------------
permit any of its Affiliates to, acquire directly or through a nominee or agent by purchase or otherwise any interest in any Secured Notes (other than any interest in any Secured Notes acquired by the Lessee (or its Affiliates) through its (or any of its Affiliates') ownership of any Pass Through Certificates) (a) prior to December 12, 1997, (b) if the result of such acquisition would be to prevent the Owner Participant from accounting for the Lease as a leveraged lease in accordance with FASB 13 or (c) if the aggregate principal amount of all Pass Through Certificates held by or for the account of the Lessee immediately after such acquisition would exceed 25 percent of the outstanding principal amount of Secured Notes immediately prior to such acquisition.

          10.9  Operating Agreement.  (a)  Unless the Owner Participant and the
                -------------------
Indenture Trustee shall otherwise consent, the Lessee shall cause MPTM not to accept or approve any amendment to the Operating Agreement, the effect of which would be to adversely affect the interests of the Owner Trustee, the Indenture Trustee or the Owner Participant in the Production System or the Undivided Interest or under the Operative Documents.

          (b) The Lessee may (i) at any time terminate (or allow to be terminated) the Operating Agreement and (ii) enter into (or allow to be entered into) a new operating agreement with respect to the Production System provided:
(1) if such new operating agreement is with Enserch as the operator and does not involve any bona fide substantive negotiation with additional parties that are not Affiliates of either the Lessee, the Guarantor, MPTM or Enserch, the provisions of such operating agreement shall not adversely affect the interests of the Owner Participant and the Indenture Trustee; and (2) in all other cases, the provisions of such operating agreement shall not (A) be less favorable in any material respect (including income taxes) to the interests of the Owner Participant, the Owner Trustee or the Indenture Trustee than the Operating Agreement in effect on the Closing Date, (B) reduce the revenue to which the Owner Trustee would be contractually entitled under the provisions of such operating agreement upon the expiration or termination of the Lease and the effectiveness of the Agency and Support Agreement except to a de minimis extent or (C) increase the monetary obligations to which the Owner Trustee would be contractually subject under the provisions of such operating agreement upon the expiration or termination of the Lease and the effectiveness of the Agency and Support Agreement, except to a de minimis extent.

          10.10  Documentation of Platform.  The Lessee agrees that, at or
                 -------------------------
before the time of delivery of the Platform to the

Owner Trustee on the Closing Date, the Lessee shall cause the Platform to be documented, on a provisional basis, in the name of the Owner Trustee at the Lessee's expense under the laws and the flag of the Republic of Panama and shall, at the Lessee's expense, cause the Platform to be documented on a permanent basis in the name of the Owner Trustee promptly, but in no event later than six months, after the Closing Date. The Lessee shall throughout the Lease Term maintain the documentation of the Platform in the Republic of Panama (or in any other jurisdiction selected by the Lessee provided such other jurisdiction provides substantially equivalent protection for the rights of owner participants, lessors, lenders for similar transactions as the law of the Republic of Panama), and shall not do or suffer or permit to be done anything which would prevent the maintenance of the documentation of the Platform under the laws and the flag of the Republic of Panama (or such other jurisdiction) or which would constitute or result in a violation of any applicable law or regulation of the Republic of Panama (or such other jurisdiction) non-compliance with which could create any material risk of or danger of the sale, forfeiture or loss of any material part of or interest in the Platform.

          10.11  Notice of Certain Events.  Promptly after the Lessee has Actual
                 ------------------------
Knowledge that any Lease Default has occurred and has continued for thirty days, or any Lease Event of Default, Event of Loss or event described in clause (c) of the definition of Event of Loss has occurred, the Lessee shall deliver to the Indenture Trustee and the Owner Participant a notice of such Lease Default, Lease Event of Default, Event of Loss or event described in clause (c) of the definition of Event of Loss which with the giving of notice or lapse of time would become an Event of Loss describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Owner Participant has taken, is taking and proposes to take with respect thereto.

          10.12  Environmental Notices.  The Lessee shall, promptly after the
                 ---------------------
Lessee's receipt thereof, provide the Owner Participant and the Owner Trustee with copies of all written communications from any Person (a) asserting any violation of or noncompliance with Environmental Laws or any Release, discharge or emission of Hazardous Materials into the environment at or from the Production System, or (b) relating to any Environmental Claim against the Lessee, MPTM, the Operator or the Production System that is pending or has been threatened in writing, in each case which is reasonably likely to materially adversely effect the Production System or the business, properties, assets, liabilities, operations or condition (financial or otherwise) of the Guarantor.


          SECTION 11.  OTHER COVENANTS AND AGREEMENTS.
                       ------------------------------

          11.1  Agreements of Owner Participant.  The Owner Participant
                -------------------------------
covenants and agrees that:

          (a)  Discharge of Liens.  The Owner Participant will not create or
               ------------------
     permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge, or to cause to be discharged, (i) all Owner Participant's Liens and (ii) all Lessor's Liens resulting from any act or failure to act by the Owner Trustee at the express direction of, or with express authorization from, the Owner Participant on all or any part of the Undivided Interest, the Trust Estate, the Indenture Estate, or title thereto or any interest therein; provided, however, that the Owner Participant shall not be
              --------  -------
     required to remove any such Owner Participant's Lien or Lessor's Lien (other than any such Lien affirmatively imposed by the Owner Participant) for so long as the same is being diligently contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of (1) the sale, forfeiture or loss of any part of any the Production System, the Trust Estate or the Indenture Estate, or title thereto or any interest therein, (2) the interference with the use or disposition of any of the foregoing or any part thereof, or title thereto or any interest therein, or (3) interference with the payment of Rent. The Owner Participant shall indemnify, protect, defend, save and keep harmless the Lessee, the Loan Participant, and the Indenture Trustee from and against any and all Claims that may be imposed on, incurred by or asserted against such Person or the Undivided Interest arising out of any such Owner Participant's Liens or any

     Lessor's Liens described in clause (ii) of the preceding sentence.

          (b)  Prepayment.  Unless the Lease shall have been declared in default
               ----------
     pursuant to Section 16.1 thereof, the Owner Participant will not, and will not cause or permit the Owner Trustee to, directly or indirectly prepay, redeem, refund, refinance or acquire any Secured Note, or give a notice of redemption with respect thereto, without the prior written consent of the Lessee, other than in the event of a redemption or purchase of Secured Notes by the Owner Trustee or the Owner Participant pursuant to Section
     3.06 of the Indenture or as provided in Section 15. This Section 11.1(b) shall not be deemed to permit prepayment of Secured Notes except as permitted by the Indenture. If (i) the Lessee shall have irrevocably elected (A) to purchase the Undivided Interest pursuant to the Lease or (B) to terminate the Lease with respect to the Undivided Interest or a Significant Portion thereof pursuant to Section 7 of the Lease, and the Lessee shall not have elected to assume the Secured Notes pursuant to
     Section 11.6 or to purchase the Beneficial Interest pursuant to Section 16, or (ii) an Event of Loss with respect to the Production System or a Significant Portion thereof shall have occurred, then the Owner Participant agrees, upon request of the Lessee specifying the relevant information, to instruct the Owner Trustee to give an irrevocable notice of redemption pursuant to Section 3.10 of the Indenture with respect to the Secured Notes to be redeemed in connection with such purchase, termination or Event of Loss, which notice shall specify the date for and amount of such redemption pursuant to, and shall be given in accordance with, the terms of the Indenture. The date so specified by the Lessee shall govern any inconsistent date set forth in the Operative Documents for performance by the Lessee of its obligations in respect of such purchase, termination or Event of Loss.

          (c)  Cooperation with Lessee.  The Owner Participant shall, to the
               -----------------------
     extent reasonably so requested by the Lessee, cooperate with the Lessee, at the Lessee's expense, to enable the Lessee to make the filings and recordings listed in Schedule 3, including, without limitation, at any time and from time to time, upon the request of the Lessee promptly and duly executing and delivering, any and all such further instruments and documents as the Lessee may reasonably request in order to perform such covenants and to make such filings and recordings.

          (d)  Successor Owner Trustee.  Unless the Lease shall have been
               -----------------------
     declared in default pursuant to Section 16.1 thereof, the Owner Participant shall not appoint or cause or allow to be appointed a successor to any Owner Trustee under the Trust Agreement without obtaining the prior written consent of the Lessee which consent shall not unreasonably be withheld. The Owner Participant shall (at the Lessee's expense) cause any such successor trustee, simultaneously with its assumption of duties in such capacity, to take all actions as may be reasonably requested by the Indenture Trustee, the Loan Participant or the Lessee (including, without limitation, the filing of financing statements) in order to establish, preserve, protect and perfect the title of such successor trustee in and to the Undivided Interest and its rights under this Agreement and the other Operative Documents and, so long as any Secured Notes are Outstanding, the mortgage and security interest of the Indenture Trustee in the Indenture Estate granted or intended to be created under the Indenture and the Ship Mortgage and the Indenture Trustee's rights under this Agreement and the other Operative Documents, subject only to Permitted Liens.

          (e)  Performance of Obligations.  The Owner Participant will perform
               --------------------------
     and comply with all obligations imposed on the Owner Participant pursuant to Section 4.4(c) of the Lease and Section 5.01(h) of the Indenture in accordance with the terms and conditions of each thereof. In addition, the Owner Participant agrees to pay, or cause the Lessor to pay, all fees and expenses that are for the account of the Lessor in connection with an Appraisal Procedure.

          (f)  Instructions to Owner Trustee.  The Owner Participant will not
               -----------------------------
     instruct or otherwise direct the Owner Trustee to take, or omit to take, any action in violation of the express covenants and agreements of the

     Owner Trustee in any Operative Document. The Owner Participant will not unreasonably withhold its consent to or authorization of any consent requested of the Owner Trustee under the terms of any Operative Document which by its express terms is not to be unreasonably withheld by the Owner Trustee.

          (g)  Termination of Trust Agreement.  The Owner Participant will not
               ------------------------------
     terminate or revoke, or consent to the termination or revocation of, the Trust Agreement prior to the release of the Lien of the Indenture on the Indenture Estate or, except in connection with the exercise of remedies by the Lessor following a declaration by the Lessor pursuant to Section 16.1 of the Lease that the Lease is in default, prior to the expiration or earlier termination of the Lease pursuant to its terms. The Owner Participant will not, prior to the release of the Lien of the Indenture on the Indenture Estate, amend or modify the Trust Agreement in any manner that would materially adversely affect the Indenture Estate or limit in any material manner the rights of the Indenture Trustee set forth therein.

          (h)  Election to Retain Title.  If the Owner Trustee shall elect to
               ------------------------
     retain title to the Undivided Interest pursuant to Section 7.4 of the Lease, the Owner Participant will cause the Owner Trustee to perform its obligations under Section 7.4 in accordance with the terms thereof.

          (i)  Interim Interest Payment.  The Owner Participant hereby
               ------------------------
     unconditionally agrees with the Lessee, and only with the Lessee (and not with any other party to this Agreement), that it will pay or cause to be paid to the Indenture Trustee $322,902 on or before the Basic Lease Term Commencement Date (such payment being referred to as the "Interim Interest
                                                               ----------------
     Payment" and such date being referred to as the "Interim Interest Payment
     -------                                          ------------------------
     Date"). The Owner Participant and the Owner Trustee hereby direct the
     ----
     Indenture Trustee and the Indenture Trustee hereby agrees, to apply the Interim Interest Payment to the payment of principal and interest on the Secured Notes, as appropriate, which may be due and payable pursuant to the provisions of the Indenture on the Interim Interest Payment Date. The Owner Participant agrees to make the Interim Interest Payment in immediately available funds on or before 11:00 a.m., New York City time, on the Interim Interest Payment Date to the Indenture Trustee in the manner provided in Section 3.3 of the Lease. The Owner Participant agrees to give the Lessee notice by 11:00 a.m., New York City time, on the Interim Interest Payment Date if it has failed to make the Interim Interest Payment due on such date. In the event the Owner Participant fails to make such payment and Lessee makes a payment of Advance Amount pursuant to Section 3.2(b) of the Lease, the Lessee may obtain reimbursement in the manner provided in Section 3.7 of the Lease and, without duplication of the foregoing, shall have such remedies as may be available to it against the Owner Participant at law or in equity in respect of any such Advance Amount.

          (j)  Notice of Indenture Event of Default.  Promptly after the Owner
               ------------------------------------
     Participant has Actual Knowledge that any Indenture Event of Default attributable to the Owner Participant has occurred and is continuing, the Owner Participant shall deliver to the Indenture Trustee and the Lessee a notice of such Indenture Event of Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Owner Participant has taken, is taking and proposes to take with respect thereto; provided that the Owner
                                                --------
     Participant shall not have any liability nor shall any Person have any rights as a result of any failure to provide such notice.

          (k)  ERISA.  The Owner Participant will use commercially reasonable
               -----
     efforts to provide that no Employer Plan purchases the Certificates.

          (l)  Ownership for Tax Purposes.  The Owner Participant will take the
               --------------------------
     position that the Lessor is the owner of the Undivided Interest for federal, state, and local income tax purposes unless the Owner Participant shall have received an opinion of Dewey Ballantine or other independent tax counsel of recognized national standing selected by the Owner Participant and reasonably acceptable to the Lessee concluding that, because of changes in applicable law since the Closing Date, there is no reasonable possibility that such position would be sustained if it were litigated or there is a Final Determination inconsistent with such position.

          11.2  Agreements of Michael M. Hopkins, Trust Company and Owner
                ---------------------------------------------------------
Trustee.  The Trust Company and Michael M. Hopkins, each in its or his
- -------
individual capacity, covenant and agree, jointly and severally, with respect to Sections 11.2(a)(i) and 11.2(b) and the Owner Trustee covenant and agree with respect to Sections 11.2(a)(ii), 11.2(c), 11.2(d), 11.2(e), 11.2(f), 11.2(g),
11.2(h) and 11.2(i) that:

          (a)  Discharge of Liens.  (i) The Trust Company and Michael M. Hopkins
               ------------------
     will not create or permit to exist at any time, and will, at its or his own cost and expense, promptly take such action as may be necessary duly to discharge all Lessor's Liens on all or any part of the Undivided Interest, the Trust Estate, the Indenture Estate, or title thereto or any interest therein attributable to itself or Michael M. Hopkins. Except for the Owner Participant's obligation pursuant to Section 11.1(a)(ii), the Trust Company and Michael M. Hopkins shall indemnify, protect, defend, save and keep harmless the Lessee, the Owner Participant, the Loan Participant and the Indenture Trustee from and against any and all Claims that may be imposed on, incurred by or asserted against such Person or the Undivided Interest arising out of or secured by any such Lien.

               (ii) The Owner Trustee will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary duly to discharge all Lessor's Liens on all or any part of the Undivided Interest, the Trust Estate, the Indenture Estate, or title thereto or any interest therein attributable to the Owner Trustee; provided, however, that the Owner Trustee shall not be required to remove
     --------  -------
     any such Lessor's Lien (other than any such Lien affirmatively imposed by the Owner Trustee) for so long as the same is being diligently contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of (1) the sale, forfeiture or loss of any part of any the Production

     System, the Trust Estate or the Indenture Estate, or title thereto or any interest therein, (2) interference with the use or disposition of any of the foregoing or any part thereof, or title thereto or any interest therein, or (3) interference with the payment of Rent.

          (b)  Change of Chief Place of Business.  The Trust Company shall give
               ---------------------------------
     notice to the Lessee, the Owner Participant and the Indenture Trustee promptly after any change in its chief place of business or chief executive office, or the office where the records concerning the accounts, contract rights or general intangibles relating to the transactions contemplated hereby are kept or any change in the State of residency of Michael M. Hopkins.

          (c)  Cooperation with the Lessee.  The Owner Trustee shall, to the
               ---------------------------
     extent reasonably so requested by the Lessee, cooperate with the Lessee, at the Lessee's expense, to enable the Lessee to make the filings and recordings listed in Schedule 3, including, without limitation, at any time and from time to time, upon the request of the Lessee promptly and duly executing and delivering any and all such further instruments, documents and financing statements (and continuation statements related thereto) as the Lessee may request in order to perform such covenants and to make such filings and recordings.

          (d)  Notice of Transfer of Assets.  The Owner Trustee shall not
               ----------------------------
     transfer any of the estates, properties, rights, powers, duties or trusts of the Owner Trustee to any successor trustee or to any additional or separate trustee under the Trust Agreement without giving prior written notice of such transfer to the Owner Participant, the Lessee, the Loan Participant and the Indenture Trustee in accordance with Section 11 of the Trust Agreement.

          (e)  Certain Transfers; Termination.  Except as expressly permitted
               ------------------------------
     hereby or by the terms of any other Operative Document, unless the Lease shall have been declared in default in accordance with Section 16.1 thereof, the Owner Trustee will not transfer the Undivided Interest to any Person prior to the expiration or earlier termination of the Lease pursuant to its terms, other than a successor Owner Trustee appointed in accordance with the provisions of
     Section 11 of the Trust Agreement, or terminate the Trust Agreement or distribute all or any part of the Trust Estate to any Person.

          (f)  Owner Trustee's Activities.  The Owner Trustee will not incur any
               --------------------------
     indebtedness for money borrowed, or enter into any other activity, except as contemplated by the Operative Documents or as may be necessary or advisable to carry out its obligations or enforce its rights thereunder.

          (g)  Notice of Indenture Event of Default.  Promptly after the Owner
               ------------------------------------
     Trustee has Actual Knowledge that any Indenture Event of Default attributable to the Owner Trustee has occurred and is continuing, the Owner Trustee shall deliver to the Lessee a notice of such Indenture Event of Default which is not also a Lease Event of Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Owner Trustee has taken, is taking and proposes to take with respect thereto; provided that the Owner Trustee shall not have any liability nor shall any Person have any rights as a result of any failure to provide such notice.

          (h)  Ownership for Tax Purposes.  The Owner Trustee will not take any
               --------------------------
     position inconsistent with its ownership of the Undivided Interest for federal, state, or local income tax purposes (except that treating the trust created by the Trust Agreement as a grantor trust or other pass-through entity shall not be considered a position that is inconsistent with the Owner Trustee's ownership of the Undivided Interest) unless the Owner Participant shall have received an opinion of Dewey Ballantine or other independent tax counsel of recognized national standing selected by the Owner Participant and reasonably acceptable to the Lessee concluding that, because of changes in applicable law since the Closing Date, there is no reasonable possibility that such position would be sustained if it were litigated or there is a Final Determination inconsistent with such position.

          11.3  Agreements of Pass Through Trustee.  Each Pass Through Trustee
                ----------------------------------
covenants and agrees that:

          (a)  Transfer of Secured Notes.  Any sale, transfer or assignment
               -------------------------
     (including, without limitation, a transfer pursuant to the exercise of remedies with respect to any Secured Note) by such Pass Through Trustee of any Secured Note or of all or any part of its interest hereunder or under the Indenture shall be on the express condition that the purchaser, transferee or assignee, as the case may be, shall agree to be bound by the terms and provisions applicable to such Pass Through Trustee contained in this Agreement, the Secured Notes and the Indenture. The acceptance by any Person of any Secured Note shall constitute such Person's agreement to be bound by the terms and provisions of this Agreement and the Indenture. No Pass Through Trustee will make any such sale, transfer or assignment to any Person unless such Person delivers to the Lessee, the Owner Trustee, the Indenture Trustee and the Owner Participant (i) a written representation and warranty by such Person and an opinion of counsel reasonably satisfactory to the Lessee, the Owner Trustee and the Owner Participant to the effect that such sale, transfer or assignment to and the holding of any such interest by, such Person (1) will not result in a "prohibited transaction" as defined in Section 406 of ERISA or Section 4975 of the Code, or (2) are covered by an exemption contained in ERISA or an administrative exemption adopted thereunder and (ii) a written undertaking by such Person that is substantially identical to the covenant made by such Pass Through Trustee in this Section 11.3(a) (including this clause (ii)).

          (b)  Instructions to Indenture Trustee.  No Pass Through Trustee will
               ---------------------------------
     instruct or otherwise direct the Indenture Trustee to take, or omit to take, any action in violation of the express covenants and agreements of the Indenture Trustee in any Operative Document.

          11.4  Agreements of Indenture Trustee.  First Security Bank of Utah,
                -------------------------------
National Association and Val T. Orton, each in its or his individual capacity, to the extent set forth herein, and as Indenture Trustee covenant and agree, jointly and severally, as follows:

          (a)  Discharge of Liens.  First Security Bank of Utah, National
               ------------------
     Association and Val T. Orton, each in its or his individual capacity, covenant and agree, jointly and severally, that it and he will not create or permit to exist at any time, and will, at its own cost and expense, promptly take such action as may be necessary to discharge, all of Indenture Trustee's Liens on all or any part of the Undivided Interest, the Trust Estate or the Indenture Estate, or title thereto or any interest therein. First Security Bank of Utah, National Association and Val T. Orton, each in its or his individual capacity, covenant and agree, jointly and severally, that it and he shall indemnify, protect, defend, save and keep harmless the Lessee, the Owner Participant, each Loan Participant and the Owner Trustee from and against any and all Claims imposed on, incurred by or asserted against such Person arising out of any Indenture Trustee's Lien.

          (b)  Cooperation With the Lessee.  The Indenture Trustee shall, to the
               ---------------------------
     extent reasonably requested by the Lessee, cooperate with the Lessee, at the Lessee's expense, to enable the Lessee to perform the Indenture Trustee's covenants contained in Section 10.6 and to make the filings and recordings listed in Schedule 3, including, without limitation, at any time and from time to time, upon request of the Lessee promptly and duly executing and delivering any and all such further instruments, documents and financing statements (and continuation statements related thereto) as the Lessee may request in order to perform such covenants and to make such filings and recordings.

          (c)  Original Lease.  Except to the extent otherwise required by the
               --------------
     Indenture, First Security Bank of Utah, National Association agrees, in its individual capacity, that it will maintain possession of the original executed counterpart of the Lease in order to preserve the perfection of the Lien of the Indenture thereon.

          (d)  Performance of Obligations.  The Indenture Trustee will perform
               --------------------------
     and comply with the provisions of the Indenture which, upon satisfaction of any applicable conditions set forth therein, require payment or the tendering of performance to the Lessee.

          11.5  Confidentiality.  Each of the parties hereto agrees that all
                ---------------
matters relating to this Agreement, the other Operative Documents, the Federal Leases, the Pass Through Trust Agreements, the Placement Agreement, the Operating Agreement and the Unit Agreement and the transactions contemplated hereby shall be kept strictly confidential, including, without limitation, the substance of its commercial terms, and any disclosure of such matters shall be made only with the prior written consent of the other parties hereto. The obligations set forth in this Section shall survive any termination or rescission of this Agreement, the Operative Documents, the Federal Leases, the Pass Through Trust Agreements, the Operating Agreement and the Unit Agreement, as the case may be. Nothing in this Section shall prevent, or require the consent of any party to, any disclosure:

          (a)  required by any court of competent jurisdiction;

          (b) as may be required by any Governmental Rule or Governmental Authority;

          (c) by either party to its legal and other professional advisers, or in the course of or for the purpose of any arbitration or court proceedings; or

          (d) of information which has otherwise become public information through no breach of this Section 11.5 by the disclosing party.

          11.6  Assumption of Secured Notes.  Each of the Owner Participant, the
                ---------------------------
Owner Trustee, each Loan Participant and the Indenture Trustee agrees that if, pursuant to Section 6.1(c), (d), (e) or (f) of the Lease, the Lessee elects to purchase the Undivided Interest, the Lessee may elect to assume the obligations of the Owner Trustee under the Secured Notes and under the Indenture by giving notice of such election at least 30 days prior to the applicable purchase date in accordance with and with the effect provided in Section 3.04 of the Indenture. In the event any purchase of the Undivided Interest pursuant to
Section 6.1(d), (e) or (f) of the Lease shall occur prior to the fifth anniversary of the Closing Date, the Lessee shall assume such obligations of the Owner Trustee in accordance with the preceding sentence. In the event that the Relevant Amendment becomes effective, this Agreement, the other Operative Documents and the Pass Through Trust Agreements shall be deemed amended as provided in the Relevant Amendment.


          SECTION 12.  INDEMNIFICATION.
                       ---------------

          12.1  General Indemnification.
                -----------------------

          (a) Indemnification.  The Lessee agrees, whether or not any of the
              ---------------
transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, save and keep harmless each Indemnitee, on an After-Tax Basis, from and against any and all Claims that may be imposed on, incurred by or asserted against any Indemnitee (whether because of an action or omission by such Indemnitee or otherwise and whether or not such Indemnitee shall also be indemnified as to any such Claim by any other Person), in any way relating to or arising out of (i) the Production System or the Undivided Interest or any part thereof, (ii) the Operative Documents, the Pass Through Trust Agreements, the Operating Agreement, the Federal Leases, the Unit Agreement, or the transactions contemplated thereby or the issuance or refinancing of the Secured Notes or the Pass Through Certificates (including Claims arising under the Securities Act with respect to any offering of any Secured Notes or Pass Through Certificates or any other securities issued in connection therewith) or the making of any investment (including the Investment) in the Production System, payments made pursuant to any thereof or the enforcement by any Indemnitee of any of its rights under the Operative Documents, or any other transaction contemplated by the Operative Documents, including the negotiation, execution and delivery of amendments thereto, (iii) the manufacture, financing, refinancing, design, construction, inspection, purchase, ownership, acquisition, acceptance, rejection, delivery, nondelivery, possession, transportation, lease, sublease, sub-
sublease, sub-sub-sublease, mortgaging, granting of a security interest in, preparation, installation, condition, transfer of title, rental, use, operation, storage, maintenance, modification, alteration, repair, assembly, sale, return, registration, abandonment or other application or disposition of all or any part of the Production System or the Undivided Interest or any interest therein, including, without limitation, (A) Claims or penalties arising from any violation of law or liability in tort (strict or otherwise), (B) loss of or damage to any property or the environment (including, without limitation, all Claims associated with remediation, response, removal, corrective action, clean-up, Remedial Action, treatment, compliance, restoration, abatement, encapsulation, containment, revegetation, monitoring, sampling, investigation, assessment, financial assurance, natural resource damages, the protection of wildlife and aquatic and vegetation, the interference with or contamination of any wetland or body of water (whether surface or subsurface) or aquifer, and any relevant mitigative action under any Environmental Law and any Claims resulting from or relating to the existence or presence of any Hazardous Material at, in, or under the Production System, any parts thereof, or the undivided interests therein, or the Release, emission or discharge of any Hazardous Material into the environment (including air, water vapor, surface water, ground water, and land (whether surface or subsurface)) or death or injury to any Person, (C) latent or other defects, whether or not discoverable, and (D) any claim for patent, trademark or copyright infringement, (iv) any breach of or failure to perform or observe, or any other breach of or failure to perform or observe, or any other non-compliance with, any covenant, condition or agreement or other obligation to be performed by the Lessee or the Guarantor under any Operative Document, the Federal Leases, the Operating Agreement or the Unit Agreement, or the falsity of any representation or warranty of the Lessee, or the Guarantor in any of the Operative Documents, any Pass Through Trust Agreement or in any certificate delivered by the Lessee or the Guarantor, (v) the imposition of any Lien on the Production System or the Undivided Interest, or (vi) any violation of any Governmental Rule with respect to the Lessee, the Guarantor, the Production System or the Undivided Interest; provided, however, that the Lessee
                                             --------  -------
shall not be required to indemnify any Indemnitee under this Section 12.1 for
(1) any Claim in respect of the

Production System to the extent attributable to acts, events, circumstances or conditions which arise, occur or exist after the earlier of: (I) the return of possession of the Undivided Interest to the Owner Trustee or its designee pursuant to the terms of the Lease, (II) the purchase by the Lessee of the right, title and interest in and to the Undivided Interest and the payment of the applicable purchase price and all amounts due under the Operative Documents and (III) the payment by the Lessee of all amounts required to be paid under the Lease following an Event of Loss with respect to the Production System, and which did not exist prior to or concurrently with such return, purchase of payment, (2) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnitee (other than willful misconduct or gross negligence imputed to such Indemnitee solely by reason of its interest in the Undivided Interest), (3) any Transaction Expense, (4) any other expense or Claim to the extent expressly provided under any of the Operative Documents to be paid or borne by such Indemnitee at its own expense or for which such Indemnitee is expressly not entitled to indemnity or reimbursement, (5) any Claim to the extent resulting from the offer, sale, disposition or transfer by such Indemnitee of all or part of its interest in the Undivided Interest, the Secured Notes, the Pass Through Certificates or the Trust Estate, other than any such transfer or disposition (i) resulting from a continuing Lease Event of Default,
(ii) in connection with an Event of Loss, (iii) pursuant to Section 6 or 7 of the Lease or Section 16 of this Agreement, or (iv) to a successor Owner Trustee,
(6) any Claim to the extent resulting from a breach by such Indemnitee of any of its representations, warranties or covenants in any Pass Through Trust Agreement or in any of the Operative Documents or in any Officer's Certificate delivered pursuant thereto or to the extent resulting from a violation of law by such Indemnitee (other than any violation imputed to an Indemnitee solely by reason of its interest in the Undivided Interest), unless such violation of law or breach is the result of the failure of any other party to comply with its obligations under any Operative Document to which it is a party (other than, in the case of the Owner Participant, such a failure by the Owner Trustee as a result of the direction or instruction of the Owner Participant and, in the case of any Loan Participant, such a failure by the Indenture Trustee as a result of the direction or instruction of (or a vote or consent in favor of such direction or instruction by) such Loan Participant), (7) any Claim to the extent relating to Taxes (other than Taxes required to be paid to indemnify such Indemnitee under this Section 12.1 on an After-Tax Basis) whether or not the Lessee is obligated to indemnify for such Taxes under Section 12.2 or the Tax Indemnity Agreement, (8) any Claim to the extent resulting from any business, transaction or other activity in which such Indemnitee is engaged, other than the transactions contemplated hereby, by the Pass Through Trust Agreements or by any of the other Operative Documents, except to the extent resulting from a Lease Event of Default, (9) any Claim to the extent attributable to the authorization or giving or withholding by such Indemnitee of any future amendments, supplements, waivers or consents with respect to any Operative Document or the Pass Through Trust Agreement, other than such as have been requested by the Lessee, or such that occur as a result of a Lease Event of Default, or such as are expressly required by any Operative Document or any Pass Through Trust Agreement or such as are required to comply with any Governmental Rule, (10) any Claim resulting from any Indenture Event of Default which is not also a Lease Event of Default, (11) with respect to the Owner Trustee, the Trust Company, Michael M. Hopkins and the Owner Participant, any Claim resulting from the indemnity given by the Owner Participant pursuant to Section 6.3 of the Trust Agreement or any indemnification pursuant thereto, except to the extent that the indemnitee under such Section 6.3 would be otherwise entitled to indemnification from the Lessee under this Section 12.1, (12) any Claim of any Pass Through Trustee to the extent that it is indemnified by the Lessee pursuant to the applicable Pass Through Trust Agreement, (13) Claims against such Indemnitee resulting from a violation of ERISA or Section 4975 of the Code to the extent resulting from actions by such Indemnitee, other than, in the case of the Owner Participant, the making and holding of its investment pursuant to this Agreement or the taking of any action at the request or direction of the Lessee,
(14) any Claim which is an ordinary and usual operating or overhead expense of such Indemnitee except expenses incurred relating to an Event of Default, (15) in the case of any Indemnitee other than the Owner Participant, the failure on the part of the Indenture Trustee, the Owner Trustee or any Pass Through Trustee, as the case may be, to distribute in accordance with the Indenture, or the Trust Agreement, or any Pass Through Trust Agreement, as the case may be, any amounts received and distributable by it thereunder, (16) in the case of the Owner Participant, failure on the part of the Owner Trustee to distribute in accordance with the Trust Agreement any amounts received and distributable by it thereunder, (17) any Claim to the extent resulting from the imposition of any Lien which such Indemnitee is required to lift and discharge pursuant to any Operative Document (including for purposes of this clause (17) any Lien which such Indemnitee would be required to lift and discharge but for the proviso set forth in Section 11.1(a) or 11.2(a)(ii)), and (18) any Claim of such Indemnitee relating to or arising from the inaccuracy, incompleteness or misleading nature of any statement or representation included in any registration statement issued in connection with any of an offer, sale or disposition of any Secured Notes, Pass Through Certificates or similar interest, which statement or representation is based on written information supplied or made available by such Indemnitee specifically for inclusion in such registration statement (it being agreed that no such information has been supplied or made available by the Owner Participant). The obligation to provide indemnities in accordance with the terms of this Section 12.1 shall survive the termination of the Lease.

          (b)  Notices.  If the Lessee shall obtain knowledge of any action,
               -------
suit, proceeding or written notice of any Claim indemnified against under this
Section 12.1, the Lessee shall give prompt notice thereof to the appropriate Indemnitee or Indemnitees, as the case may be, and if any Indemnitee shall obtain any such knowledge, such Indemnitee shall give prompt notice thereof to the Lessee provided that the failure of such Indemnitee to so notify the Lessee
           --------
shall not affect the Lessee's indemnification obligations under this Section
12.1 to such Indemnitee except to the extent of any increase in the amount of such Claim resulting from such failure or to the extent the Lessee is effectively precluded from contesting such Claim as a result of such failure.


          (c)  Contests.  Subject to the rights of insurers under policies of
               --------
insurance maintained pursuant to Section 13 of the Lease, the Lessee shall have the right, at its sole cost and expense, to investigate, and the right in its sole discretion to defend or contest by appropriate proceedings or compromise, any Claim for which indemnification is sought under this Section 12.1, and the Indemnitee shall cooperate, at the Lessee's expense, with all reasonable requests of the Lessee in connection therewith, provided that the
                                                           --------
Lessee shall not have the right without the consent of the Indemnitee to defend, contest or compromise any claim with respect to such Indemnitee (i) if a Specified Lease Event of Default shall have occurred and be continuing, (ii) if such proceeding involves any material danger of the sale, forfeiture or loss of the Undivided Interest, or (iii) if such Claim involves a realistic possibility of criminal sanctions or criminal liability to such Indemnitee, in which event the Indemnitee shall be entitled to control and assume responsibility for the defense of such Claim at the expense of the Lessee. The Lessee shall keep the Indemnitee which is the subject of such proceeding fully apprised of the status of such proceeding and shall provide such Indemnitee with all information with respect to such proceeding as such Indemnitee shall reasonably request. In the event an Indemnitee has assumed control of any such proceeding, it shall keep the Lessee fully apprised of the status of such proceeding and shall provide the Lessee with all information, including the receipt of all settlement offers, with respect to such proceeding as such Indemnitee shall reasonably request. Where the Lessee or the insurers under a policy of insurance maintained by the Lessee undertake the defense of an Indemnitee with respect to a Claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of the Lessee or such insurers; provided
                                                                      --------
that, if (i) in the written opinion of counsel to such Indemnitee an actual or potential material conflict of interest exists where it is advisable for such Indemnitee to be represented by separate counsel or (ii) such Indemnitee has been indicted or otherwise charged in a criminal complaint in connection with a Claim not excluded by Section 12.1(a) and such Indemnitee informs the Lessee that such Indemnitee desires to be represented by separate counsel, the reasonable fees and expenses of such separate counsel shall be borne by the Lessee. Subject to the requirements of any policy of insurance, an Indemnitee may participate at its own expense in any judicial proceeding controlled by the Lessee pursuant to the preceding provisions and such participation shall not constitute a waiver of the right to receive the indemnification provided in this Section

12.1. Notwithstanding anything to the contrary contained herein, during the continuance of a Lease Event of Default, the Lessee shall not compromise any Claim without the consent of the applicable Indemnitee unless such Claim is simultaneously discharged, such consent not to be unreasonably withheld.

          Notwithstanding anything to the contrary contained in this Section 12.1, to the extent the defense or settlement of any Claim in respect of which an Indemnitee is entitled to indemnification hereunder is governed by the terms of the Operating Agreement, such defense or settlement shall be governed by the Operating Agreement; provided, that the defense or settlement of such Claim in
                     --------
accordance with the Operating Agreement shall not limit the Lessee's obligations to indemnify such Claim pursuant to this Section 12.1.

          (c)  Subrogation.  Upon payment in full of any Claim by the Lessee
               -----------
pursuant to this Section 12.1 to or on behalf of an Indemnitee, the Lessee, without any further action, shall be subrogated to any and all claims that such Indemnitee may have in respect of the matters against which such indemnity was given (other than claims under any insurance policies maintained by such Indemnitee). Such Indemnitee agrees to cooperate with the Lessee and to execute such further instruments to permit the Lessee, at the Lessee's expense, to pursue such claims, to the extent reasonably requested by the Lessee.

          (d)  Refunds.  Upon receipt by any Indemnitee of a repayment or
               -------
reimbursement of all or any part of any Claim for which the Lessee shall have paid for any Indemnitee or for which the Lessee shall have reimbursed any Indemnitee pursuant to this Section 12.1, such Indemnitee shall pay to the Lessee, as promptly as practicable after the receipt thereof, the amount of such repayment or reimbursement plus any interest received by such Indemnitee on such amount plus the amount of any tax savings realized by such Indemnitee as a result of such payment made to the Lessee, but not in excess of the amount of all prior payments made by the Lessee pursuant to this Section 12.1 with respect to such Claim less the amount of all prior refunds paid by such Indemnitee with respect to such Claim pursuant to this subsection (e).

          (e)  Payments; Verification.  Any amount payable to any Indemnitee
               ----------------------
pursuant to this Section 12.1 shall be paid to such Indemnitee promptly upon receipt of a written demand therefor from such Indemnitee, accompanied by a written statement describing the basis for such indemnity and the computation of the amount so payable and, if requested by the Lessee, such determination shall be verified by a nationally recognized independent accounting firm mutually acceptable to the Lessee and the Indemnitee at the Lessee's expense, unless such accounting firm determines that the amount payable by the Lessee is less than 95 percent (95%) of the amount shown on such written statement, in which case such verification shall be at such Indemnitee's expense.

          (f)  Trustees Fees.  The Lessee shall pay the reasonable ongoing fees
               -------------
and expenses of the Owner Trustee and the Indenture Trustee for acting as such to the extent not included in the Transaction Expenses. The Lessee shall have the right to receive and review any substantiation relating to any such ongoing expenses as it may reasonably request.

          12.2  General Tax Indemnification. (a)  Payment of Taxes.  The Lessee
                ---------------------------       ----------------
agrees that each payment of Rent pursuant to the Lease shall be free of all withholding with respect to Taxes of any nature whatsoever, and in the event that the Lessee shall be required by applicable law to make any such withholding for any such payment, (x) Basic Rent payable shall be increased so that after making all required withholdings the Tax Indemnitee receives an amount equal to the Rent it would have received had such withholdings not been made, (y) the Lessee shall make such withholdings and (z) the Lessee shall pay the full amount withheld to the relevant taxing authority in accordance with applicable law. If for any reason, the Lessee is required to make any payment to a taxing authority or to any Tax Indemnitee as a result of the application of the preceding sentence or otherwise that relates to or is a result of any Tax imposed on or with respect to any Tax Indemnitee which Tax (in whole or in part) is not the responsibility of the Lessee under the terms of this Section 12.2, then the Tax Indemnitee in respect of whom such Tax is an excluded Tax hereunder shall, within 30 days after receipt of notice of payment of the Tax and appropriate payment documentation with respect thereto, pay to the Lessee an amount which equals the amount paid by the Lessee with respect to or as a result of such Tax that is not the responsibility of the Lessee (including any expenses or other charges borne by the Lessee) increased by (but subject to the proviso in Section 12.2(f)) the amount of tax savings to such Tax Indemnitee attributable to the making of such payment to the Lessee. Each Tax Indemnitee also agrees (subject to the proviso in Section 12.2(f)) to reimburse the Lessee for any amounts withheld for which such Tax Indemnitee obtains a credit or refund, within 30 days after receipt of such credit or refund.

          Except as provided in Section 12.2(b), the Lessee agrees to pay, and to indemnify, protect, defend, save and keep harmless each Tax Indemnitee, on an After-Tax Basis, whether or not any or all of the transactions contemplated hereby are consummated in whole or in part, from and against any and all taxes, impositions, fees, levies, assessments, duties, withholdings, governmental claims or other charges of any nature whatsoever (together with any related interest, fines, penalties or additions to tax), including, without limitation, rental, income, withholding, sales, use, transfer, leasing, personal property, excise, receipts, franchise, value-added, stamp, filing, recording, documentation or license taxes, however imposed or asserted, by any United States federal, state or local government or taxing authority (including any possession or territory thereof) or any foreign government or taxing authority or subdivision thereof, or any international taxing authority or any subdivision or taxing authority of any thereof (all the foregoing being herein collectively called "Taxes" or, separately, a "Tax"), upon or with respect to (i) the
        -----                     ---
Undivided Interest or any portion thereof or interest therein, (ii) the acquisition, purchase, sale, financing, leasing, subleasing, sub-subleasing and sub-sub-subleasing, ownership, maintenance, repair, redelivery, alteration, insuring, control, use, operation, manufacture, assembly, delivery, possession, repossession, location, storage, importation, exportation, refinancing, refunding, transfer of title, registration, reregistration, transfer of registration, return or other disposition thereof of all or any part of the Undivided Interest or any portion thereof or interest therein, (iii) the rental payments (including, without limitation, all Basic Rent and Supplemental Rent), receipts or earnings arising from the Undivided Interest or any portion thereof or interest therein, or payable pursuant to the Lease, or any other payment or right to receive payment pursuant to the Operative Documents or the Pass Through Trust Agreements or Pass Through Certificates (including, without limitation, any payment of principal, interest, discount or premium on or with respect to the Secured Notes), (iv) any Modification or replacement, removal, substitution or repair of a Component or Replacement Component, (v) the Operative Documents and any other documents contemplated hereby or thereby and amendments and supplements thereto, or the issuance, refunding, refinancing or resetting of the Secured Notes or the Pass Through Certificates or any other document executed and delivered in connection with the consummation of the transactions contemplated by the Operative Documents or the Pass Through Trust Agreements or the interest of any Tax Indemnitee in any of the foregoing, or the execution, amendment, issuance or delivery of any of the foregoing, (vi) the Indenture Estate or Trust Estate or Pass Through Trusts or the property, or the income or other proceeds received with respect to the property, held by the Indenture Trustee under the Indenture or the Owner Trustee under the Trust Agreement, or (vii) otherwise arising out of, with respect to, or in connection with the transactions contemplated by the Operative Documents, the Pass Through Certificates, or the Pass Through Trust Agreements.

          (b)  Exclusions from General Tax Indemnity.  The provisions of Section
               -------------------------------------
12.2(a) shall not apply to, and the Lessee shall have no liability to a Tax Indemnitee under Section 12.2(a) with respect to:

               (1) Taxes (other than such Taxes that are sales, use, rental, property or ad valorem Taxes) imposed on, based on or measured by, net
                 -- -------
     income, receipts, capital, net worth, excess profits or conduct of business which are imposed by any state or local government, or any foreign or international taxing authority, including any franchise or privilege Taxes, minimum Taxes, value added Taxes imposed in lieu of net income Taxes, withholding Taxes, and any Taxes on or measured by any items of tax preference;

               (2) Taxes, including, without limitation, sales and transfer Taxes, that result from any voluntary or involuntary transfer by such Tax Indemnitee of any interest in the Undivided Interest, the Trust Estate or any portion of any of the foregoing, or any interest arising out of the Operative Documents or any Pass Through Trust Agreement or the Secured Notes or Pass Through Certificates; provided, however, that this Section 12.2(b)(2) shall not
                   --------  -------
     apply to any transfer that (A) relates to the exercise of remedies in connection with a Lease Event of Default; (B) results from an Event of Default or from an Event of Loss; or (C) results from the replacement, removal or substitution of all or any part of the Undivided Interest;

               (3) Taxes imposed by any jurisdiction that would not have been imposed on a Tax Indemnitee but for its activities in such jurisdiction unrelated to the transactions contemplated by the Operative Documents or the Pass Through Trust Agreements;

               (4) Taxes that result from (A) the willful misconduct or gross negligence of such Tax Indemnitee, (B) the breach or inaccuracy by such Tax Indemnitee of any of its representations, covenants and obligations under the Operative Documents, (C) the failure of a Tax Indemnitee to file tax returns properly and on a timely basis or to claim a deduction or credit to which it is entitled (provided that such Tax Indemnitee shall not be obligated to claim a deduction or credit if it requests but fails to receive an opinion of Dewey Ballantine or other independent counsel selected by such Tax Indemnitee and reasonably acceptable to the Lessee that it is entitled to claim such deduction or credit, or (D) the failure of a Tax Indemnitee to comply with certification, reporting or other similar requirements of the jurisdiction imposing such Tax; provided,
                                                                 --------
     however, that the exclusions set forth in subclauses (C) and (D) shall not
     -------
     apply if any such failure is the result of the failure of the Lessee to (I) perform its obligations under Section 12.2(c), or to perform its duties and responsibilities pursuant to any of the Operative Documents, (II) timely and properly notify such Tax Indemnitee of the applicable filing, certification, reporting or other similar requirements, or (III) provide reasonable assistance in complying with any such requirement;

               (5) Taxes which are attributable to any period or circumstance occurring after the expiration or earlier termination of the Lease, except to the extent attributable to (A) a failure of the Lessee to fully discharge its obligations under the Lease, (B) Taxes imposed on or with respect to any payments that are due after the expiration or earlier termination of the Lease and which are attributable to a period or circumstance occurring prior to such expiration or earlier termination or
     (C) Taxes that relate to events, matters or circumstances occurring prior to such expiration or earlier termination;

               (6) Taxes which are based on or measured by fees or compensation received by the Owner Trustee for acting as Owner Trustee under the Trust Agreement, the Indenture Trustee for acting as Indenture Trustee under the Indenture or any Pass Through Trustee for acting as Pass Through Trustee under the applicable Pass Through Trust Agreement;

               (7) Taxes to the extent such Taxes would not have been imposed on a Tax Indemnitee if such Tax Indemnitee were a United States person for United States federal income tax purposes;

               (8) any Tax that is being contested in accordance with the provisions of Section 12.2(e) during the pendency of such contest, but only for so long as such contest is continuing in accordance with such Section and payment is not otherwise required pursuant to such Section;

               (9) Taxes as to which any Tax Indemnitee fails to comply with its contest obligations under

     Section 12.2(e) in any material respect, but only to the extent such failure materially impairs the Lessee's contest rights with respect to the Taxes that are the subject of the contest and is not due to any act or failure to act by the Lessee; provided, however, that this Section
                                   --------  -------
     12.2(b)(9) shall not constitute a waiver by the Lessee of its rights, if any, to assert and sue upon any claims it may have against the Tax Indemnitee by reason of its failure to comply with its obligations under
     Section 12.2(e) of this Agreement;

              (10) Taxes imposed as a result of the trust described in the Trust Agreement or the Pass Through Trusts not being treated as a grantor trust or other conduit entity for federal, state or local tax purposes;

              (11) any Taxes with respect to a transferee or subsequent transferee to the extent of the excess of such Taxes over the amount of the Taxes that would have been imposed had there not been a transfer by the initial Tax Indemnitee after the Closing Date of (i) an interest in the Undivided Interest, or of a beneficial interest in the Trust Estate or any portion of any of the foregoing, or (ii) any interest arising under any Operative Document or any Pass Through Trust Agreement or any Secured Note or Pass Through Certificate;

              (12) Taxes which have been included in Lessor's Cost;

              (13) any United States federal Taxes including any Taxes which are the subject of the Tax Indemnity Agreement;

              (14) any Taxes imposed as a result of, or in connection with, any "prohibited transaction," within the meaning of Section 4975 of the Code,
     Section 406 or ERISA or any comparable laws of any governmental authority, engaged in by any Tax Indemnitee to the extent resulting from action by such Tax Indemnitee other than, in the case of the Owner Participant, the making and holding of its investment in the Interest or the taking of any action at the request or direction of the Lessee;

             (15) Taxes imposed on the Owner Trustee or the Owner Participant resulting from a Lessor's Lien or an Owner Participant's Lien, respectively;

             (16) Taxes resulting from an amendment to an Operative Document which is not consented to by the Lessee in writing; or

             (17) any Tax in the nature of an intangible tax or similar tax upon or with respect to the value of the interest of the Indenture Estate or a Certificateholder, as the case may be, in any of the Secured Notes or Certificates imposed by any government or taxing authority.

          Notwithstanding anything contained herein or any other Operative Document to the contrary, the Lessee acknowledges and agrees to indemnify and hold harmless the Owner Participant and Owner Trustee against any and all withholding Taxes (inclusive of any interest and penalties imposed for any failure to timely withhold such Taxes) imposed on or with respect to any amounts paid to a Loan Participant or any successor, assignee or Affiliate thereof, as an indemnified Tax for purposes of this Section 12.2, unless such withholding is due to (i) the Owner Participant or the Owner Trustee not being a United States person for United States federal income tax purposes, (ii) a failure of the Owner Participant or the Owner Trustee to comply with any provision of the Operative Documents (including Section 12.2(b)(4)) except if such failure is the result of the failure of the Lessee to perform its obligations under Section 12.2(c) or (iii) the breach or inaccuracy of any representations, covenants or obligations by the Owner Participant or Owner Trustee under the Operative Documents. If a Tax (including any related interest, fines, penalties or addition to Tax) results from a failure of any Tax Indemnitee to comply with its obligations under the Operative Documents or any Pass Through Trust Agreement and the Lessee is required to indemnify another Tax Indemnitee against the imposition of such Tax, then the Tax Indemnitee whose failure resulted in the imposition of such Tax shall, within 30 days after receipt of notice of payment of the Tax and appropriate payment documentation with respect thereto, pay to the Lessee an amount which equals the amount paid by the Lessee with respect to or as a result of such Tax (including any expenses or other charges borne by the Lessee) increased by (but subject to the proviso in Section 12.2(f)) the amount of tax savings to such Tax Indemnitee attributable to the making of such payment to the Lessee.

          The provisions of this Section 12.2(b) shall not apply to any Taxes imposed in respect of the receipt or accrual of any indemnity payment made by the Lessee pursuant to this Section 12.2 hereof or pursuant to the Tax Indemnity Agreement.

          (c)  Reports.  If any report, return, certification or statement is
               -------
required to be filed with respect to any Tax that is subject to indemnification under this Section 12.2, the Lessee shall timely prepare and file the same (except for (i) any report, return or statement relating to any Taxes described in Section 12.2(b)(1) or any Taxes in lieu of or enacted in substitution for any of the foregoing or (ii) any other report, return, certification or statement which the Tax Indemnitee has notified the Lessee that the Tax Indemnitee intends to prepare and file); provided that such Tax Indemnitee shall have furnished the
                      --------
Lessee, at the Lessee's expense, with such information reasonably necessary to prepare and file such returns as is within such Tax Indemnitee's control. The Lessee shall either file such report, return, certification or statement (so as to show the ownership of the Undivided Interest in the Owner Trustee) and send a copy of such report, return, certification or statement to the Owner Participant and the Owner Trustee, or, where not so permitted to file, shall notify the Owner Participant and the Owner Trustee of such requirement within a reasonable period of time prior to the due date for filing (without regard to any applicable extensions) and prepare and deliver such report, return, certification or statement to the Owner Participant and the Owner Trustee. In addition, within a reasonable time prior to the time such report, return, certification or statement is to be filed the Lessee shall, to the extent permitted by law, cause all billings of such Taxes to be made to each Tax Indemnitee in care of the Lessee, make payment thereof and furnish written evidence of such payment. The Lessee shall furnish promptly upon written request such data, records and documents as any Tax Indemnitee may reasonably require of the Lessee to enable such Tax Indemnitee to comply with requirements of any taxing jurisdiction arising out of such Tax Indemnitee's participation in the transactions contemplated by this Agreement, including, without limitation, requirements relating to Taxes described in Section 12.2(b)(1).

          (d)  Payments.  Any Tax indemnified hereunder shall be paid directly
               --------
when due to the applicable taxing authority if direct payment is permitted, or shall be reimbursed to a Tax Indemnitee on demand if paid by such Tax Indemnitee in accordance herewith. Except as otherwise provided in this Section 12.2, all amounts payable to a Tax Indemnitee hereunder shall be paid promptly in immediately available funds, but in no event later than the later of (i) 10 days after the date of such demand or (ii) 10 days before the date the Tax to which such amount payable hereunder relates is due or is to be paid (ignoring extension of time) and shall be accompanied by a written statement (which written statement shall, at the Lessee's request, be verified by a nationally recognized independent accounting firm mutually acceptable to the Lessee and the Tax Indemnitee, such verification to be at the Lessee's expense unless such accountants determine that the amount payable by the Lessee is less than ninety-five percent (95%) of the amount shown on such written statement, in which event it will be paid by the Tax Indemnitee) describing in reasonable detail the Tax and the computation of the amount payable. In the case of a Tax subject to indemnification under this Section 12.2 which is properly subject to a contest in accordance with Section 12.2(e), the Lessee (i) shall be obligated to make any advances with respect to such Tax whenever required under Section 12.2(e) and (ii) shall pay such Tax (in the amount finally determined to be owing in such contest) prior to the latest time permitted by the relevant taxing authority for timely payment after a Final Determination.

          (e) Contests; Refunds.  (i)  In the event a taxing jurisdiction makes
              -----------------
a claim with respect to any Tax for which the Lessee may be liable under this
Section 12.2 (a "Tax
                 ---

Claim"), the Lessee may cause the applicable Tax Indemnit to contest such Tax
- -----
Claim as set forth herein. In the event any Tax Indemnitee receives notice of a Tax Claim or potential Tax Claim which may be indemnified under this Section 12.2, such Tax Indemnitee shall promptly notify the Lessee thereof. If requested by the Lessee in writing within 30 days of receipt of such notice (or, if sooner, on or before the last date upon which the contest of such Tax can be initiated, provided that the Tax Indemnitee's notice to the Lessee discloses such date), such Tax Indemnitee shall, upon receipt of an indemnity satisfactory to it whereby the Lessee shall have agreed to pay and shall pay to such Tax Indemnitee all reasonable costs, expenses, losses, legal and accountants' fees and disbursements, and for all penalties, fines, additions to tax and interest in connection with contesting such Tax Claim, and at the expense of the Lessee, contest the imposition of any Tax Claim by (1) resisting payment thereof, if such Tax Indemnitee in its reasonable discretion shall determine such course of action to be appropriate, (2) not paying the same except under protest, if protest is necessary and proper, or (3) if payment shall be made, using reasonable efforts to obtain a refund thereof in appropriate administrative and judicial proceedings, or both; provided, however, that in no event will such Tax
                               --------  -------
Indemnitee be required to contest or continue to contest any Tax Claim unless such Tax Indemnitee and the Owner Participant shall have reasonably determined that the action to be taken will not result in any material risk of sale, forfeiture or loss of, or the creation of any lien (except if the Lessee shall have adequately bonded such lien, or otherwise made provision to protect the interests of such Tax Indemnitee and the Owner Participant in a manner reasonably satisfactory to such Tax Indemnitee and the Owner Participant) on, the Undivided Interest, any part thereof or interest therein. If such contest shall involve payment of the Tax Claim, the Lessee shall have advanced to such Tax Indemnitee the amount of such payment plus interest, penalties and additions to tax with respect thereto on an interest-free basis, and shall have agreed to indemnify the Tax Indemnitee, on an After-Tax Basis, for any adverse tax consequences resulting from such advance. If permitted by applicable law, the Lessee may contest, at its own expense, the imposition of any Tax Claim if the proviso in the second preceding sentence is satisfied. In any contest controlled by the Tax Indemnitee, such Tax Indemnitee will consult with the Lessee and permit the Lessee to participate in a reasonable manner in the conduct of the contest. Notwithstanding anything contained in this Section 12.2 to the contrary, no Tax Indemnitee shall be required to contest any Tax Claim (in a proceeding that involves taxes unrelated to the transactions contemplated by the Operative Documents) unless such Tax Indemnitee shall have received an opinion of Dewey Ballantine or such independent tax counsel as may be selected by the Tax Indemnitee and approved by such the Lessee, furnished at the Lessee's sole expense, to the effect that there is a reasonable basis to contest such Tax Claim.

          A Tax Indemnitee shall not make, accept or enter into a settlement or other compromise with respect to any Taxes indemnified pursuant to this Section
12.2 (which proceeding the Tax Indemnitee is required to continue), or forego or terminate any such proceeding with respect to Taxes indemnified pursuant to this
Section 12.2, without the prior written consent of the Lessee. Notwithstanding the foregoing, if a Tax Indemnitee refuses to contest any Tax Claim or effects a settlement or compromise of any such Tax that the Tax Indemnitee is required to contest or otherwise terminates any such contest without such prior written consent of the Lessee, such Tax Indemnitee shall be deemed to have waived its right to any indemnity payment by the Lessee that would otherwise be payable by the Lessee pursuant to this Section 12.2 in respect of such Tax Claim.

          (ii) Upon receipt by any Tax Indemnitee of a repayment or refund of all or any part of any Tax which the Lessee shall have paid for, or advanced to, such Tax Indemnitee or for which the Lessee shall have reimbursed such Tax Indemnitee pursuant to this Section 12.2, such Tax Indemnitee shall pay to the Lessee, as promptly as practicable after the receipt thereof, the amount of such repayment or refund plus any interest received by, or credited to, such Tax Indemnitee on such amounts net of Taxes thereon plus the amount of any net tax savings actually realized by such Tax Indemnitee as a result of the payment made to the Lessee; provided, however, that: (A) such Tax Indemnitee shall not be
               --------  -------
obligated to make such payment with respect to any net tax savings to the extent that the amount of such payment would exceed (x) all prior indemnity payments (excluding costs and expenses incurred with respect to contests) made by the Lessee with respect to such Tax pursuant to this Section 12.2 and less (y) the amount of all prior payments by such Tax Indemnitee to the Lessee hereunder with respect to such Tax (but any such excess shall be applied against, and reduce pro tanto, any future payment due such Tax indemnitee pursuant to this Section
- --- -----
12.2); and (B) if there is (1) a subsequent loss of any such tax savings or refund realized by the Tax Indemnitee or (2) a reduction of an amount otherwise payable to a Tax Indemnitee hereunder as a result of any such tax savings or refund, such loss or reduction shall be treated as a Tax for which the Lessee must indemnify such Tax Indemnitee pursuant to this Section 12.2.

          (f)  Tax Savings.  If, by reason of any payment made to or for the
               -----------
account of a Tax Indemnitee by the Lessee pursuant to this Section 12.2, such Tax Indemnitee at any time realizes a reduction in any Taxes for which the Lessee is not required to indemnify such Tax Indemnitee pursuant to this Section
12.2 and which was not taken into account previously in computing such payment by the Lessee to or for the account of such Tax Indemnitee, then such Tax Indemnitee shall promptly pay to the Lessee an amount equal to such actual reduction in Taxes, plus the amount of any additional reduction in Taxes of such Tax Indemnitee attributable to the payment made by such Tax Indemnitee to the Lessee pursuant to this sentence; provided, however, that: (A) such Tax
                                  --------  -------
Indemnitee shall not be obligated to make such payment with respect to any net tax savings to the extent that the amount of such payment would exceed (x) all prior indemnity payments (excluding costs and expenses incurred with respect to contests) made by the Lessee with respect to such Tax pursuant to this Section
12.2 and less (y) the amount of all prior payments by such Tax Indemnitee to the Lessee hereunder with respect to such Tax (but any such excess shall be applied against, and reduce pro tanto, any future payment due such Tax indemnitee
                    --- -----
pursuant to this Section 12.2); and (B) if there is a (i) subsequent loss of any such tax savings or refund realized by the Tax Indemnitee or (ii) a reduction of an amount otherwise payable to a Tax Indemnitee hereunder as a result of any such tax savings or refund, such loss or reduction shall be treated as a Tax for which the Lessee must indemnify such Tax Indemnitee pursuant to this Section 12.2.

          (g)  Definition of Owner Participant. For purposes of this Section
               -------------------------------
12.2, the term "Owner Participant" and the term Tax Indemnitee as applied to the Owner Participant shall include any member of an affiliated group, within the meaning of Section 1504 of the Code (or any successor provision thereof), of which the Owner Participant is, or may become, a member, if consolidated, joint or combined returns are filed for such affiliated group for federal, state or local income tax purposes. The Owner Participant undertakes on behalf of such other members of its affiliated group to perform or cause to be performed all obligations of such affiliated group hereunder.

          12.3  No Guarantee.  Nothing in Section 12.1 or 12.2 shall be
                ------------
construed as a guaranty by the Lessee of any residual value in the Undivided Interest or as a guaranty of the Secured Notes.


          SECTION 13.  TRANSFER OF OWNER PARTICIPANT'S INTEREST.
                       ----------------------------------------

          13.1  Restrictions on Transfer.  Without the prior written consent of,
                ------------------------
so long as the Lease shall be in effect, the Lessee, and, so long as the Lien of the Indenture shall be in effect, the Indenture Trustee, the Owner Participant shall not, directly or indirectly, assign, convey or otherwise transfer (whether by consolidation, merger, sale of assets or otherwise) any of its right, title or interest in and to the Trust Estate, this Agreement, the Trust Agreement or any other Operative Document except in accordance with the terms and conditions of this Section 13; provided that, in the case of a transfer resulting from a continuing Lease Event of Default, the transfer restrictions set forth in
Section 13.2(i) shall not apply and the minimum net worth requirement of Section 13.2(a) shall be reduced to $10 million.

          13.2  Permitted Transfers.  The Owner Participant may transfer all or
                -------------------
part of its right, title and interest in and to the Trust Estate (whether or not the same shall then have been pledged or mortgaged under the Indenture, but subject to the Lien of the Indenture if then in effect) and in and to this Agreement and the other Operative Documents to any

Person (a "Transferee") only in compliance with and upon satisfaction of the
           ----------
following conditions:

          (a) the Transferee shall be (i) a financial institution, leasing company or other institutional investor whose net worth at the time is at least $75,000,000 (or the obligations of which are guaranteed by an entity whose net worth at the time is at least $75,000,000 pursuant to a guarantee in form and substance reasonably satisfactory to the Lessee and the Indenture Trustee), or (ii) an Affiliate of the Owner Participant; provided
                                                                        --------
     that either (x) the Owner Participant shall guarantee the obligations of such Affiliate as Owner Participant under the Operative Documents pursuant to a guarantee in form and substance reasonably satisfactory to the Lessee and the Indenture Trustee, or (y) such Affiliate shall have a net worth at the time of such transfer of at least $75,000,000;

          (b) no such transfer shall violate any provision of, or create a relationship which would be in violation of, any applicable Governmental Rules, including, without limitation, applicable securities laws, any agreement to which the Owner Participant or the Transferee is a party or by which it or any of its property is bound or any Governmental Actions;

          (c) the Transferee shall enter into an agreement substantially in the form of Exhibit C whereby the Transferee shall confirm that it has the requisite power and authority to enter into and to carry out the transactions contemplated hereby and in each Operative Document to which the Owner Participant is or is to be a party, and that it shall be deemed a party to each of such Operative Documents and shall agree to be bound by all the terms of, and to undertake all the obligations of the transferor to be performed on or after the date of such transfer contained in, each of such Operative Documents, and whereby such Transferee shall make representations and warranties reasonably requested by the Lessee, the Owner Trustee and the Indenture Trustee not exceeding the scope of the representations and warranties contained in Section 6; provided that with
                                                            --------
     respect to the first sentence of Section 6.7 such

     Transferee delivers to the Lessee, the Owner Trustee and the Indenture Trustee a written representation and warranty (or an opinion of counsel reasonably satisfactory to the Lessee, the Owner Trustee and the Indenture Trustee) that (1) such Transferee is not acquiring any part of such interests with ERISA Plan Assets or (2) the transfer to and ownership of such interest by such Transferee is and will continue to be covered by Prohibited Transaction Class Exemption 95-60, 91-38 or 90-1;

          (d) the transferring Owner Participant shall have provided 10 Business Days prior written notice of such transfer to the Owner Trustee, the Indenture Trustee and the Lessee, which notice shall specify (i) such information and be accompanied by evidence as shall be reasonably necessary to establish compliance with this Section 13 and Section 12.7 of the Trust Agreement and (ii) the name and address (for the purpose of giving notice as contemplated by the Operative Documents) of the Transferee;

          (e) the transferring Owner Participant shall pay or cause to be paid all reasonable fees, out-of-pocket expenses, disbursements and costs (including, without limitation, legal and other professional fees and expenses) incurred by the Owner Trustee, the Loan Participants, the Indenture Trustee or the Lessee in connection with any transfer pursuant to this Section 13 (other than fees and expenses incurred in unsuccessfully challenging, through any action, suit or proceeding, the Owner Participant's right to make such transfer);

          (f) the transferring Owner Participant or the Transferee shall have delivered to the Owner Trustee and the Lessee and, if the Lien of the Indenture shall then be in effect, the Indenture Trustee, an opinion of counsel in form and substance reasonably satisfactory to each of them, as to the due authorization, execution, delivery and enforceability of the agreement or agreements referred to in clauses (c) and (h) of this Section 13.2, and as to the matters referred to in clause (b) of this Section 13.2;

          (g) the Transferee will be a "United States Person" as defined in the Code;

          (h) the transferring Owner Participant or the Transferee shall agree by an instrument in writing in form and substance reasonably satisfactory to the Lessee to indemnify the Lessee against any increased tax indemnity obligations the Lessee may have to the Owner Participant or such Transferee as a result of such conveyance; and

          (i) after giving effect to such transfer there shall be no more than two Owner Participants.

          13.3  Effect of Transfer.  From and after any transfer effected in
                ------------------
accordance with this Section 13, the Owner Participant making such transfer shall be released, to the extent of the obligations assumed by the Transferee, from its liability hereunder and under the other Operative Documents to which it is or is to be a party and under the Agency and Support Agreement in respect of obligations to be performed on or after the date of such transfer. Upon any transfer by the Owner Participant in accordance with this Section 13, the Transferee shall be deemed an "Owner Participant" for all purposes of the Operative Documents and each reference herein to the Owner Participant making such transfer shall thereafter be deemed a reference to such Transferee for all purposes, except as provided in the preceding sentence.


          SECTION 14.  FINANCING FOR MODIFICATIONS.
                       ---------------------------

          14.1  Financing for Modifications.  The Lessee shall give the Owner
                ---------------------------
Trustee, the Owner Participant and the Indenture Trustee any required notice of a Modification to the Production System pursuant to Section 11.6(b) of the Lease. Upon receipt of such notice, and so long as no Lease Event of Default shall have occurred and be continuing, the Owner Participant shall negotiate with the Lessee in good faith to participate in the financing by the Lessor of the cost of the Lessor's Share of such Modification through an additional equity investment by the Owner Participant and the issuance of Additional Notes under the Indenture, on terms and conditions mutually acceptable to the Owner Participant and the Lessee; provided that the
                                                             --------
Owner Participant shall have no obligation to make such an equity investment. If mutually acceptable terms and conditions for any such financing shall not have been agreed to by the Owner Participant and the Lessee within forty-five (45) days following receipt by the Owner Participant of the notice from the Lessee referred to in the first sentence of this Section 14.1, the Owner Participant agrees upon request of the Lessee to effect the financing of such cost through the issuance and sale by the Owner Trustee of Additional Notes, in accordance with and subject to the conditions set forth in Section 2.09 of the Indenture (including, without limitation, the condition that such Additional Notes may not rank senior (but may rank junior) in any respect to other Secured Notes issued under the Indenture), and subject to the following conditions:

          (a) after giving effect to the issuance of the Additional Notes the aggregate principal amount outstanding of all Secured Notes shall not exceed 85% of the total Fair Market Sales Value of the Undivided Interest after giving effect to such Modifications;

          (b) such Additional Notes shall have a final maturity date not later than the expiration of the Basic Lease Term;

          (c) the Owner Participant will not suffer any adverse consequences resulting from the issuance of such Additional Notes, or the terms and conditions of the documents relating thereto, or the Owner Participant shall have received an indemnity reasonably acceptable to the Owner Participant from the Lessee with respect to any such adverse consequences;

          (d) no Lease Event of Default or Indenture Event of Default shall have occurred and be continuing as of the date of the issuance of the applicable Additional Notes; and

          (e) the Owner Participant shall receive an opinion from its tax counsel that no unindemnified adverse tax consequences (taking into account any increased tax indemnity the Lessee may offer to provide) shall result from such financing (for this purpose, in the absence of a change in applicable tax law after the Closing Date the issuance of Additional Notes shall not be treated (i) as creating any adverse tax consequences pursuant to Section 861 of the Code or the Treasury Regulations thereunder or (ii) any other adverse tax consequences if, in the case of this clause (ii), after giving effect to the issuance of the Additional Notes, the Outstanding principal amount of all Secured Notes issued under the Indenture does not exceed 85% of the sum of Lessor's Cost plus the cost of all Modifications theretofore made, including those being financed by the issuance of Additional Notes).

In connection with any Supplemental Financing, the Basic Rent Percentages, Stipulated Loss Value Percentages, Termination Value Percentages and the Early Buy-Out Percentage shall be adjusted in accordance with Section 4 of the Lease. No Additional Notes may be issued without the prior written consent of the Lessee.


          SECTION 15.  REFUNDING OF SECURED NOTES.
                       --------------------------

          15.1   Refunding of Secured Notes.  Upon compliance with the terms and
                 --------------------------
conditions of this Section 15, including, without limitation, the satisfaction of the conditions set forth in Section 15.2 and in Section 3.05 of the Indenture, the Lessee shall have the right on not more than two occasions to request the Owner Trustee to, and upon negotiation in good faith of such terms as may be agreed by the Owner Participant, the Owner Trustee and the Lessee, the Owner Trustee shall, take such steps as may be necessary to refund or refinance all (but not less than all) Secured Notes then Outstanding (the "Refunded
                                                                 --------
Secured Notes") through the issuance and sale in the public or private market of
- -------------
one or more additional series of Secured Notes (the "Refunding Secured Notes"),
                                                     -----------------------
in an aggregate principal amount which shall be equal to the unpaid principal amount of the Refunded Secured Notes plus any accrued and unpaid interest on the Refunded Secured Notes not paid by Lessee as contemplated in clause (d) of this
Section 15.1, the proceeds of such issuance and sale to be applied to prepay or redeem the principal amount of such Refunded Secured Notes and subject to the following conditions:

          (a) the expenses of any such refunding or refinancing (including, without limitation, any premium payable with respect to the Secured Notes) shall be borne by the Lessee;

          (b) the Owner Participant will not suffer any unindemnified adverse tax consequences (taking into account any increased tax indemnity the Lessee may offer to provide) and Owner Participant will receive an opinion of its counsel to such effect; provided however, that, in the absence of a
                                    -------- -------
     change in applicable tax law after the Closing Date, any refinancing that does not result (i) in an increase in principal amount greater than 5.0% of the remaining principal amount of the Secured Notes and any Additional Notes or (ii) an increase in term or average life that exceeds the remaining term or average life, as applicable, of the original Secured Notes by more than six months, shall be treated as not causing a material adverse tax effect;

          (c) the appropriate parties will enter into a note purchase agreement providing for the issuance and sale by the Owner Trustee or such other party as may be appropriate on the date specified in such agreement (for the purposes of this Section 15.1, the "Refunding Date") of Refunding Secured Notes the proceeds of which shall be used to repay all of the Outstanding Refunded Secured Notes on the Refunding Date;

          (d) if the Refunding Date is during the Basic Lease Term, the Lessee and the Owner Trustee will amend the Lease such that if the Refunding Date is not a Basic Rent Payment Date, the Lessee shall on the Refunding Date prepay that portion of the next succeeding installment of Basic Rent to the extent necessary to pay the aggregate interest accrued on the Refunded Secured Notes not payable with the proceeds of the Refunding Secured Notes;

          (e) the Owner Trustee will enter into an agreement to provide for the securing thereunder of the Refunding Secured Notes in like manner as the Refunded Secured Notes and/or will enter into such amendments and supplements to the Indenture as may be necessary to effect a refunding or refinancing under this Section

     15.1, which agreements, amendments and/or supplements shall be satisfactory in form and substance to the Owner Participant;

          (f) the identity of the Owner Participant shall not be disclosed in offering materials used in connection with such refunding or refinancing pursuant to a public offering;

          (g) unless otherwise agreed by the Owner Participant, the Lessee shall pay to the Owner Trustee as Supplemental Rent an amount equal to the Premium, if any, payable in respect of the Refunded Secured Notes and all reasonable fees, costs, expenses of such refunding or refinancing, including, without limitation, the Owner Participant's out-of-pocket expenses and reasonable counsel fees and expenses;

          (h) the Lessee shall cause a legal opinion in form and substance reasonably satisfactory to the Owner Participant, the Owner Trustee, the Indenture Trustee and each Pass Through Trustee to be addressed to the Owner Participant, the Owner Trustee, the Indenture Trustee and the Pass Through Trustee with respect to federal or state securities laws and insofar as such laws relate to the refunding or refinancing;

          (i) such additional documents, certificates, opinions as shall be reasonably requested by, and acceptable to, the Owner Trustee and the Indenture Trustee, including, but not limited to, such documents, financing statements and opinions as are reasonably necessary to confirm that the refinancing of all Secured Notes of the series as to which the refinancing is occurring is being carried out; and

          (j) no such refinancing or refunding shall occur prior to the fifth anniversary of the Closing Date.

In connection with any such refunding or refinancing, the Basic Rent Percentages, Stipulated Loss Value Percentages, Termination Value Percentages and the Early Buy-Out Percentage shall be adjusted in accordance with Section 4 of the Lease.

The Secured Notes may not be refunded or refinanced without the prior written consent of the Lessee.

          15.2   Notice.  The Lessee shall give the other parties to this
                 ------
Agreement at least 30 days' prior written notice of any desired refunding or refinancing pursuant to Section 15.1, which notice shall set forth to the extent practicable the proposed terms and conditions of such refunding or refinancing, including the desired date therefor. The Lessee, the Owner Trustee, the Owner Participant and, as necessary, the Indenture Trustee and the Loan Participants, shall consult thereafter on the good faith negotiation of such terms and conditions to the end that, subject to the provisions of this Section 15, the final terms and conditions of such refunding shall be agreed among the parties thereto in due course thereafter. The Lessee will provide notice promptly to such Persons in the event that it determines not to proceed with such proposed refunding or refinancing pursuant to Section 15.1.

          15.3   Rights of Parties.  Notwithstanding anything to the contrary
                 -----------------
contained in this Section 15, in no event shall the Owner Participant have any obligation to initiate or structure any refunding or refinancing of Secured Notes or to take, or to cause the Owner Trustee to take, any action in connection therewith other than such as may be requested by the Lessee, the Owner Participant or the Indenture Trustee as provided in this Section 15.


          SECTION 16.  BENEFICIAL INTEREST PURCHASE OPTION.
                       -----------------------------------

          16.1   Option to Purchase.  In the event and at the time that the
                 ------------------
Lessee has the right to purchase the Undivided Interest pursuant to Section 6.1 of the Lease, the Lessee in lieu of exercising such right may elect to purchase the right, title and interest of the Owner Participant in and to the Trust Estate (the "Beneficial Interest") at a purchase price equal to the excess of
             -------------------
(i) the applicable purchase price payable under Section 6.1 over (ii) the outstanding principal and accrued interest on the Secured Notes as of the applicable purchase date (after giving effect to the payment of all amounts required to be paid by the Lessee pursuant to Section 16.2(b)) (the "Beneficial
                                                                     ----------
Interest Purchase Price").  It is
- -----------------------
intended among the parties hereto that the purchase of the Beneficial Interest by the Lessee shall not effect a merger of the Lessee's interest, as lessee, in the Lease and the beneficial interest in the Trust Estate to be purchased by the Lessee.

          16.2   Notice of Election; Manner of Purchase; Transfer After
                 ------------------------------------------------------
Purchase. (a) In order to exercise its right to purchase the Beneficial Interest
- --------
pursuant to Section 16.1, the Lessee shall notify the Owner Participant irrevocably in writing no later than 30 days prior to the applicable purchase date under Section 6.1 of the Lease that it desires to purchase the Beneficial Interest.

          (b) On the date of purchase, upon receipt by the Owner Participant of the Beneficial Interest Purchase Price, and all Basic Rent due by the Lessee to or distributable to the Owner Participant on or prior to such date of purchase (but excluding any Basic Rent payable in advance on such date of purchase) and all Supplemental Rent due by the Lessee to or distributable to the Owner Participant to and including such date of purchase (without giving effect to any applicable grace periods), the Owner Participant shall transfer the Beneficial Interest free and clear of all Liens to the Lessee pursuant to an instrument of conveyance in form and substance reasonably satisfactory to the Lessee.

          (c) Each of the Participants, the Owner Trustee and the Indenture Trustee, at the cost and expense of the Lessee, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as the Lessee reasonably may request in order to carry out the intent and purposes of this Section 16 and the transactions contemplated hereby.

          (d) As a condition to the Lessee's right to purchase the Beneficial Interest pursuant to Section 16.1 (unless the Lessee shall assume the obligations of the Owner Trustee pursuant to the next sentence), on the date of purchase the Lessee shall have provided to the Indenture Trustee an opinion of counsel for the Lessee, dated the date of purchase, which, subject to usual or customary exceptions, shall be to the effect that upon consummation of such purchase, this Agreement, the Trust Agreement and the Lease constitutes the legal, valid and binding obligation of the Lessee, enforceable against the Lessee in accordance with its terms except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and by general principles of equity, and except as limited by applicable laws that may affect the remedies provided for in the Lease, which laws, however, do not in the opinion of such counsel make the remedies provided for in the Lease inadequate for the practical realization of the rights and benefits provided for in the Lease. In the event the Lessee is unable to provide such opinion, concurrently with the purchase of the Beneficial Interest the Lessee shall assume the obligations of the Owner Trustee under the Secured Notes and under the Indenture in accordance with and with the effect provided in Section 3.04 of the Indenture and Section 11.6 hereof, and upon such assumption the Lessee shall have the right to terminate the Trust Agreement.


          SECTION 17.  MISCELLANEOUS.
                       -------------

          17.1   Survival.  All agreements, representations, warranties and
                 --------
indemnities contained in this Agreement and the other Operative Documents and in any agreement, document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall survive and continue in effect following the execution and delivery of this Agreement and the other Operative Documents and the participation by the Owner Participant and the Loan Participants in the payment of Lessor's Cost as contemplated hereby and by the other Operative Documents.

          17.2   Binding Effect.  All agreements, representations, warranties
                 --------------
and indemnities in this Agreement and the other Operative Documents and in any agreement, document or certificate delivered pursuant hereto or thereto or in connection herewith or therewith shall bind the Person making the same and its successors and assigns, and shall inure to the benefit of, the Guarantor, each Person for whom made and their respective successors and permitted assigns.

          17.3   Notices.  All communications, notices and consents provided for
                 -------
in this Agreement shall be in writing
and shall be given in person or by courier or by means of telecopy or other wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type), or mailed by registered or certified first class mail, return receipt requested, or overnight courier, addressed as set forth in Schedule 1 or at such other address as any such Person may from time to time designate by notice duly given in accordance with the provisions of this Section 17.3 to the other parties hereto. All such communications, notices and consents given in such manner shall be deemed given when received in accordance with this Section 17.3 (or when proffered to a Person if receipt is refused).

          17.4   Counterpart Execution.  This Agreement may be executed in any
                 ---------------------
number of counterparts and by the different parties hereto on separate counterparts, each of which, when so executed and delivered, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          17.5   GOVERNING LAW.  THIS AGREEMENT SHALL IN ALL RESPECTS BE
                 -------------
GOVERNED BY, AND BE CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BUT WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF BUT APPLYING WHERE MANDATORILY APPLICABLE THE FEDERAL LAWS OF THE UNITED STATES OF AMERICA.

          17.6   Amendments, Supplements, Etc.  (a)  Neither this Agreement nor
                 ----------------------------
any of the terms hereof may be amended, supplemented, waived or modified orally, but only by an instrument in writing signed by the party against which enforcement of such change is sought.

          (b) Prior to the Lease Termination Date, neither the Trust Agreement nor the Indenture may be amended, waived, supplemented or modified to permit any action contrary to, or disturb the Lessee's rights under, the Lease, or otherwise adversely affect the Lessee's rights, or increase the Lessee's obligations or liabilities, under any Operative Document without the consent of the Lessee.

          17.7   Headings; Table of Contents.  The division of this Agreement
                 ---------------------------
into Sections, subsections and paragraphs, the provision of a table of contents and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

          17.8   Severability of Provisions.  Any provision of this Agreement
                 --------------------------
which may be determined by competent authority to be invalid or unenforceable in such jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable any remaining terms and provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties shall negotiate in good faith to replace such provision with an appropriate, legal provision. To the extent permitted by applicable law, the parties hereto hereby waive any provision thereof that renders any term or provision hereof invalid or unenforceable in any respect.

          17.9   Entire Agreement.  This Agreement (including the schedules and
                 ----------------
exhibits hereto), the Pass Through Trust Agreements and the other Operative Documents, and all certificates, instruments and other documents relating thereto delivered and to be delivered from time to time pursuant to the Operative Documents and the Pass Through Trust Agreements, supersede all agreements (other than any Operative Document) prior to the date of this Agreement, written or oral, between or among any of the parties hereto relating to the transactions contemplated hereby and thereby.

          17.10  Limitation of Liability of Owner Trustee, Indenture Trustee and
                 ---------------------------------------------------------------
each Pass Through Trustee.  (a)  It is expressly understood and agreed by and
- -------------------------
among all of the parties hereto that, except as otherwise expressly provided herein or in any other Operative Document (other than the Trust Agreement), (i) this Agreement is executed and delivered by the Owner Trustee not in its or his individual capacity but solely as trustee under the Trust Agreement in the exercise of the power and authority conferred and vested in it or him as such Owner Trustee, (ii) certain of the representations, undertakings and agreements made herein by the Owner Trustee are not personal representations, undertakings and agreements, but are binding only on the Trust Estate and the Owner Trustee, as trustee,
(iii) except as set forth in the proviso to this sentence, nothing herein contained shall be construed as creating any liability of the Trust Company or Michael M. Hopkins or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director of the Trust Company to perform any covenant, whether express or implied, contained herein, all such liability, if any, being expressly waived by each of the other parties hereto and by any Person claiming by, through or under any such party, and (iv) so far as the Owner Trustee is concerned, each of the other parties hereto and any Person claiming by, through or under any such party shall (other than with respect to Claims arising from the willful misconduct or gross negligence of the Owner Trustee or the failure of the Corporate Owner Trustee to distribute funds in accordance with the terms of the Operative Documents) look solely to the Trust Estate and the Indenture Estate for the performance of any obligation under any of the instruments referred to herein; provided, however, that
                                                 --------  -------
notwithstanding anything in this Section 17.10 to the contrary, the Trust Company and Michael M. Hopkins, shall be liable (A) each in its or his individual capacity and as Owner Trustee to the Owner Participant as expressly set forth in the Trust Agreement, (B) each in its or his individual capacity, in respect of its or his representations, warranties and agreements made in its or his individual capacity as expressly set forth herein (including, without limitation, Sections 8 and 11) or in any other Operative Document to which it or he is a party or in any Officer's Certificate of the Trust Company, delivered pursuant hereto, and (C) each in its or his individual capacity for the consequences of its or his gross negligence or willful misconduct or its or his failure to distribute funds in accordance with the terms of the Operative Documents (including, without limitation, willful breach of contract) with respect to any Owner Trustee Document or Operative Document to which it or he is a party.

          (b) It is expressly understood and agreed by and among all of the parties hereto that, except as otherwise expressly provided herein or in any other Operative Document (including, without limitation, subsection (c) of this
Section 17.10), (i) this Agreement is executed and delivered by First Security Bank of Utah, National Association and Val T. Orton
not in its or his individual capacity but solely as trustee under the Indenture in the exercise of the power and authority conferred and vested in it as such Indenture Trustee, (ii) certain of the representations, undertakings and agreements made herein by the Indenture Trustee are not personal representations, undertakings and agreements, but are binding only on the Indenture Trustee, as trustee, (iii) except as set forth in the proviso to this sentence, nothing herein contained shall be construed as creating any liability of Val T. Orton or First Security Bank of Utah, National Association or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director of, First Security Bank of Utah, National Association to perform any covenant, whether express or implied, contained herein, all such liability, if any, being expressly waived by each of the other parties hereto and by any Person claiming by, through or under any such party, and (iv) so far as the Indenture Trustee is concerned, each of the other parties hereto and any Person claiming by, through or under any such party shall (other than with respect to Claims arising from the willful misconduct or gross negligence of the Indenture Trustee and for failure of the Corporate Indenture Trustee to distribute funds in accordance with the terms of the Operative Documents) look solely to the Indenture Trustee, as trustee for the performance of any obligation under any of the instruments referred to herein; provided,
                                                                   --------
however, that notwithstanding anything in this Section 17.10 to the contrary,
- -------
First Security Bank of Utah, National Association and Val T. Orton shall be liable (A) each in its or his individual capacity, in respect of its or his representations, warranties and agreements made in its individual capacity as expressly set forth herein (including, without limitation, in Sections 9 and 11) or in any other Operative Document to which it or he is a party or in any Officer's Certificate of First Security Bank of Utah, National Association, made in its individual capacity delivered pursuant hereto, and (B) in its or his individual capacity for the consequences of its or his gross negligence or willful misconduct and for its or his failure to use ordinary care to disburse funds in accordance with any Operative Document to which it or he is a party.

          (c) It is expressly understood and agreed by and among all of the parties hereto that, except as otherwise expressly provided herein (including, without limitation, subsection (b) of this Section 17.10), or in the Pass Through Trust Agreements,
(i) this Agreement is executed and delivered by First Security Bank of Utah, National Association, not in its individual capacity but solely as trustee under each Pass Through Trust Agreement in the exercise of the power and authority conferred and vested in it as such Pass Through Trustee, (ii) certain of the representations, undertakings and agreements made herein by each Pass Through Trustee are not personal representations, undertakings and agreements, but are binding only on the Pass Through Trustee, as trustee, (iii) except as set forth in the proviso to this sentence, nothing herein contained shall be construed as creating any liability of First Security Bank of Utah, National Association, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director of, First Security Bank of Utah, National Association, to perform any covenant, whether express or implied, contained herein, all such liability, if any, being expressly waived by each of the other parties hereto and by any Person claiming by, through or under any such party, and (iv) so far as the Pass Through Trustee is concerned, each of the other parties hereto and any Person claiming by, through or under any such party shall (other than with respect to Claims arising from the willful misconduct or negligence of any Pass Through Trustee and for its failure to distribute funds in accordance with the terms of the Pass Through Trust Agreements) look solely to each Pass Through Trustee, as trustee for the performance of any obligation under any of the instruments referred to herein; provided, however, that notwithstanding anything in this Section 17.10 to the
- --------  -------
contrary, First Security Bank of Utah, National Association, shall be liable (A) in its individual capacity, in respect of the representations, warranties and agreements of the Pass Through Trustee made in its individual capacity as expressly set forth herein (including, without limitation, in Sections 7 and 11) or in the Pass Through Trust Agreements or in any Officer's Certificate made in its individual capacity delivered pursuant hereto, and (B) in its individual capacity for the consequences of its own negligence or willful misconduct and for its failure to use ordinary care to disburse funds in accordance with the Pass Through Trust Agreements.

          17.11  Jurisdiction; Service of Process.  Any legal action or
                 --------------------------------
proceeding with respect to this Agreement or any other Operative Document to which any party hereto is a signatory or against any such party or against the Indenture Estate or Trust Estate may be brought, at the option of any such party, in any of the courts in the State of New York or the Federal courts of the United States of America located in the City of New York, and each party hereto hereby unconditionally accepts the nonexclusive jurisdiction of the aforesaid courts, expressly waiving any other jurisdiction to which any such party may be entitled by reason of its present and future domicile. Each party hereto irrevocably waives any objection it may now or hereafter have to the laying of venue of any such action or proceeding in any of the aforesaid courts and any claim it may now or hereafter have that any such action or proceeding has been brought in an inconvenient forum. Each party hereto further irrevocably consents to the service of process out of any of the aforesaid courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail to such party's address for notices specified herein. Nothing herein shall affect the right to serve process in any other manner permitted by law.

          17.12  Instructions.  By their respective execution and delivery of
                 ------------
this Agreement, each of the Owner Participant and each Pass Through Trustee hereby instructs the Owner Trustee and the Indenture Trustee to execute and deliver this Agreement.

          IN WITNESS WHEREOF, the parties hereto have each caused this Agreement to be duly executed as of the date first above written.



LESSEE:                  MOBIL G.B. 388 FINANCE INC.



                         By:/s/ R. E. Sliwinski
                            -------------------------
                            Name: R. E. Sliwinski
                              Title: Treasurer and Vice
                                     President

OWNER PARTICIPANT:       GENERAL ELECTRIC CREDIT
                           CORPORATION OF GEORGIA


                         By: /s/ John Stewart
                             ------------------------
                            Name:  John Stewart
                            Title: Vice President


CORPORATE OWNER TRUSTEE: FLEET NATIONAL BANK OF CONNECTICUT, not in its
                         individual capacity, except as provided herein, but solely as Corporate Owner Trustee



                         By: /s/ Michael M. Hopkins
                            ------------------------------
                            Name: Michael M. Hopkins
                            Title: Vice President


INDIVIDUAL OWNER         MICHAEL M. HOPKINS, not in his
TRUSTEE:                 individual capacity, except as provided herein, but
                         solely as Individual Owner Trustee


                               [SIGNATURE PAGE]
[PARTICIPATION AGREEMENT]

                            /s/ Michael M. Hopkins
                            -----------------------
                            Michael M. Hopkins




                               [SIGNATURE PAGE]
[PARTICIPATION AGREEMENT]

CORPORATE
INDENTURE TRUSTEE:            FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                              not in its individual capacity, except as provided herein, but solely as Corporate Indenture Trustee


                              By:/s/ Val T. Orton
                                 --------------------
                                 Name: Val T. Orton
                                 Title: Vice President

INDIVIDUAL
INDENTURE TRUSTEE:            VAL T. ORTON, not in his individual capacity,
                              except as provided herein, but solely as Individual Indenture Trustee


                              /s/ Val T. Orton
                              -----------------------
                              Val T. Orton


PASS THROUGH TRUSTEE:         FIRST SECURITY BANK OF UTAH, NATIONAL ASSOCIATION,
                              not in its individual capacity, except as provided herein, but solely as Pass Through Trustee


                              By:/s/ Val T. Orton
                              -----------------------
                                 Name: Val T. Orton
                                 Title: Vice President





                               [SIGNATURE PAGE]
[PARTICIPATION AGREEMENT]

                                                                      APPENDIX A



                                  DEFINITIONS
                                  -----------

          The following terms shall have the following meanings for all purposes of the Operative Documents referred to below, unless otherwise defined in an Operative Document or the context thereof shall otherwise require and such meanings are equally applicable both to the singular and plural forms of the terms defined. Any term defined below by reference to any agreement or instrument shall have such meaning whether or not such agreement or instrument is in effect. The terms "hereof", "herein", "hereunder" and comparable terms
                          ------    ------    ---------
refer to the entire agreement with respect to which such terms are used and not to any particular Section, subsection, paragraph or other subdivision thereof.

          Unless the context otherwise requires, references to (i) agreements shall include sections, schedules, exhibits and appendices thereto and shall be deemed to mean and include such agreements (and sections, schedules, exhibits and appendices) as the same may be amended, supplemented and otherwise modified from time to time, (ii) parties to agreements or government agencies shall be deemed to include the successors and permitted assigns of such parties and the successors and assigns of such agencies and (iii) laws or regulations shall be deemed to mean such laws or regulations as the same may be amended from time to time and any superseding laws or regulations covering the same subject matter.

              Unless otherwise specified herein or in any Operative Document, all accounting terms used in any Operative Document shall be interpreted, all accounting determinations made pursuant to the terms of any Operative Documents shall be made, and all financial statements delivered pursuant to the terms of any Operative Document shall be prepared in accordance with GAAP.

       "Actual Knowledge" shall mean, (i) as it applies to the Owner Trustee,
        ----------------
the Indenture Trustee or the Pass Through Trustee, actual knowledge of, including any information contained in any written notices received by, an officer in its Corporate Trust Administration department, (ii) as it applies to the Owner Participant, actual knowledge of, including any information contained in any written notices received by, any officer of the Owner Participant or any Affiliate thereof whose responsibilities include administration of the ytransactions contemplated by the Operative Documents, (iii) as it applies to the Lessee actual knowledge of, including any information contained in any written notices received by, the Chief Executive Officer, the President or any Vice President or any other officer of the Lessee whose responsibilities include administration of the transactions contemplated by the Operative Documents or, in the case of Section 5 of the Participation Agreement, the Operating Agreement and (iv) as it applies to the Guarantor actual knowledge of, including any information contained in any written notices received by, the Chief Executive Officer, the President or any Vice President or any other executive of the Guarantor whose responsibilities include administration of the transactions contemplated by the Operative Documents.

          "Additional Notes" shall mean non-recourse Secured Notes issued by the
           ----------------
Owner Trustee in connection with a Supplemental Financing and in accordance with
Section 2.08 of the Indenture.

          "Advance Amount" shall have the meaning specified in Section 3.2(b)
           --------------
of the Lease.

          "Affiliate" shall mean, with respect to any Person, any other Person,
           ---------
directly or indirectly controlling or controlled by, or under direct or indirect common control with, such Person. For purposes of this definition, the term

"control" (including the correlative meanings of the terms "controlling",
- --------                                                    -----------
"controlled by" and "under common control with"), as used with respect to any
- --------------       -------------------------
Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

          "After-Tax Basis", in the context of determining the amount of a
           ---------------
payment to be made on such basis, shall mean the payment of an amount which, after reduction by the net increase in foreign, federal, state and local income tax liability of the recipient of such payment (which net increase shall be calculated by taking into account any reduction in such taxes resulting from any tax benefits realized or to be realized by the recipient as a result of the event giving rise to such payment) shall be equal to the amount required to be paid. In calculating the amount payable by reason of this provision, all foreign, federal, state and local income taxes payable and tax benefits realized or to be realized shall be determined on the assumptions that (i) the recipient has a sufficient tax base to be taxable on all income at the highest marginal tax rates then applicable to corporate taxpayers taxed on the same basis as the recipient that are then in effect in the applicable jurisdictions and that all tax benefits are utilized at the highest marginal rates then applicable to corporate taxpayers taxed on the same basis as the recipient that are then in effect in the applicable jurisdictions, (ii) state and local income taxes are payable, and state and local tax benefits are realized, in the jurisdiction in which the recipient has its principal place of business, and (iii) tax benefits to be realized in any taxable year other than the year of payment are determined on a present value basis using the Debt Rate; provided, however, that as long as General Electric
                           --------  -------
Credit Corporation of Georgia, or another entity that is a direct or indirect wholly-owned subsidiary of General Electric Company is the Owner Participant, state and local income taxes shall be assumed to be payable by the Owner Participant at the rate of 7.69%.

          "Agency and Support Agreement" shall mean an agency and support
           ----------------------------
agreement (i) to be entered into between the Owner Trustee (or its transferee or assignee) and MPTM as provided in Section 8.2 of the Lease, (ii) which shall contain the terms and conditions set forth in Exhibit B to the Participation Agreement, (iii) which shall otherwise be in a form reasonably acceptable to the Owner Trustee and MPTM and (iv) the obligations of MPTM under which shall be guaranteed by the Guarantor and the obligations of the Owner Trustee (or its transferee or assignee) under which shall be guaranteed by the Owner Participant.

          "Amortization Schedule" for the Installment Secured Notes shall mean
           ---------------------
the amortization schedule for the Installment Secured Notes set forth in Exhibit B to the Indenture.

          "Appraisal Procedure" shall mean a procedure for determining any
           -------------------
amount, value or period. Such procedure shall be commenced by the delivery of written notification as specified in the Operative Documents by the Lessee to the Lessor or the Owner Participant, as the case may be, or by the Owner Participant or the Lessor, as the case may be, to the Lessee, that it desires to obtain an appraisal with respect to such amount, value or period. If required by the terms of the applicable Operative Documents, such parties shall first attempt to agree on such matter. If such parties are unable to agree on such matter within the time period specified in the applicable Operative Document, or if such parties are not required to attempt to agree, such parties shall thereupon consult for the purpose of selecting a mutually acceptable Independent appraiser. If within 10 days from the date the parties are required to so consult, they are unable to agree upon the appointment of a mutually acceptable Independent appraiser, then each of such parties shall appoint an Independent appraiser, and such Independent appraisers shall jointly determine such matter. If one party does not so appoint an Independent appraiser, then the Independent appraiser appointed by the other shall determine such matter as the sole appraiser. If such two Independent appraisers cannot agree on such matter within 20 days, such matters shall be determined by such two Independent appraisers and a third Independent appraiser chosen within 10 days after such 20-day period by such two Independent appraisers or, if such three Independent appraisers fail to reach an agreement, the determination of the appraiser that differs most from the second highest determination shall be excluded (unless such difference is less than ten percent from either of the other determinations), the remaining two determinations shall be averaged (or all three shall be averaged, if the third determination is not discarded due to the preceding parenthetical) and such average shall constitute the determination of the appraisers. If such two Independent appraisers fail to agree upon the appointment of a third Independent appraiser within the allotted time period, such appointment shall be made by the New York City office of the American Arbitration Association or any organization successor thereto, upon the request of any such parties from a panel of arbitrators having familiarity with assets similar to the assets comprised by the Production System. The determination of the appraisers so chosen shall be given within 20 days of the appointment of such third appraiser. Fees and expenses of the appraisers appointed in connection with an Appraisal Procedure shall be paid by the Lessee, except that if the Appraisal Procedure is utilized in connection with the actual purchase by the Lessee of the Undivided Interest pursuant to
Section 6.1(a) of the Lease or in connection with a Renewal Term actually entered into pursuant to the exercise by the Lessee of a renewal option pursuant to Section 5.1(b) or (c) of the Lease, all such fees and expenses shall be borne equally by the Lessee and the Lessor.

          "Appraiser" shall mean Noble Denton Associates Inc.
           ---------

          "Assumed Debt Rate" shall mean, with respect to any Series 1995 A
           -----------------
Secured Note, the per annum interest rate set forth with respect to such Series 1995 A Secured Note on Exhibit B to the Indenture.

          "Basic Lease Term" shall mean the period commencing on the Basic Lease
           ----------------
Term Commencement Date and ending on January 2, 2011 or such shorter period as may result from earlier termination as provided in the Lease.

          "Basic Lease Term Commencement Date" shall mean January 3, 1996.
           ----------------------------------

          "Basic Rent" shall mean the rent payable pursuant to Section 3.1 of
           ----------
the Lease.

          "Basic Rent Payment Dates" during the Basic Lease Term or any Renewal
           ------------------------
Term shall mean and include each January 2 and July 2 during the Basic Lease Term or such Renewal Term, commencing on July 2, 1996.

          "Basic Rent Percentages" shall mean the percentages set forth in
           ----------------------
Schedule 1 to the Lease.

          "Beneficial Interest" shall have the meaning specified in Section
           -------------------
16.1 of the Participation Agreement.

          "Beneficial Interest Purchase Price" shall have the meaning specified
           ----------------------------------
in Section 16.1 of the Participation Agreement.

          "Bill of Sale" shall mean the Assignment and Bill of Sale of
           ------------
Production System dated the Closing Date from the Lessee to the Owner Trustee and when used with respect to the Platform, shall include the Bill of Sale from the Lessee accepted by the Owner Trustee covering the sale of the Panamanian Flag Platform named Enserch Garden Banks official number 8521, dated the Closing Date and delivered pursuant to Sections 3.1 and 4.2 of the Participation Agreement.

          "Board of Directors" shall mean, with respect to any Person, either
           ------------------
the board of directors of such Person or a duly authorized committee of said board having power to act for such board with respect to the matter in question.

          "Business Day" shall mean any day other than a Saturday or Sunday or
           ------------
any other day on which banks located in New York, New York, Fairfax, Virginia, the city in which the Corporate Indenture Trustee Office is located, the city in which the corporate trust department of the Corporate Owner Trustee is located or, so long as any Pass Through Certificate is Outstanding, the city in which the corporate trust department of the Pass Through Trustee is located, are required or authorized to remain closed.

          "Capital Stock" shall mean, with respect to any Person, any and all
           -------------
shares, interests, participations or other equivalents (however designated) of such Person's capital stock, whether now outstanding or issued after the date of the Participation Agreement, including, without limitation, all Common Stock and Preferred Stock of such Person.

          "Casualty Redemption Date" shall have the meaning specified in
           ------------------------
Section 3.02(a) of the Indenture.

          "Certificate" shall mean any one of the certificates executed and
           -----------
authenticated by any Pass Through Trustee, substantially in the form of Exhibit A to the related Pass Through Trust Agreement.

          "Certificateholder" shall have the meaning specified in the Pass
           -----------------
Through Trust Agreements.

          "Claims" shall mean all liabilities (including, without limitation,
           ------
negligence, warranty, statutory, product, strict or absolute liability, liability in tort or otherwise), obligations, responsibilities, losses, damages, penalties, fines, sanctions, claims, Environmental Claims, actions, causes of action, suits, investigations, judgments, Liens (including any Lien in favor of any Governmental Authority for environmental liabilities and costs or violations of any Environmental Laws), costs, expenses and disbursements, of any kind or nature, including, without limitation, reasonable legal fees and expenses and costs of investigation.

          "Classification Society" shall mean the American Bureau of Shipping or
           ----------------------
any other classification society selected by the Lessee.

          "Closing Date" shall mean December 12, 1995.
           ------------

          "Code" shall mean the Internal Revenue Code of 1986.
           ----

          "Common Stock" shall mean, with respect to any Person, any and all
           ------------
shares, interests, participations and other equivalents (however designated, whether voting or non-voting) of such Person's common stock, whether now outstanding or issued after the date of the Participation Agreement, and includes, without limitation, all series and classes of such common stock.

          "Components" shall mean appliances, parts, instruments, appurtenances,
           ----------
accessories, equipment and other property of whatever nature originally included in the Production System on the Closing Date (other than any complete Major Component).

          "Corporate Indenture Trustee" shall have the meaning set forth in
           ---------------------------
the preamble to the Indenture.

          "Corporate Owner Trustee" shall have the meaning set forth in the
           -----------------------
preamble to the Trust Agreement.

          "Corporate Trust Office", when used with respect to any Pass Through
           ----------------------
Trustee, shall mean the office of such Pass Through Trustee in the city at which at any particular time its corporate trust business shall be principally administered, and when used with respect to the Indenture Trustee, shall mean the Indenture Trustee Office.

          "Cut-off Date" shall mean December 29, 1995.
           ------------

          "Debt Percentage" shall mean the percentage set forth as the "Debt
           ---------------
Percentage" in Schedule 2 to the Participation Agreement.

          "Debt Rate" shall mean the weighted average interest rate borne by
           ---------
the Secured Notes.

          "Early Buy-Out Date" shall mean the date set forth as the "Early
           ------------------
Buy-Out Date" in Schedule 4 to the Lease.

          "Early Buy-Out Percentage" shall mean the percentage set forth as the
           ------------------------
"Early Buy-Out Percentage" in Schedule 4 to the Lease.

          "Early Buy-Out Purchase Price" shall mean the product of (x) Lessor's
           ----------------------------
Cost and (y) the Early Buy-Out Percentage.

          "Eligible Bank" shall mean any bank or trust company which shall be a
           -------------
member of the Federal Reserve System and shall have a combined capital, surplus and undivided profits of not less than $100,000,000.

          "Enserch" shall mean Enserch Exploration, Inc., a Texas corporation.
           -------

          "Enserch Holdings" shall mean Enserch Exploration Holdings, Inc., a
           ----------------
Delaware corporation.

          "Environmental Claims" shall mean any Claim, action, cause of action,
           --------------------
investigation or notice (written or oral) by any Person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, Remedial Action, Releases, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) arising out of, based on or resulting from (a) the presence, release into the environment, of any Hazardous Material at any location, whether or not owned or operated by the Lessee, the Operator or MPTM or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law.

          "Environmental Laws" shall mean all federal, state, foreign and local
           ------------------
laws and regulations, relating to pollution or protection of the environment (including, without limitation, ambient air, surface, water, groundwater, land surface or subsurface strata, wetlands, wildlife, aquatic species, vegetation and natural resources), including, without limitation, laws and regulations relating to emissions, discharges, Releases or threatened Releases of Hazardous Materials or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials. Environmental Laws include, but are not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 ("CERCLA"); the
                                                                 ------
Federal Insecticide, Fungicide, and Rodenticide Act ("FIFRA"); the Resource
                                                      -----
Conservation Recovery Act ("RCRA"); Oil Pollution Act of 1990 ("OPA"); the
                            ----                                ---
Superfund Amendments and Reauthorization Act of 1986 ("SARA"); the Toxic
                                                       ----
Substances Control Act ("TSCA"); the Hazardous Material Transportation Act; the
                         ----
Clean Air Act; the Federal Water Pollution Control Act; the Safe Drinking Water Act; and their state and local counterparts or equivalents.

          "Environmental Permits" shall mean all permits, consents, licenses,
           ---------------------
certificates and other approvals or authorizations required under Environmental Laws.

          "Equity Percentage" shall mean an amount equal to 100% minus the
           -----------------
Debt Percentage.

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974.

          "ERISA Affiliate" shall mean any entity treated as a single employer
           ---------------
with any Person pursuant to Section 414(b), (c), (m) or (o) of the Code.

          "ERISA  Plan Assets" shall mean the assets of (i) an employee benefit
           ------------------
plan subject to Part 4 of Subtitle B of Title I of ERISA or (ii) a "plan" within the meaning of Section 4975(e)(1) of the Code or (iii) any other entity deemed to hold "plan assets" as defined in 29 C.F.R. (S)2510.3-101 of any plan.

          "Event of Loss" shall mean any of the following events:  (a) the (i)
           -------------
loss, theft, destruction or disappearance of, or (ii) occurrence of damage (which, in the Lessee's reasonable, good faith opinion, renders repair or replacement uneconomic) to, the Production System (or substantially the entirety of the Production System) or a Significant Portion thereof; (b) the permanent condemnation, confiscation or seizure of, or requisition of title to, the Production System or a Significant Portion thereof by any Governmental Authority; (c) the requisition of use of the Production System or a Significant Portion thereof by any Governmental Authority for a period (i) which shall exceed the remaining portion of the Lease Term or (ii) which is longer than three years and which extends beyond the date which is twelve months prior to the scheduled expiration of the Lease Term; (d) the receipt of insurance proceeds based upon an actual or constructive total loss of the Production System or a Significant Portion thereof; (e) the parties to the Operating Agreement have determined, after January 1, 2001, to abandon the Production System or any Significant Portion thereof; or (f) the parties to the Operating Agreement have determined, after the January 1, 1998 and prior to January 2, 2001, and after MPTM has taken all commercially reasonable steps to exercise its rights under the Operating Agreement to prevent such abandonment, to abandon the Production System or a Significant Portion thereof. An Event of Loss with respect to a Significant Portion of the Production System may constitute an Event of Loss with respect to the Production System. Such determination shall be made by the Lessee in its reasonable judgement.

          "Excepted Payments" shall mean and include (i) any indemnity or other
           -----------------
payment (whether or not Supplemental Rent) payable under any Operative Document (including, without limitation, any amount payable by the Guarantor under the Guaranty in respect of indemnity amounts payable by the Lessee under any Operative Document) directly to any Person (including, without limitation, the Trust Company, Hopkins, any Pass Through Trustee, Orton or First Security Bank of Utah, National Association, each in its or his individual capacity) other than the Indenture Trustee, any Holder, the Owner Trustee, the Trust Estate or the Indenture Estate; (ii) (A) insurance proceeds, if any, payable to the Owner Trustee or the Owner Participant under insurance separately maintained by the Owner Trustee or the Owner Participant as permitted by Section 13.4 of the Lease except to the extent that the payment of any such proceeds diminishes any recovery available under an insurance policy required to be maintained under Section 13 of the Lease, or (B) proceeds of personal injury or property damage liability insurance payable to or for the benefit of the Trust Company, Hopkins or the Owner Participant under any Operative Document; (iii) any amount payable to the Owner Participant pursuant to the Tax Indemnity Agreement or for the account of the Owner Participant pursuant to Section 12.2 of the Participation Agreement (or any amount payable by the Guarantor under the Guaranty in respect of amounts payable to the Owner Participant pursuant to the Tax Indemnity Agreement or for the account of the Owner Participant pursuant to Section 12.2 of the Participation Agreement); (iv) payments under the Tax Indemnity Agreement payable as Basic Rent (or payments by the Guarantor under the Guaranty in respect of such Basic Rent); (v) that portion of Stipulated Loss Value, Termination Value and Early Buy-Out Purchase Price payments attributable to Tax Indemnity Agreement obligations of the Lessee (or payments by the Guarantor under the Guaranty in respect of such portion of Stipulated Loss Value, Termination Value and Early Buy-Out Purchase Price); (vi) if the Lessee purchases the Undivided Interest pursuant to Section 6 of the Lease and in connection therewith assumes the Secured Notes on a full recourse basis pursuant to Section 3.04 of the Indenture, that portion of the applicable purchase price in excess of the principal of and accrued interest on the Outstanding Secured Notes; and (vii) interest at the Overdue Rate payable by the Lessee (or the Guarantor) to the Trust Company, Hopkins or the Owner Participant on any of the amounts described in clauses (i) through (v) above; together with the right to demand, collect, sue for, exercise remedies to enforce, or otherwise obtain amounts referred to in clauses (i) through (vii) of this definition. For purposes of clause (iv) above, if an adjustment to Basic Rent has been made pursuant to Section 4.1(vi) of the Lease, (1) the amount, if any, on each Basic Rent Payment Date occurring on or after the effective date of such adjustment, by which (x) Basic Rent minus the amount of scheduled payments of principal and interest due on such Basic Rent Payment Date on the Secured Notes after making such adjustment exceeds (y) the amount by which Basic Rent but for such adjustment would have exceeded the amount of scheduled payments of principal and interest on the Secured Notes which would have been due on such Basic Rent Payment Date but for such adjustment and (2) the amount payable by the Guarantor in respect of the amount described in clause (1) of this sentence, shall be an Excepted Payment.

          "Exchange Act" shall mean the Securities Exchange Act of 1934.
           ------------

          "Exchange Certificates" shall mean the Pass Through Certificates
           ---------------------
issued pursuant to the Exchange Offer.

          "Exchange Offer" shall have the meaning set forth in the
           --------------
Registration Rights Agreement.

          "Exchange Registration Offer" shall have the meaning set forth in
           ---------------------------
the Registration Rights Agreement.

          "Fair Market Renewal Term" shall mean a period commencing at the end
           ------------------------
of the Basic Lease Term or any Renewal Term and ending on the date chosen by the Lessee pursuant to Section 5.3 of the Lease, during which the Undivided Interest may be leased for Fair Market Rental Value as permitted by Section 5.1 of the Lease, or such shorter period as may result from earlier termination of the Lease.

          "Fair Market Rental Value" or "Fair Market Sales Value" of any
           ------------------------      -----------------------
property or service as of any date shall mean the cash rent or cash price that would be obtained in an arm's-length lease or sale, respectively, between an informed and willing lessee or buyer (under no compulsion to lease or purchase) and an informed and willing lessor or seller (under no compulsion to lease or sell) of the property or services in question, disregarding the purchase and renewal options set forth in the Lease or the Beneficial Interest purchase option under Section 16.1 of the Participation Agreement and shall be determined on the basis that (unless determined pursuant to Section 16 of the Lease) the Production System has been maintained in accordance with the requirements of the Lease (but otherwise on an "as-is" basis).

          "Federal Leases" shall mean those certain oil and gas leases
           --------------
described in Exhibit B to the Lease.

          "Final Appraisal" shall mean the appraisal delivered pursuant to
           ---------------
Section 4.5(a) of the Participation Agreement.

          "Final Determination" shall mean (i) a decision, judgment, decree or
           -------------------
other order by any court of competent jurisdiction that resolves the matter, which decision, judgment, decree or other order has become final (i.e., the
                                                                  ----
earliest of when all allowable appeals have been exhausted by either party to the action or the time for filing such appeal has expired or the Tax Indemnitee has notified the Lessee in writing that it does not intend to make such an appeal, (ii) a closing agreement entered into under Section 7121 of the Code (or any successor provision) or any other settlement agreement entered into in connection with the administrative or judicial proceedings, in any case with the Lessee's consent, (iii) the expiration of the time for instituting an initial suit with respect to a claimed deficiency or for instituting a claim for refund, or, if a refund claim was filed, the expiration of the time for instituting suit with respect thereto or (iv) the point in time when the Tax Indemnitee is no longer required to contest the imposition of such Tax pursuant to Section 12.2(e) of the Participation Agreement or Section 7 of the Tax Indemnity Agreement.

          "Fixed Price Purchase Amount" shall mean the product of 33.38% and
           ---------------------------
Lessor's Cost.

          "Fixed Rate Renewal Term" shall mean a period commencing at the end of
           -----------------------
the Basic Lease Term, the Initial Fixed Rate Renewal Term, the Second Fixed Rate Renewal Term or any other Fixed Rate Renewal Term and ending on the date chosen by the Lessee pursuant to Section 5.3 of the Lease, during which the Undivided Interest may be leased as permitted by Section 5.1(a) or 5.1(d) of the Lease, or such shorter period as may result from early termination of the Lease.

          "GAAP" shall mean generally accepted accounting principles in the
           ----
United States of America.

          "Governmental Actions" shall mean all actions, authorizations,
           --------------------
consents, approvals, waivers, exceptions, variances, franchises, filings, orders, permits, licenses, exemptions, publications, notices to and declarations of or with any Governmental Authority, including, without limitation, those pertaining to Environmental Laws and Environmental Permits.

          "Governmental Authority" shall mean any nation or government, any
           ----------------------
state, county, municipality or other political subdivision thereof or any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "Governmental Rules" shall mean applicable statutes, laws, rules,
           ------------------
codes, ordinances, decisions, regulations, permits, certificates and orders of any Governmental Authority now or hereafter in effect and any interpretation thereof by competent Governmental Authority, including any judicial or administrative order, consent decree, settlement agreement or judgment, including, without limitation, Environmental Laws.

          "Guarantor" shall mean Mobil Corporation, a Delaware corporation.
           ---------

          "Guaranty" shall mean the Mobil Guaranty dated as of the Closing Date
           --------
by Guarantor in favor of the Owner Trustee, the Owner Participant, the Indenture Trustee and each Pass Through Trustee.

          "Hazardous Materials" shall mean all substances defined as such in the
           -------------------
National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. (S) 300.5, or defined as such by, or regulated as such under, any law relating to pollution or protection of the environment.

          "Holder" shall mean a registered holder of a Secured Note and shall
           ------
include, so long as any Pass Through Trustee is a registered holder of a Secured Note, such Pass Through Trustee.

          "Hopkins" shall mean Michael M. Hopkins, an individual in his
           -------
individual capacity.

          "Hydrocarbons" shall mean oil, gas and other hydrocarbons produced
           ------------
from the Unit Reserves, all products processed or obtained therefrom, and all inventory thereof upon extraction.

          "Indemnitee" shall mean the Corporate Owner Trustee (both in its
           ----------
individual and its trust capacity), the Individual Owner Trustee (both in his individual and his trust capacity), the Owner Participant, the Corporate Indenture Trustee (both in its individual and its trust capacity), the Individual Indenture Trustee (both in his individual and his trust capacity), each Pass Through Trustee (both in its individual and trust capacities), each Loan Participant, and their respective Affiliates, shareholders, officers, directors, agents, employees and servants.

          "Indenture" shall mean the Trust Indenture, Mortgage, Assignment of
           ---------
Lease and Security Agreement dated as of the Closing Date between the Owner Trustee and the Indenture Trustee.

          "Indenture Default" shall mean an event which, after giving of notice
           -----------------
or lapse of time, or both, would become an Indenture Event of Default.

          "Indenture Estate" shall have the meaning specified in the Granting
           ----------------
Clause of the Indenture.

          "Indenture Event of Default" shall have the meaning specified in
           --------------------------
Section 5.02 of the Indenture.

          "Indenture Indebtedness" shall have the meaning specified in the
           ----------------------
Recitals to the Indenture.

          "Indenture Supplement" shall mean any indenture supplement,
           --------------------
substantially in the form of Exhibit D to the Indenture, that may be executed and delivered by the Owner Trustee and the Indenture Trustee from time to time.

          "Indenture Trustee" shall mean the Corporate Indenture Trustee and the
           -----------------
Individual Indenture Trustee, collectively.

          "Indenture Trustee Office" shall mean the office of the Corporate
           ------------------------
Indenture Trustee located at 79 South Main Street, Salt Lake City, Utah,
Attention: Corporate Trust Department or such other office as may be designated by the Corporate Indenture Trustee to the Owner Trustee and the Lessee.

          "Indenture Trustee's Liens" shall mean Liens on or against all or any
           -------------------------
part of the Production System, the Undivided Interest, the Lease, the Trust Estate, the Indenture Estate or any payment of Rent (a) which result from any act of, or failure to act by, or any Claim against, the Corporate Indenture Trustee (in its individual capacity or as trustee) or the Individual Indenture Trustee (in his individual capacity or as trustee) un related to the transactions contemplated by the Participation Agreement or any other Operative Document, or which result from any violation by the Corporate Indenture Trustee (in its individual capacity or as trustee) or the Individual Indenture Trustee (in his individual capacity or as trustee) of any of the terms of the Operative Documents, or (b) which result from Liens in favor of any taxing authority by reason of any Tax owed by the Corporate Indenture Trustee (in its individual capacity or as trustee) or the Individual Indenture Trustee (in his individual capacity or as trustee), except that Indenture Trustee's Liens shall not include any Lien directly resulting from any Tax for which the Lessee is specifically obligated to indemnify the Corporate Indenture Trustee (in its individual capacity or as trustee) or the Individual Indenture Trustee (in his individual capacity or as trustee) until such time as the Lessee shall have already paid to, or on behalf of, the Indenture Trustee, the Tax or an indemnity with respect to the same.

          "Independent" shall mean, when used with respect to any specified
           -----------
Person, a Person who (1) is in fact independent, (2) does not have any direct financial interest in the Trust Company, the Owner Trustee, the Owner Participant or the Lessee or any Affiliate of any of them and (3) is not connected with the Trust Company, the Owner Participant or the Lessee or any such Affiliate as an officer, employee, promoter, underwriter, trustee, partner, director or person performing similar functions. Whenever it is provided that any Independent Person's opinion or certificate shall be furnished to the Indenture Trustee, such Person shall be appointed by the Lessee and approved by the Indenture Trustee in the exercise of reasonable care and such opinion or certificate shall state that the signer has read this definition and that the signer is Independent within the meaning hereof.

          "Independent Investment Banker" shall mean an independent investment
           -----------------------------
banking institution of national standing appointed by the Lessee on behalf of the Owner Trustee; provided that if the Indenture Trustee shall not have
                   --------
received written notice of such an appointment at least 10 days prior to the relevant Redemption Date or Lease Termination Date or if a Lease Event of Default shall have occurred and be continuing, "Independent Investment Banker"
                                                -----------------------------
shall mean such an institution appointed by the Indenture Trustee.

          "Individual Indenture Trustee" shall have the meaning set forth in
           ----------------------------
the preamble to the Indenture.

          "Individual Owner Trustee" shall have the meaning set forth in the
           ------------------------
preamble to the Trust Agreement.

          "Initial Fixed Rate Renewal Term" shall mean the period commencing at
           -------------------------------
the end of the Basic Lease Term and ending on the date chosen by the Lessee pursuant to Section 5.3 of the Lease, during which the Undivided Interest may be leased as permitted by Section 5.1(a) of the Lease, or such shorter period as may result from earlier termination of the Lease.

          "Initial Secured Notes" shall mean the Secured Notes issued under the
           ---------------------
Indenture on the Closing Date or any Secured Notes issued in exchange therefor pursuant to Sections 2.06 and 2.07 of the Indenture.

          "Initial Sublease" shall mean the Production System Sublease Agreement
           ----------------
dated as of the Closing Date between the Lessee and MPTM.

          "Installment Payment Amount" shall mean, with respect to each
           --------------------------
Installment Secured Note, the amount of the installment payment of principal due and payable on each Installment Payment Date, which amount is equal to the product of the remaining unpaid principal amount of such Installment Secured Note and the Installment Payment Percentage for such Installment Payment Date.

          "Installment Payment Date" shall mean each date on which an
           ------------------------
installment payment of principal is due and payable on any Installment Secured Note, as set forth in Exhibit B-1 to the Indenture.

          "Installment Payment Percentage" shall mean, with respect to each
           ------------------------------
Installment Payment Date, the percentage set forth opposite such Installment Payment Date in Exhibit B-1 to the Indenture.

          "Installment Secured Note" shall mean the Series 1995 A-6 Secured
           ------------------------
Notes.

          "Interest Payment Date" shall mean each  January 2 and July 2.
           ---------------------

          "Interim Interest Payment" shall have the meaning specified in
           ------------------------
Section 11.1(i) of the Participation Agreement.

          "Interim Interest Payment Date" shall have the meaning specified in
           -----------------------------
Section 11.1(i) of the Participation Agreement.

           "Interim Lease Term" shall mean the period commencing on the
            -------------------
Closing Date and ending on the day immediately preceding the Basic Lease Term Commencement Date, or such shorter period as may result from earlier termination of the Lease.

          "Investment" shall have the meaning specified in Section 2.1 of the
           ----------
Participation Agreement.

          "Lease" shall mean the Production System Lease Agreement dated as of
           -----
the Closing Date between the Lessor and the Lessee.

          "Lease Default" shall mean an event which, after giving of notice or
           -------------
lapse of time, or both, would become a Lease Event of Default.

          "Lease Event of Default" shall have the meaning specified in Section
           ----------------------
15 of the Lease.

          "Lease Term" shall mean, collectively, the Interim Lease Term, the
           ----------
Basic Lease Term and all Renewal Terms (if any).

          "Lease Termination Date" shall mean the last day of the Lease Term,
           ----------------------
whether occurring by reason of expiration of the Lease Term or upon earlier termination of the Lease pursuant to the terms thereof (including, without limitation, termination pursuant to Section 16.1 of the Lease).

          "Lessee" shall mean Mobil G.B.
           ------

          "Lessor" shall mean the Corporate Owner Trustee and the Individual
           ------
Owner Trustee, collectively.

          "Lessor's Cost" shall mean the amount set forth as "Lessor's Cost" in
           -------------
Schedule 6 to the Lease; provided, however, that Lessor's Cost shall be reduced
                         --------  -------
by the Original Cost of any Significant Portion of the Undivided Interest in respect of which the Lessee has paid Termination Value or Stipulated Loss Value pursuant to Section 7.3 or 12.2 of the Lease.

          "Lessor's Liens" shall mean Liens on or against all or any part of the
           --------------
Production System, the Undivided Interest, the Lease, the Trust Estate, the Indenture Estate or any payment of Rent (a) which result from any act of, or any failure to act by, or any Claim against, the Trust Company, Hopkins or the Owner Trustee unrelated to its interest in the Undivided Interest, the administration of the Trust Estate or the transactions contemplated by the Participation Agreement or any other Operative Document, or which result from any violation by the Trust Company, Hopkins or the Owner Trustee of any of the terms of the Operative Documents, or (b) which result from Liens in favor of any taxing authority by reason of any Tax owed by the Trust Company, Hopkins or the Owner Trustee, except that Lessor's Liens shall not include any Lien resulting from any Tax for which the Lessee is obligated to indemnify the Trust Company, Hopkins or the Owner Trustee until such time as the Lessee shall have already paid to, or on behalf of, the Trust Company, Hopkins or the Owner Trustee, as the case may be, the Tax or an indemnity with respect to the same.

          "Lessor's Share" shall mean, (i) with respect to any Modification (or
           --------------
the cost thereof) or Component (or Replacement Component) or (ii) with respect to the sale proceeds of the Undivided Interest or a Significant Portion thereof, a percentage interest in such Modification (or the cost thereof), Component (or Replacement Component) or proceeds which is equal to the Lessor's percentage interest in the Production System.

          "Lien" shall mean any mortgage, pledge, security interest,
           ----
encumbrance, lien, right of others or charge of any kind, including, without limitation, any Environmental Liens, any right of first refusal, any title defect, conditional sale or other title retention agreement or any lease in the nature thereof or any libel or complaint in admiralty or the filing of, or agreement to give, any financing statement under the Uniform Commercial Code of any jurisdiction.

          "Louisiana Trust Estate" shall have the meaning specified in Section
           ----------------------
10.2(a) of the Trust Agreement.

          "Loan Participant" shall mean and include each Holder (including, so
           ----------------
long as it holds a Secured Note, any Pass Through Trustee).

          "Major Components" shall mean any of the Pipeline,  the Platform, the
           ----------------
Shallow Water Processing Facility and the Subsea Systems.

          "Major Modification" shall have the meaning specified in Section
           ------------------
6.1(e) of the Lease.

          "Majority in Interest of Holders of Notes" shall mean, as of any date
           ----------------------------------------
of determination, Holders holding in aggregate more than 51% of the total principal amount of the Secured Notes Outstanding.

          "Make-Whole Amount" shall mean:
           -----------------

          (i) with respect to the principal amount of any Secured Note to be redeemed, in whole, or purchased on any Redemption Date, the amount which the Independent Investment Banker determines as of the fourth Business Day prior to such Redemption Date to equal the excess, if any, of (x) the sum of the present values of all the remaining scheduled payments of principal and interest from the Redemption Date to maturity of such Secured Note, discounted semi-annually on each Interest Payment Date at a rate equal to the Treasury Rate plus .10%, based on a 360-day year of twelve 30-day months, over (y) the aggregate unpaid principal amount of such Secured Note plus accrued but unpaid interest on such Secured Note (but not any accrued interest in default); and

          (ii) with respect to the principal amount of any Secured Note to be redeemed, in part, on any Redemption Date, the amount which the Independent Investment Banker determines as of the fourth Business Day prior to such Redemption Date to equal the excess, if any, of (x) the sum of that portion of all of the remaining scheduled payments of principal and interest from the Redemption Date to maturity of such Secured Note representing the principal that is to be redeemed on such Redemption Date and the interest that would have accrued thereon, discounted semi-annually on each Interest Payment Date at a rate equal to the Treasury Rate plus .10%, based on a 360-day year of twelve 30-day months, over (y) an amount equal to the principal amount of such Secured Note to be redeemed plus accrued but unpaid interest on such principal amount (but not any accrued interest in default).

          "Maturity Date" shall mean, with respect to the Secured Note of any
           -------------
series, the date specified as the "Maturity Date" for such series on Exhibit B to the Indenture.

          "Mobil G.B." shall mean Mobil G.B. 388 Finance Inc., a Delaware
           ----------
corporation.

          "Modifications" shall mean alterations, modifi cations, additions and
           -------------
improvements of or to the Production System but shall not include any Component or Replacement Component.

          "MPTM" shall mean Mobil Producing Texas & New Mexico Inc., a Delaware
           ----
corporation.

          "MPTM Documents" shall have the meaning set forth in Section 5.14 of
           --------------
the Participation Agreement.

          "Multiemployer Plan" shall mean a "multiemployer plan" as defined in
           ------------------
Section 4001(a)(3) of ERISA which is maintained for employees of the Lessee or any of its ERISA Affiliates.

          "Net Present Value of Basic Rent" shall mean the net present value, as
           -------------------------------
of the Closing Date, of Basic Rent payable during the Basic Lease Term, discounted semi-annually at a rate per annum equal to the Debt Rate.

          "Nonseverable Modification" shall mean any Modification to the
           -------------------------
Production System which is not a Severable Modification.

          "Note Register" shall have the meaning specified in Section 2.04 of
           -------------
the Indenture.

          "Obsolescence Termination Election" shall have the meaning specified
           ---------------------------------
in Section 7.2 of the Lease.

          "Officer's Certificate" and "Officers' Certificate" of any Person
           ---------------------       ---------------------
shall mean a certificate signed on behalf of such Person by the Chairman, the President, any Vice President, any Assistant Vice President, Financial Services Officer, the Controller, Assistant Treasurer or the Treasurer of such Person or any other individual duly authorized and acting in such capacity or, in the case of the Owner Trustee or the Indenture Trustee, a Responsible Officer of the Owner Trustee or Indenture Trustee.

          "Operating Agreement" shall mean the Offshore Unit Operating Agreement
           -------------------
effective April 12, 1995 between MPTM and Enserch or any other operating agreement with respect to the Production System that complies with Section 10.9 of the Participation Agreement.

          "Operative Documents" shall mean the Bill of Sale, the Guaranty, the
           -------------------
Indenture, each Indenture Supplement, the Lease, the Participation Agreement, the Secured Notes, the Ship Mortgage, the Tax Indemnity Agreement and the Trust Agreement.

          "Operator" shall mean Enserch as operator under the Operating
           --------
Agreement.

          "Original Cost" shall mean (i) with respect to the Lessor's Share of
           -------------
any Major Component (in its entirety), the product of Lessor's Cost (without regard to any reduction in Lessor's Cost pursuant to the proviso contained in the definition thereof) and the percentage set forth opposite such Major Component on Schedule 5 to the Participation Agreement, (ii) with respect to the Lessor's Share of any Components (or any Replacement Components which have replaced such Components in accordance with the Lease), an amount equal to that portion of Lessor's Cost (without regard to any reduction in Lessor's Cost pursuant to the proviso contained in the definition thereof) attributable, as of the Closing Date, to the Lessor's Share of such Components (or such Replacement Components) as determined pursuant to Section 7.5 of the Lease, (iii) with respect to a Significant Portion of the Undivided Interest, the amount determined with respect to such Significant Portion pursuant to Section 7.5 of the Lease, and (iv) with respect to a Significant Portion of the Production System, an amount equal to that portion of the total cost of the Production System (which total cost equals the product of Lessor's Cost and 2.5) attributable, as of the Closing Date, to such Significant Portion as reasonably determined by the Lessee.

          "Orton" shall mean Val T. Orton, an individual, in his individual
           -----
capacity.

          "Other Owner" shall mean any owner (or owners) from time to time of
           -----------
the Other Undivided Interest.

          "Other Undivided Interest" shall mean the 60% undivided interest in
           ------------------------
the Production System held in net lease by Enserch on the Closing Date.

          "Outstanding" shall mean, when used with respect to the Secured Notes
           -----------
as of any date of determination, all Secured Notes theretofore authenticated and delivered under the Indenture, except:

               (i) Secured Notes theretofore cancelled by the Indenture Trustee or delivered to the Indenture Trustee for cancellation;

               (ii) Secured Notes or portions thereof for whose payment or redemption money in the necessary amount has been theretofore deposited with the Indenture Trustee, provided that such Secured
                                                  --------
            Notes are to be redeemed and notice of such redemption has been duly given and not revoked or otherwise withdrawn pursuant to the Indenture; and

               (iii) Secured Notes paid or in exchange for which or in lieu of which other Secured Notes have been authenticated and delivered pursuant to the Indenture;

     provided, however, that in determining whether the Holders of the requisite
     --------  -------
principal amount of Secured Notes Outstanding have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Secured Notes owned by the Owner Trustee, the Lessee, the Owner Participant, or any Affiliate of the Lessee, the Owner Trustee or the Owner Participant, shall be disregarded and deemed not to be Outstanding, unless such Person owns 100% of the Secured Notes owned by all Persons, except that, in determining whether the Indenture Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Secured Notes which the Indenture Trustee knows to be so owned shall be so disregarded. Secured Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Indenture Trustee the pledgee's right so to act with respect to such Secured Notes and that the pledgee is not the Owner Trustee, the Lessee, the Owner Participant or any Affiliate of the Owner Trustee, the Lessee or the Owner Participant.

          "Overdue Rate" shall mean a rate per annum equal to (i) with respect
           ------------
to amounts owing to any Loan Participant constituting payments or prepayments of the principal amount of the Secured Notes of any series, the rate of interest on such series of Secured Notes, (ii) with respect to amounts owing to any Loan Participant not constituting payments or prepayments of the principal amount of the Secured Notes of any series, a zero percent rate of interest and (iii) with respect to amounts owing to the Owner Participant or the Lessee, the rate of interest publicly announced from time to time by Citibank, N.A. in New York City as its "prime" or "base" rate plus 1% (computed on the basis of a 360-day year of twelve 30-day months).

          "Owner Participant" shall mean General Electric Credit Corporation of
           -----------------
Georgia, a Georgia corporation, and each Person to whom a transfer is effected in accordance with Section 13 of the Participation Agreement.

          "Owner Participant's Liens" shall mean any Lien on or against the
           -------------------------
Production System, the Undivided Interest, the Lease, the Trust Estate or the Indenture Estate or any payment of Rent (a) which result from any act of, or any failure to act by, or any Claim against, the Owner Participant unrelated to the transactions contemplated by the Operative Documents, or which result from any violation by the Owner Participant of any of the terms of the Operative Documents, or (b) which result from any Lien in favor of any taxing authority by reason of any Tax owed by the Owner Participant, except that Owner Participant's Liens shall not include any Lien resulting from any Tax for which the Lessee is obligated to indemnify the Owner Participant (or any member of its consolidated group) until such time as the Lessee shall have already paid to, or on behalf of, the Owner Participant (or such member of its consolidated group), the Tax or an indemnity with respect to the same.

          "Owner Participant's Net Economic Return" shall mean the Owner
           ---------------------------------------
Participant's anticipated (a) with respect to the period between the Closing Date and the expiration of the Basic Lease Term, (i) after-tax yield on the sum of the Investment (on the assumption that none of the Investment is comprised of borrowed funds) plus the Transaction Expenses paid by the Lessor and (ii) total (but not periodic) after-tax cash flow as a percentage of Lessor's Cost, and (b) with respect to the period between the Closing Date and the Early Buy-Out Date,
(i) after-tax yield on the sum of the Investment (on the assumption that none of the Investment is comprised of borrowed funds) plus the Transaction Expenses paid by the Lessor and (ii) total (but not periodic) after-tax cash flow as a percentage of Lessor's Cost, in each case, as computed by the original Owner Participant in accordance with the assumptions and methods of calculation employed in the original calculation of the Basic Rent Percentages, Stipulated Loss Value Percentages, Termination Value Percentages and the Early Buy-Out Percentage as of the Closing Date (as such assumptions may have been modified pursuant to Section 4 of the Lease). The Owner Participant's Net Economic Return with respect to any Modification to the Production System financed pursuant to a Supplemental Financing in which the Owner Participant has made an equity investment shall be computed in accordance with the assumptions utilized in connection with such Supplemental Financing.

          "Owner Trustee" shall mean the Corporate Owner Trustee and the
           -------------
Individual Owner Trustee, collectively.

          "Owner Trustee Documents" shall have the meaning specified in Section
           -----------------------
2.1 of the Trust Agreement.

          "Participant" shall mean any Loan Participant or the Owner Participant
           -----------
and "Participants" shall mean all of them.
     ------------

          "Participation Agreement" shall mean the Participation Agreement dated
           -----------------------
as of the Closing Date among the Lessee, the Owner Participant, each Pass Through Trustee, the Indenture Trustee and the Owner Trustee.

          "Pass Through Certificates" shall mean any Certifi cates from time to
           -------------------------
time issued and outstanding under and pursuant to any of the Pass Through Trust Agreements.

          "Pass Through Trust" shall mean, with respect to any Pass Through
           ------------------
Trust Agreement, the trust created by such Pass Through Trust Agreement.

          "Pass Through Trust Agreement 1995 A1" shall mean the Pass Through
           ------------------------------------
Trust Agreement 1995 A1 dated as of the Closing Date among the Guarantor, the Lessee and the applicable Pass Through Trustee.

          "Pass Through Trust Agreement 1995 A2" shall mean the Pass Through
           ------------------------------------
Trust Agreement 1995 A2 dated as of the Closing Date among the Guarantor, the Lessee and the applicable Pass Through Trustee.

          "Pass Through Trust Agreement 1995 A3" shall mean the Pass Through
           ------------------------------------
Trust Agreement 1995 A3 dated as of the Closing Date among the Guarantor, the Lessee and the applicable Pass Through Trustee.

          "Pass Through Trust Agreement 1995 A4" shall mean the Pass Through
           ------------------------------------
Trust Agreement 1995 A4 dated as of the Closing Date among the Guarantor, the Lessee and the applicable Pass Through Trustee.

          "Pass Through Trust Agreement 1995 A5" shall mean the Pass Through
           ------------------------------------
Trust Agreement 1995 A5 dated as of the Closing Date among the Guarantor, the Lessee and the applicable Pass Through Trustee.

          "Pass Through Trust Agreement 1995 A6" shall mean the Pass Through
           ------------------------------------
Trust Agreement 1995 A6 dated as of the Closing Date among the Guarantor, the Lessee and the applicable Pass Through Trustee.

          "Pass Through Trust Agreements" shall mean the Pass Through Trust
           -----------------------------
Agreement 1995 A1, the Pass Through Trust Agreement 1995 A2, the Pass Through Trust Agreement 1995 A3, the Pass Through Trust Agreement 1995 A4, the Pass Through Trust Agreement 1995 A5 and the Pass Through Trust Agreement 1995 A6, collectively.

          "Pass Through Trust Property" shall have the meaning specified in the
           ---------------------------
Pass Through Trust Agreements.

          "Pass Through Trustee" shall mean First Security Bank of Utah,
           --------------------
National Association, not in its individual capacity except as expressly provided in any Pass Through Trust Agreement and the Operative Documents, but solely as Pass Through Trustee under each of the Pass Through Trust Agreements, or its successor in interest, and any successor trustee appointed as provided therein.

          "Permitted Investments" shall mean (i) obligations of the United
           ---------------------
States of America, or obligations fully guaranteed as to interest and principal by the United States of America; (ii) certificates of deposit issued by an Eligible Bank or interest-bearing insured accounts in an Eligible Bank; (iii) commercial paper, rated at least P-1 (or comparable rating) by Moody's Investors Service, Inc. (or any successor thereto) or at least A-1 (or comparable rating) by Standard and Poor's Corporation (or any successor thereto); or (iv) a money market fund registered under the Investment Company Act of 1940, the portfolio of which is limited to U.S. government obligations and U.S. agency obligations.

          "Permitted Liens" shall mean (a) the respective rights and interests
           ---------------
of the Lessee, the Owner Participant, the Lessor, the Indenture Trustee, and the Holders, as provided in the Operative Documents, (b) Lessor's Liens, Owner Participant's Liens and Indenture Trustee's Liens, (c) Liens for Taxes either not delinquent or being contested in good faith and by appropriate proceedings, so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any part of, the Production System, the Trust Estate or the Indenture Estate, or title thereto or any interest therein or any material danger of the interference with the payment of Rent, (d) materialmen's, mechanics', workers', repairmen's, employees' or other like Liens, arising in the ordinary course of business, or arising in the course of constructing, repairing, equipping or installing, modifying or expanding the Production System or any part thereof, for amounts either not more than 60 days past due or being contested in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any part of the Production System, the Trust Estate or the Indenture Estate, or title thereto or any interest therein and any material danger of the interference with the payment of Rent, (e) Liens arising out of judgments or awards against the Lessee with respect to which at the time an appeal or proceeding for review is being prosecuted in good faith so long as such judgment, award or appeal does not involve any material danger of the sale, forfeiture or loss of any part of the Production System, the Trust Estate or the Indenture Estate, or title thereto or any interest therein or any material danger of the interference with the payment of Rent, (f) the rights and interests of any Governmental Authority of the United States pursuant to the Federal Leases, (g) liens for current crew's wages, for general average or salvage (including contract salvage) or for wages of stevedores employed directly by the Lessee, MPTM, the Operator, or the operator, agent or master of the Platform which in each case (A) are unclaimed or covered by insurance or (B) for amounts either not more than 60 days past due or being contested in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any part of the Production System, the Trust Estate or the Indenture Estate, or title thereto or any interest therein or any material danger of the interference with the payment of Rent, and Liens which, under the laws of Panama, take priority over a duly registered first naval mortgage and which are for amounts either not more than 60 days past due or being contested in good faith and by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of any part of the Production System, the Trust Estate or the Indenture Estate, or title thereto or any interest therein and any material danger of the interference with the payment of Rent, (h) Liens, assignments and subleases permitted by Section 14 of the Lease and the rights of MPTM under the Initial Sublease and the rights of any other sublessee or any sub-sublessor under any other sublease (or sub-sublease) permitted by Section 14 of the Lease and (i) the Operating Agreement and the rights of the Operator and the Other Owner thereunder and the rights of their successors, assigns or mortgagees.

          "Person" shall mean any individual, partnership, corporation, trust,
           ------
unincorporated association, joint venture, government or any department or agency thereof, or any other entity.

          "Pipeline" shall mean the property described in Exhibit A to the Lease
           --------
under heading "Pipeline" and all other property installed or located therein (but excluding any other Major Component and the Components thereof) and all assets from time to time included or incorporated therein title to a 40% undivided interest in which shall vest in the Lessor pursuant to the Lease.

          "Placement Agreement" shall mean the Placement Agreement to be entered
           -------------------
into among the Guarantor, Mobil G.B. and the Underwriter relating to the purchase and sale of the Pass Through Certificates.

          "Platform" shall mean the property described in Exhibit A to the Lease
           --------
under the heading "Platform" and all other property installed or located therein (but excluding any other Major Component and the Components thereof) and all assets from time to time included or incorporated therein title to a 40% undivided interest which shall vest in the Lessor pursuant to the Lease and when used with respect to the Ship Mortgage, shall mean the Panamanian Flag Platform named Enserch Garden Banks, official number 8521 as described in the granting clause of the Ship Mortgage.

          "Preferred Stock" shall mean, with respect to any Person, any and all
           ---------------
shares, interests, participations or other equivalents (however designated) of such Person's preferred or preference stock, whether now outstanding or issued after the date of the Participation Agreement, and includes, without limitation, all classes and series of preferred or preference stock.

          "Premium" shall mean the Make-Whole Amount, if any, payable pursuant
           -------
to Article III of the Indenture.

          "Premium Termination Date" shall mean, with respect to the Series 1995
           ------------------------
A Secured Notes of any series, the date set forth as the "Premium Termination Date" for such series on Exhibit B to the Indenture.

          "Production Riser" shall mean the property described in Exhibit A to
           ----------------
the Lease under the heading "Production Riser" and all other property installed or located therein (but excluding any other Major Component and the Components thereof), and all assets from time to time included or incorporated therein title to a 40% undivided interest in which shall vest in the Lessor pursuant to the Lease.

          "Production System" shall mean the Pipeline, the Platform, the
           -----------------
Production Riser, the Shallow Water Processing Facility and the Template, collectively.

          "Purchase Notice" shall have the meaning specified in Section 6.2(a)
           ---------------
of the Lease.

          "Purchase Redemption Date" shall have the meaning specified in Section
           ------------------------
3.02(c) of the Indenture.

          "Redemption Date" shall mean the date on which the Secured Notes are
           ---------------
to be redeemed pursuant to Section 3.02, 3.03 or 3.06 of the Indenture.

          "Redemption Price" shall have the meaning specified in Section 3.10 of
           ----------------
the Indenture.

          "Refunded Secured Notes" shall have the meaning specified in Section
           ----------------------
15.1 of the Participation Agreement.

          "Refunding Indenture" shall have the meaning specified in Section
           -------------------
3.05(b) of the Indenture.

          "Refunding Secured Notes" shall have the meaning specified in Section
           -----------------------
15.1 of the Participation Agreement.

          "Registration Rights Agreement" shall mean the Registration Rights
           -----------------------------
Agreement dated as of the Closing Date by and among Mobil Corporation, Mobil G.B. 388 Finance Inc. and Morgan Stanley & Co. Incorporated.

          "Release" shall mean the release, spill, emission, leaking, pumping,
           -------
injection, deposit, disposal, discharge, dispersal, leaching or migrating into the environment of any Hazardous Material through or in the air, soil, surface water or groundwater, provided that the presence of Hydrocarbons within any portion of the Production System designed to produce, pump, process, store, treat, refine or transport Hydrocarbons shall not be considered a Release.

          "Relevant Amendment" shall have the meaning specified in Section 3.04
           ------------------
of the Indenture.

          "Relevant Date" shall have the meaning specified in Section 3.04 of
           -------------
the Indenture.

          "Relevant Date Supplement"  shall have the meaning specified in
           ------------------------
Section 3.04 of the Indenture.

          "Relevant Guaranty" shall have the meaning specified in Section 3.04
           -----------------
of the Indenture.

          "Remaining Portion" shall have the meaning specified in Section 7.1 of
           -----------------
the Lease.

          "Remedial Action" shall mean actions required to (i) clean up, remove,
           ---------------
treat or in any other way address Hazardous Materials in the environment, (ii) prevent the Release or further Release or minimize the further Release of Hazardous Materials, or (iii) investigate and determine if a remedial response is needed, to design such a response and post-remedial investigation, monitoring, operation, maintenance and care.

          "Renewal Notice" shall have the meaning specified in Section 5.3 of
           --------------
the Lease.

          "Renewal Term" shall mean any of the Initial Fixed Rate Renewal Term,
           ------------
the Second Fixed Rate Renewal Term, a Fixed Rate Renewal Term or a Fair Market Renewal Term.

          "Rent" shall mean, collectively, Basic Rent and Supplemental Rent.
           ----

          "Repayment Amount" shall have the meaning specified in Section 3.7 of
           ----------------
the Lease.

          "Replacement Component" shall mean a replacement to any Component or
           ---------------------
Replacement Component.

          "Request" shall have the meaning specified in Section 2.08(b) of the
           -------
Indenture.

          "Reserve Engineer" shall mean DeGolyer & MacNaughton.
           ----------------

          "Reserve Report" shall mean the report of the Reserve Engineer dated
           --------------
August 30, 1995.

          "Responsible Officer", when used with respect to the Corporate Owner
           -------------------
Trustee, the Corporate Indenture Trustee or any Pass Through Trustee, shall mean an officer in its corporate trust administration department (or any successor group of the Corporate Owner Trustee, the Corporate Indenture Trustee or any Pass Through Trustee, as the case may be) or any other officer customarily performing functions similar to those performed by any of the above designated officers and also shall mean, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "SEC" shall mean the Securities and Exchange Commission.
           ---

          "Second Fixed Rate Renewal Term" shall mean the period commencing at
           ------------------------------
the end of the Initial Fixed Rate Renewal Term and ending on the date chosen by the Lessee pursuant to Section 5.3 of the Lease, during which the Undivided Interest may be leased as permitted by Section 5.1(d) of the Lease, or such shorter period as may result from earlier termination of the Lease.

          "Secured Notes" shall mean all notes from time to time issued and
           -------------
outstanding under and pursuant to the Indenture.

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Series 1995 A Secured Notes" shall mean, as the context may require,
           ---------------------------
the Series 1995 A-1 Secured Notes, the Series 1995 A-2 Secured Notes, the Series 1995 A-3 Secured Notes, the

Series 1995 A-4 Secured Notes and/or the Series 1995 A-6 Secured Notes.

          "Series 1995 A-1 Secured Notes" shall mean the Secured Notes issued
           -----------------------------
under Section 2.01(b) of the Indenture and shall include any Series 1995 A-1 Secured Note issued in exchange therefor or replacement thereof pursuant to
Section 2.07 of the Indenture.

          "Series 1995 A-2 Secured Notes" shall mean the Secured Notes issued
           -----------------------------
under Section 2.01(c) of the Indenture and shall include any Series 1995 A-2 Secured Note issued in exchange therefor or replacement thereof pursuant to
Section 2.07 of the Indenture.

          "Series 1995 A-3 Secured Notes" shall mean the Secured Notes issued
           -----------------------------
under Section 2.01(d) of the Indenture and shall include any Series 1995 A-3 Secured Note issued in exchange therefor or replacement thereof pursuant to
Section 2.07 of the Indenture.

          "Series 1995 A-4 Secured Notes" shall mean the Secured Notes issued
           -----------------------------
under Section 2.01(e) of the Indenture and shall include any Series 1995 A-4 Secured Note issued in exchange therefor or replacement thereof pursuant to
Section 2.07 of the Indenture.

          "Series 1995 A-5 Secured Notes" shall mean the Secured Notes issued
           -----------------------------
under Section 2.01(f) of the Indenture and shall include any Series 1995 A-5 Secured Note issued in exchange therefor or replacement thereof pursuant to
Section 2.07 of the Indenture.

          "Series 1995 A-6 Secured Notes" shall mean the Secured Notes issued
           -----------------------------
under Section 2.01(g) of the Indenture and shall include any Series 1995 A-6 Secured Note issued in exchange therefor or replacement thereof pursuant to
Section 2.07 of the Indenture.

          "Severable Modification" shall mean any Modification to the Production
           ----------------------
System permitted under the Lease which can be readily removed from the Production System without causing material damage to the Production System.

          "Shallow Water Processing Facility" shall mean the property described
           ---------------------------------
in Exhibit A to the Lease under the heading "Shallow Water Processing Facility" and all other property installed or located therein (but excluding any other Major Component and the Components thereof), and all assets from time to time included or incorporated therein title to a 40% undivided interest in which shall vest in the Lessor pursuant to the Lease.

          "Ship Mortgage" shall mean the First Priority Naval Mortgage dated as
           -------------
of the Closing Date by the Owner Trustee in favor of the Indenture Trustee.

          "Significant Portion" shall mean (a) with respect to the Production
           -------------------
System, (i) any Major Component or (ii) any Component or Components (or any Replacement Component or Replacement Components which have replaced such Component or Components in accordance with the Lease) having, in the aggregate, an Original Cost in excess of $25,000,000 and (b) with respect to the Undivided Interest, the Lessor's Share of (i) any Major Component or (ii) any Component or Components (or any Replacement Component or Replacement Components which have replaced such Component or Components in accordance with the Lease) which Lessor's Share has, in the aggregate, an Original Cost in excess of $10,000,000.

          "Special Event of Loss" shall mean an Event of Loss described in
           ---------------------
clause (e) or (f) of the definition of Event of Loss.

          "Special Termination Election" shall have the meaning specified in
           ----------------------------
Section 7.2 of the Lease.

          "Specified Lease Event of Default" shall mean a Lease Event of Default
           --------------------------------
described in paragraph (a), (g) or (h) of Section 15 of the Lease or a Lease Default described in paragraph (g) of Section 15 of the Lease.

          "Stipulated Loss Value" shall mean:
           ---------------------

          (i) with respect to the Undivided Interest, as of any Stipulated Loss Value Determination Date, (a) during the Interim Lease Term and the Basic Lease Term, the amount determined by multiplying Lessor's Cost by the percentage set forth opposite such Stipulated Loss Value Determination Date in Schedule 2 to the Lease. The Stipulated Loss Value Percentage as of any Stipulated Loss Value Determination Date (other than any such Stipulated Loss Value Determination Date which is a Basic Rent Payment Date on which any Basic Rent is payable in arrears) has been computed on the assumption that each Series 1995 A Secured Note will bear interest at the Assumed Debt Rate for such Series 1995 A Secured Note. Accordingly, if the interest rate on the Series 1995 A Secured Notes has been increased pursuant to the proviso to the first sentence of the Series 1995 A Secured Notes, Stipulated Loss Value with respect to the Undivided Interest as of any Stipulated Loss Value Determination Date (other than any such Stipulated Loss Value Determination Date which is a Basic Rent Payment Date on which any Basic Rent is payable in arrears) shall be increased by an amount equal to the excess of (i) the aggregate amount of interest actually due and payable on the Series 1995 A Secured Notes as of such Stipulated Loss Value Determination Date over (ii) the aggregate amount of interest on the Series 1995 A Secured Notes that would have been due and payable on such Stipulated Loss Value Determination Date if each Series 1995 A Secured Note had borne interest at the Assumed Debt Rate for such Series 1995 A Secured Note for the period from and including the Basic Rent Payment Date next preceding such Stipulated Loss Value Determination Date to but excluding such Stipulated Loss Value Determination Date and (b) during any Renewal Term, as determined pursuant to Section 5.4 of the Lease; and

          (ii) with respect to a Significant Portion of the Undivided Interest as of any Stipulated Loss Value Determination Date, (a) during the Interim Lease Term and the Basic Lease Term, the amount determined by multiplying the Original Cost of such Significant Portion by the percentage set forth opposite such Stipulated Loss Value Determination Date. The Stipulated Loss Value Percentage as of any Stipulated Loss Value Determination Date (other than any such Stipulated Loss Value Determination Date which is a Basic Rent Payment Date on which any Basic Rent is payable in arrears) has been computed on the assumption that each Series 1995 A

     Secured Note will bear interest at the Assumed Debt Rate for such Series 1995 A Secured Note. Accordingly, if the interest rate on the Series 1995 A Secured Notes has been increased pursuant to the proviso to the first sentence of the Series 1995 A Secured Notes, Stipulated Loss Value with respect to a Significant Portion of the Undivided Interest as of any Stipulated Loss Value Determination Date (other than any such Stipulated Loss Value Determination Date which is a Basic Rent Payment Date on which any Basic Rent is payable in arrears), shall be increased by an amount equal to the excess of (i) the aggregate amount of interest actually due and payable as of such Stipulated Loss Value Determination Date on that portion of the Series 1995 A Secured Notes that is redeemable pursuant to
     Article III of the Indenture in connection with the payment of such Stipulated Loss Value over (ii) the aggregate amount of interest that would have been due and payable on such portion of the Series 1995 A Secured Notes if each Series 1995 A Secured Note had borne interest at the Assumed Debt Rate for such Series 1995 A Secured Note for the period from and including the Basic Rent Payment Date next preceding such Stipulated Loss Value Determination Date to but excluding such Stipulated Loss Value Determination Date and (b) during any Renewal Term, the amount which bears the same relation to the Stipulated Loss Value for the Undivided Interest, as determined pursuant to the Section 5.4 of the Lease for such Renewal Term, as the Original Cost of such Significant Portion bears to Lessor's Cost (without regard to any reduction of Lessor's Cost pursuant to the proviso contained in the definition of Lessor's Cost).

          "Stipulated Loss Value Determination Date" shall mean any of the dates
           ----------------------------------------
set forth on Schedule 2 to the Lease.

          "Stipulated Loss Value Percentages" shall mean the percentages set
           ---------------------------------
forth in Schedule 2 to the Lease.

          "Subsea Systems" shall mean the Production Riser and the Template.
           --------------

          "Subsidiary" of any Person shall mean any corporation, association or
           ----------
other business entity of which more than fifty percent (50%) of the total voting power of shares of

Capital Stock entitled to vote in the election of directors, managers or trustees thereof (without regard to the occurrence of any contingency) is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries (within the meaning of this definition) of that Person, or a combination thereof.

          "Supplemental Financing" shall mean any financing of the Lessor's
           ----------------------
Share of the cost of any Modification to the Production System pursuant to
Section 14 of the Participation Agreement.

          "Supplemental Rent" shall mean (i) any and all amounts, liabilities
           -----------------
and obligations (other than Basic Rent) which the Lessee assumes or agrees to pay to or on behalf of the Owner Trustee, the Owner Participant, the Trust Company, Hopkins, each Loan Participant or the Indenture Trustee under any Operative Document, including, without limitation, any payments of indemnification or Stipulated Loss Value or Termination Value or Premium and
(ii) any amounts which are expressed in the Indenture to be payable at the Lessee's expense.

          "Tax" and "Taxes" shall have the respective meanings specified in
           ---       -----
Section 12.2 of the Participation Agreement.

          "Tax Affiliate" shall mean an Affiliate of any corporation related to
           -------------
the Lessee (within the meaning of Section 318 of the Code), or any shareholder of the Lessee.

          "Tax Claim" shall have the meaning specified in Section 12.2(e) of the
           ---------
Participation Agreement.

          "Tax Indemnity Agreement" shall mean the Tax Indemnity Agreement dated
           -----------------------
as of the Closing Date between the Owner Participant and the Lessee.

          "Tax Indemnitee" shall mean the Corporate Owner Trustee (both in its
           --------------
individual capacity and in its trust capacity), the Individual Owner Trustee (both in his individual capacity and in his trust capacity), the Owner Participant, the Corporate Indenture Trustee (both in its individual capacity and in its trust capacity), the Individual Indenture Trustee (both in his individual capacity and in his trust capacity) and the

Loan Participants, and their respective Affiliates, officers, directors, agents, employees and servants but shall not include (i) each Pass Through Trustee, (ii) any other Holder and (iii) any Certificateholder.

          "Template" shall mean the property described in Exhibit A to the Lease
           --------
under the heading "Template" and all other property installed or located therein (but excluding any other Major Component and the Components thereof), and all assets from time to time included or incorporated therein title to a 40% undivided interest which shall vest in the Lessor pursuant to the Lease.

          "Termination Date" shall have the meaning specified in Section 7.2 of
           ----------------
the Lease.

          "Termination Redemption Date" shall have the meaning specified in
           ---------------------------
Section 3.02(b) of the Indenture.

          "Termination Value" shall mean:
           -----------------

          (i) with respect to the Undivided Interest (a) as of the Basic Lease Term Commencement Date or any Basic Rent Payment Date during the Interim Lease Term and the Basic Lease Term, the amount determined by multiplying Lessor's Cost by the percentage set forth opposite such date in Schedule 3 to the Lease. The Termination Value Percentage as of any date set forth on
     Schedule 3 to the Lease (other than any such date which is a Basic Rent Payment Date on which any Basic Rent is payable in arrears) has been computed on the assumption that each Series 1995 A Secured Note will bear interest at the Assumed Debt Rate for such Series 1995 A Secured Note. Accordingly, if the interest rate on the Series 1995 A Secured Notes has been increased pursuant to the proviso to the first sentence of the Series 1995 A Secured Notes, Termination Value with respect to the Undivided Interest as of any date set forth in Schedule 3 to the Lease (other than any such date which is a Basic Rent Payment Date on which any Basic Rent is payable in arrears) shall be increased by an amount equal to the excess of
     (i) the aggregate amount of interest actually due and payable on the Series 1995 A Secured Notes as of such date over (ii) the aggregate amount of interest on the Series 1995 A Secured Notes that would have been due and payable on such date if each Series 1995 A Secured Note had borne interest at the Assumed Debt Rate for such Series 1995 A Secured Note for the period from and including the Basic Rent Payment Date next preceding such date to but excluding such date and (b) during any Renewal Term, as determined pursuant to Section 5.4 of the Lease; and

          (ii) with respect to a Significant Portion of the Undivided Interest
     (a) as of the Basic Commencement Date or any Basic Rent Payment Date during the Interim Lease Term and the Basic Lease Term, the amount determined by multiplying the Original Cost of such Significant Portion by the percentage set forth opposite such date in Schedule 3 to the Lease. The Termination Value Percentage as of any date set forth on Schedule 3 to the Lease (other than any such date which is a Basic Rent Payment Date on which any Basic Rent is payable in arrears) has been computed on the assumption that each Series 1995 A Secured Note will bear interest at the Assumed Debt Rate for such Series 1995 A Secured Note. Accordingly, if the interest rate on the Series 1995 A Secured Notes has been increased pursuant to the proviso to the first sentence to the Series 1995 A Secured Notes, Termination Value with respect to a Significant Portion of the Undivided Interest as of any date set forth in Schedule 3 to the Lease (other than any such date which is a Basic Rent Payment Date on which any Basic Rent is payable in arrears), shall be increased by an amount equal to the excess of (i) the aggregate amount of interest actually due and payable as of such date on that portion of the Series 1995 A Secured Notes that is redeemable pursuant to Article III of the Indenture in connection with the payment of such Termination Value over (ii) the aggregate amount of interest that would have been due and payable on such portion of the Series 1995 A Secured Notes if each Series 1995 A Secured Note had borne interest at the Assumed Debt Rate for such Series 1995 A Secured Note for the period from and including the Basic Rent Payment Date next preceding such date to but excluding such date and (b) during any Renewal Term, the amount which bears the same relation to the Termination Value for the Undivided Interest, as determined pursuant to the Section 5.4 of the Lease for such Renewal Term, as the Original Cost of such Significant Portion bears to Lessor's Cost (without regard to any reduction of Lessor's Cost pursuant to the proviso contained in the definition of Lessor's Cost).

          "Termination Value Percentages" shall mean the percentages set forth
           -----------------------------
on Schedule 3 to the Lease.

          "Transaction Expenses" shall mean the following fees, expenses,
           --------------------
disbursements and costs incurred in connection with the preparation, execution and delivery of the Operative Documents and the Pass Through Agreements and the consummation of the transactions contemplated thereby on the Closing Date, as applicable, provided that invoices for all such fees, expenses, disbursements
            --------
and costs shall have been presented for payment on or prior to the ninetieth day following the Closing Date: (i) the reasonable attorneys' fees and expenses of counsel to the Owner Participant, the Owner Trustee, the Indenture Trustee and each Pass Through Trustee, (ii) the initial (but not ongoing) fees and expenses of the Owner Trustee, each Pass Through Trustee and the Indenture Trustee, (iii) printing, word processing and reproduction costs, (iv) fees and expenses of the Appraiser with respect to the Final Appraisal and the fees and expenses of the Reserve Engineer with respect to the Final Reserve Report, (v) the fees and commissions of Morgan Stanley & Co. Incorporated as placement agent and as underwriter in connection with the offering and sale of the Pass Through Certificates, (vi) other costs associated with the issuance of the Secured Notes and the Pass Through Certificates, independent rating agencies and printer charges, (vii) the reasonable fees, expenses and disbursements of special counsel for the Underwriter in connection with the Operative Documents and
(viii) out of pocket costs incurred by the Owner Participant in the conduct of due diligence with respect to the transactions contemplated by the Participation Agreement up to a maximum of $5,000; provided that, other than as set forth in
                                     --------
clause (vii) of this sentence, "Transaction Expenses" shall not include the
                                --------------------
fees, expenses or disbursements of any law firm not specifically named in
Section 4.7 of the Participation Agreement (other than Monroe & Lemann, special Louisiana counsel to the Owner Participant).

          "Transferee" shall have the meaning specified in Section 13.2 of the
           ----------
Participation Agreement.

          "Treasury Rate" shall mean, with respect to each Secured Note to be
           -------------
redeemed or purchased, a per annum rate (expressed as a semiannual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield), determined to be the per annum rate equal to the semiannual yield to maturity of United States Treasury securities maturing on the Average Life Date of such Secured Note, as determined by interpolation between the most recent weekly average yields to maturity for two series of United States Treasury securities, (A) one maturing as close as possible to, but earlier than, the Average Life Date of such Secured Note and (B) the other maturing as close as possible to, but later than, the Average Life Date of such Secured Note, in each case as published in the most recent H.15(519) (or, if a weekly average yield to maturity of United States Treasury securities maturing on the Average Life Date of such Secured Note is reported in the most recent H.15(519), as published in H.15(519)). H.15(519) shall mean "Statistical Release H.15(519), Selected Interest Rates" or any successor publication, published by the Board of Governors of the Federal Reserve System. The most recent H.15(519) shall mean the latest H.15(519) which is published prior to the close of business on the fourth Business Day preceding the Redemption Date. For purposes hereof, "Average Life Date" shall mean, with respect to each Secured
                  -----------------
Note to be redeemed, the date which follows the Redemption Date by a period equal to the Remaining Weighted Average Life of such Secured Note. For purposes hereof, "Remaining Weighted Average Life" shall mean, for any Secured Note, as
         -------------------------------
of any date of determination, the number of days equal to the quotient obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment of principal, including the payment due on the maturity of such Secured Note by (ii) the number of days from and including the Redemption Date to but excluding the scheduled payment date of such principal payment; by (b) the then unpaid principal amount of such Secured Note.

          "Treasury Regulations" shall mean the income tax regulations issued,
           --------------------
published or promulgated under the Code by the United States Department of the Treasury.

          "Trust Agreement" shall mean the Trust Agreement dated as of the
           ---------------
Closing Date among the Owner Participant, the Trust Company and Hopkins.

          "Trust Company" shall mean Fleet National Bank of Connecticut, a
           -------------
national banking association, in its individual capacity.

          "Trust Estate" shall have the meaning specified in Section 3.2 of the
           ------------
Trust Agreement.

          "Trust Expenses" shall have the meaning specified in Section 8.1 of
           --------------
the Trust Agreement.

          "Trust Indenture Act" shall mean the Trust Indenture Act of 1939.
           -------------------

          "Underwriter" shall mean Morgan Stanley & Co. Incorporated, a Delaware
           -----------
corporation.

          "Undivided Interest" shall mean the Lessor's 40% undivided interest in
           ------------------
the Production System.

          "Unit Agreement" shall mean the Unit Agreement for Outer Continental
           --------------
Shelf Exploration, Development, and Production on the Block 388 Unit executed on various dates between April 24 and May 1, 1991 by Exxon Corporation, EP Operating Company, HI Production Company, Inc., OPUBCO Resources, Inc., Penrod OCS, Inc. and Placid Oil Company.

          "Unit Reserves" shall have the meaning specified in Section 9.1 of the
           -------------
Lease.

          "UCC" shall mean the Uniform Commercial Code as in effect in the State
           ---
of New York or in any other applicable jurisdiction.

          "Waiver and Consent Agreement" shall mean the Waiver and Consent
           ----------------------------
Agreement dated December 12, 1995 among Enserch, MPTM, Corporate Indenture Trustee, Individual Indenture Trustee, Corporate Owner Trustee and Individual Owner Trustee.

                                  SCHEDULE 1
                                      to
                            Participation Agreement
                            -----------------------


                      ADDRESSES FOR NOTICES AND PAYMENTS
                      ----------------------------------


     LESSEE:
     ------

     Mobil G.B. 388 Finance Inc.
     3225 Gallows Road
     Fairfax, Virginia  22037-0001
     Attention:  Treasurer
     Telecopier: (703) 846-1469



     OWNER PARTICIPANT:
     -----------------

     General Electric Credit Corporation of Georgia
     c/o Global Project & Structured Finance
     1600 Summer Street
     Stamford, CT 06905
     Attention:   Manager of Compliance
     Re: Mobil Lease 761-1
     Telecopier: 203-961-2017

     Manner of Payment
     -----------------

     All payments to be made to General Electric Credit Corporation of Georgia shall be made to:

     Bankers Trust
     New York, New York

     ABA #0210-0103-3
     GECC/T&I Depository Account
     Account #50-205-776
     Ref: Mobil Lease 761-1

                                    SCH1-1

             Notices
             -------

             All communications with respect to payments and all other communications to be made to the address first set forth above.


             CORPORATE OWNER TRUSTEE OR THE TRUST COMPANY:
             --------------------------------------------

             Fleet National Bank of Connecticut
             777 Main Street
             Hartford, CT 06115
             Attention: Corporate Trust Administration
             Telecopier: 860-986-7920

             INDIVIDUAL OWNER TRUSTEE OR MICHAEL M. HOPKINS
             ----------------------------------------------

             777 Main Street
             Hartford, CT 06115
             Attention:  Michael M. Hopkins
             Telecopier:  860-986-1164

             Method of Payment
             -----------------

             Fleet National Bank of Connecticut
             Hartford, CT 06115

             ABA #011900445
             Account # 0067548290
             Attention: Karen Felt
             Re: Garden Banks Lease

             INDENTURE TRUSTEE OR PASS THROUGH TRUSTEE:
             -----------------------------------------

             First Security Bank of Utah, National Association
             79 South Main Street
             Salt Lake City, Utah 84111
             Attention:  Corporate Trust Department
             Telecopier: 801-246-5053

             Method of Payment
             -----------------

             First Security Bank of Utah, National Association

                                    SCH1-2

               ABA #124000012
               Account # 0510922115
               Re: Mobil


               INDIVIDUAL INDENTURE TRUSTEE
               ----------------------------

               First Security Bank of Utah, National Association
               79 South Main Street
               Salt Lake City, Utah 84111
               Attention:  Val T. Orton
               Telecopier: 801-246-5053

                                    SCH1-3

                                  SCHEDULE 2
                                      to
                            Participation Agreement
                            -----------------------



                              PRICING ASSUMPTIONS
                              -------------------


CLOSING DATE:                           December 12, 1995

TRANSACTION EXPENSES:                   1.00% of Lessor's Cost, Payable on the
                                        Closing Date

MOBIL INTERIM LEASE TERM:               22 days, commencing on
December 12, 1995 and ending            on January 2, 1996

BASIC LEASE TERM:                       14 years, 11 months, 29 days,
                                        commencing January 3, 1996,
                                        and ending January 2, 2011

DEPRECIATION ALLOCATION:                100% of Equipment Cost, 7-year
                                        MACRS (200% DB/SL H4)

COMPOSITE INCOME
TAX RATE:                               40%

YEAR-END FOR
FEDERAL TAXES:                          December 31

BASIC RENT PAYMENTS:                    30 Payments payable semi-annually in
                                        arrears and/or in advance, commencing
                                        July 2, 1996 according to Schedule 1 of
                                        the Lease

EARLY BUYOUT DATE:                      January 2, 2006

DISCOUNT RATE FOR
PRESENT VALUE CALCULATION:              6.09% pre-tax Nominal Annual Rate

DEBT PERCENTAGE:                        72.8337%

                                    SCH2-1

                                  SCHEDULE 3
                                      to
                            Participation Agreement
                            -----------------------


                            FILINGS AND RECORDINGS
                            ----------------------

          STATE FILINGS AND FILINGS WITH THE UNITED STATES DEPARTMENT OF THE INTERIOR MINERALS MANAGEMENT SERVICE GULF OF MEXICO OCS REGION (THE "MMS")

A.   Trust Agreement filed with each of the following:

     1.   Conveyance records of Cameron Parish, Louisiana
          (One Executed Original)

     2.   Conveyance records of Iberia Parish, Louisiana
          (One Executed Original)

     3.   Conveyance records of Vermilion Parish, Louisiana
          (One Executed Original)

     4.   Conveyance records of St. Mary Parish, Louisiana
          (One Executed Original)

     5. MMS records for the following lease files and right of way files (Two Executed Originals):

          (a) Lease OCS-G 7486 dated October 1, 1984 affecting Block 388, Garden Banks Area.

          (b) Lease OCS-G 7485 dated October 1, 1984, affecting Block 387, Garden Banks Area.

          (c) Right of Way OCS-G 14290, Segment No. 10229, extending from Block 315, Eugene Island Area South Addition to Block 388, Garden Banks Area.

          (d) Right of Way OCS-G 14288, Segment No. 10227, extending from Block 315, Eugene Island Area South Addition to Block 388, Garden Banks Area.

                                    SCH3-1

          (e) Right of Way OCS-G 14678, Segment No. 10267, extending from Block 315, Eugene Island Area South Addition to Sea Robin Pipeline Company's 24 inch Pipeline (OCS-G 19071).

          (f) Right of Way OCS-G 14287, Segment No. 10226, extending from Block 315, Eugene Island Area South Addition to Texaco Pipeline Inc.'s 20 inch pipeline (OCS-G 3303).

B.   Lease Agreement filed with each of the following:

     1.   Conveyance records of Cameron Parish, Louisiana
          (One Executed Original)

     2.   Conveyance records of Iberia Parish, Louisiana
          (One Executed Original)

     3.   Conveyance records of Vermilion Parish, Louisiana
          (One Executed Original)

     4.   Conveyance records of St. Mary Parish, Louisiana
          (One Executed Original)

     5. MMS Records for the following lease files and right of way files (Two Executed Originals):

          (a) Lease OCS-G 7486 dated October 1, 1984 affecting Block 388, Garden Banks Area.

          (b) Lease OCS-G 7485 dated October 1, 1984, affecting Block 387, Garden Banks Area.

          (c) Right of Way OCS-G 14290, Segment No. 10229, extending from Block 315, Eugene Island Area South Addition to Block 388, Garden Banks Area.

          (d) Right of Way OCS-G 14288, Segment No. 10227, extending from Block 315, Eugene Island Area South Addition to Block 388, Garden Banks Area.

                                    SCH3-2

          (e) Right of Way OCS-G 14678, Segment No. 10267, extending from Block 315, Eugene Island Area South Addition to Sea Robin Pipeline Company's 24 inch Pipeline (OCS-G 19071).

          (f) Right of Way OCS-G 14287, Segment No. 10226, extending from Block 315, Eugene Island Area South Addition to Texaco Pipeline Inc.'s 20 inch pipeline (OCS-G 3303).


C.   Bill of Sale filed with each of the following:

     1.   Conveyance records of Cameron Parish, Louisiana
          (One Executed Original)

     2.   Conveyance records of Iberia Parish, Louisiana
          (One Executed Original)

     3.   Conveyance records of Vermilion Parish, Louisiana
          (One Executed Original)

     4.   Conveyance records of St. Mary Parish, Louisiana
          (One Executed Original)

     5. MMS records for the following lease files and right of way files (Two Executed Originals):

          (a) Lease OCS-G 7486 dated October 1, 1984 affecting Block 388, Garden Banks Area.

          (b) Lease OCS-G 7485 dated October 1, 1984, affecting Block 387, Garden Banks Area.

          (c) Right of Way OCS-G 14290, Segment No. 10229, extending from Block 315, Eugene Island Area South Addition to Block 388, Garden Banks Area.

          (d) Right of Way OCS-G 14288, Segment No. 10227, extending from Block 315, Eugene Island Area South Addition to Block 388, Garden Banks Area.

                                    SCH3-3

          (e) Right of Way OCS-G 14678, Segment No. 10267, extending from Block 315, Eugene Island Area South Addition to Sea Robin Pipeline Company's 24 inch Pipeline (OCS-G 19071).

          (f) Right of Way OCS-G 14287, Segment No. 10226, extending from Block 315, Eugene Island Area South Addition to Texaco Pipeline Inc.'s 20 inch pipeline (OCS-G 3303).


D.   Sublease Agreement filed with each of the following:

     1.   Conveyance records of Cameron Parish, Louisiana
          (One Executed Original)

     2.   Conveyance records of Iberia Parish, Louisiana
          (One Executed Original)

     3.   Conveyance records of Vermilion Parish, Louisiana
          (One Executed Original)

     4.   Conveyance records of St. Mary Parish, Louisiana
          (One Executed Original)

     5. MMS records for the following lease files and right of way files (Two Executed Originals):

          (a) Lease OCS-G 7486 dated October 1, 1984 affecting Block 388, Garden Banks Area.

          (b) Lease OCS-G 7485 dated October 1, 1984, affecting Block 387, Garden Banks Area.

          (c) Right of Way OCS-G 14290, Segment No. 10229, extending from Block 315, Eugene Island Area South Addition to Block 388, Garden Banks Area.

                                    SCH3-4

          (d) Right of Way OCS-G 14288, Segment No. 10227, extending from Block 315, Eugene Island Area South Addition to Block 388, Garden Banks Area.

          (e) Right of Way OCS-G 14678, Segment No. 10267, extending from Block 315, Eugene Island Area South Addition to Sea Robin Pipeline Company's 24 inch Pipeline (OCS-G 19071).

          (f) Right of Way OCS-G 14287, Segment No. 10226, extending from Block 315, Eugene Island Area South Addition to Texaco Pipeline Inc.'s 20 inch pipeline (OCS-G 3303).


E.   Indenture filed with each of the following:

     1.   Mortgage records of Cameron Parish, Louisiana
          (One Executed Original)

     2.   Mortgage records of Iberia Parish, Louisiana
          (One Executed Original)

     3.   Mortgage records of Vermilion Parish, Louisiana
          (One Executed Original)

     4.   Mortgage records of St. Mary Parish, Louisiana
          (One Executed Original)

     5. MMS records for the following lease files and right of way files (Two Executed Originals):

          (a) Lease OCS-G 7486 dated October 1, 1984 affecting Block 388, Garden Banks Area.

          (b) Lease OCS-G 7485 dated October 1, 1984, affecting Block 387, Garden Banks Area.

          (c) Right of Way OCS-G 14290, Segment No. 10229, extending from Block 315, Eugene Island Area South Addition to Block 388, Garden Banks Area.

          (d) Right of Way OCS-G 14288, Segment No. 10227, extending from Block 315, Eugene Island Area South Addition to Block 388, Garden Banks Area.

                                    SCH3-5

          (e) Right of Way OCS-G 14678, Segment No. 10267, extending from Block 315, Eugene Island Area South Addition to Sea Robin Pipeline Company's 24 inch Pipeline (OCS-G 19071).

          (f) Right of Way OCS-G 14287, Segment No. 10226, extending from Block 315, Eugene Island Area South Addition to Texaco Pipeline Inc.'s 20 inch pipeline (OCS-G 3303).


F. Precautionary UCC-1 Financing Statements with regard to Lease filed with each of the following:

     1. Clerk of Court of any Parish for entry into the Secretary of State's Master UCC Index ("Louisiana Filing").

     2.   State Corporation Commission of Virginia.

     3.   County Clerk's Office of Fairfax County, Virginia.

     4. Copy of the Louisiana Filing with the MMS records for the following lease files and right of way files:

          (a) Lease OCS-G 7486 dated October 1, 1984 affecting Block 388, Garden Banks Area.

          (b) Lease OCS-G 7485 dated October 1, 1984, affecting Block 387, Garden Banks Area.

          (c) Right of Way OCS-G 14290, Segment No. 10229, extending from Block 315, Eugene Island Area South Addition to Block 388, Garden Banks Area.

          (d) Right of Way OCS-G 14288, Segment No. 10227, extending from Block 315, Eugene Island Area South Addition to Block 388, Garden Banks Area.

          (e) Right of Way OCS-G 14678, Segment No. 10267, extending from Block 315, Eugene Island Area

                                    SCH3-6

               South Addition to Sea Robin Pipeline Company's 24 inch Pipeline (OCS-G 19071).

          (f) Right of Way OCS-G 14287, Segment No. 10226, extending from Block 315, Eugene Island Area South Addition to Texaco Pipeline Inc.'s 20 inch pipeline (OCS-G 3303).


G. UCC-1 Financing Statement with regard to Indenture filed with each of the following:

     1. Clerk of Court of any Parish for entry into the Secretary of State's Master UCC Index ("Indenture Filing").

     2.   Secretary of State of Connecticut.

     3. Copy of the Indenture filing with the MMS for the following lease files and right of way files:

          (a) Lease OCS-G 7486 dated October 1, 1984 affecting Block 388, Garden Banks Area.

          (b) Lease OCS-G 7485 dated October 1, 1984, affecting Block 387, Garden Banks Area.

          (c) Right of Way OCS-G 14290, Segment No. 10229, extending from Block 315, Eugene Island Area South Addition to Block 388, Garden Banks Area.

          (d) Right of Way OCS-G 14288, Segment No. 10227, extending from Block 315, Eugene Island Area South Addition to Block 388, Garden Banks Area.

          (e) Right of Way OCS-G 14678, Segment No. 10267, extending from Block 315, Eugene Island Area South Addition to Sea Robin Pipeline Company's 24 inch Pipeline (OCS-G 19071).

          (f) Right of Way OCS-G 14287, Segment No. 10226, extending from Block 315, Eugene Island Area

                                    SCH3-7

               South Addition to Texaco Pipeline Inc.'s 20 inch pipeline (OCS-G
               3303).

                                    SCH3-8

                                  SCHEDULE 4
                                      to
                            Participation Agreement
                            -----------------------

                                  DISCLOSURE
                                  ----------



                                     None

                                    SCH4-1

                                  SCHEDULE 5
                                      to
                            Participation Agreement
                            -----------------------


                                 ORIGINAL COST
                                 -------------

            MAJOR COMPONENTS                       ORIGINAL COST
            ----------------                       -------------


            PIPELINE -                             $23,348,471.60
            --------

            PLATFORM -                             $64,872,522.80
            --------

            SHALLOW WATER
            PROCESSING FACILITY -                  $15,820,214.80
            -------------------

            SUBSEA SYSTEMS -                       $22,527,808.80
            --------------

                                    SCH5-1

                                   EXHIBIT B
                                      to
                            Participation Agreement
                            -----------------------

                          AGENCY & SUPPORT AGREEMENT


The principal terms and conditions of the Agency and Support Agreement shall be as follows:


1.   Parties:            Lessor, or its successor as Owner Trustee,
                         unconditionally guaranteed by the Owner Participant, or a successor in interest to the Lessor that would, if the Lease were then in effect, be qualified in accordance with the Participation Agreement to be an Owner Participant (the "Owner"); and MPTM
                         (unconditionally guaranteed by Mobil).

2.   Term:               Commencing on the date of termination of the Lease at
                         expiration or otherwise, and ending on the date following termination of the Operating Agreement on which no further action is to be taken under the Operating Agreement, or such earlier date as the parties may agree.

3.   MPTM Obligations:   (a)  Agency.  MPTM will act as agent for the Owner for
                             ------
                         purposes of subjecting the Undivided Interest to the Operating Agreement and enforcing the rights of the Owner as owner of the Undivided Interest under the Operating Agreement. MPTM will carry out all reasonable instructions given by the Owner with respect to the Undivided Interest and shall not take any action with

                                    EXHB-1
                         respect to the Undivided Interest without such instructions. MPTM shall not be entitled to compensation for acting as agent, but shall be entitled to reimbursement in accordance with paragraph 4(b) below.

                         MPTM will not exercise its right to vote in accordance with Article 6 of the Operating Agreement in respect of any matter that would affect the Production System or the rights and obligations of the owner thereof in any material respect or would reduce the revenues or increase the costs allocable to the Owner except to a de minimis extent, except in accordance with the directions of the Owner.

                         MPTM shall comply with all of its covenants and obligations set forth in the Operating Agreement insofar as they relate to the Production System, and shall promptly notify Owner of any material breach thereof by MPTM or the Operator of which it has Actual Knowledge which has continued for more than 30 days.

                         Instructions may, without limitation, be given by the Owner as to matters under Sections 7.2, 8.2, 8.3, 13.1, 17.1, 20.5, 22.3 and 22.5 of the Operating Agreement which affect the Production System or the rights or obligations of the owner of an interest in the Production System in any material respect, and MPTM shall not take any action as to any such matter without express instructions by the Owner.

                                    EXHB-2

                         MPTM agrees that any action under Sections 30.6 or 32.1 of the Operating Agreement will require the prior consent of the Owner if such action would affect the Production System or the rights or obligations of the owner thereof in the Production System in any material respect or would reduce the revenues or increase the costs allocable to the Owner except to a de minimis extent and if, in the case of action under Section 32.1, the Production System is being used at the time solely for the transportation and processing of hydrocarbons not owned by MPTM or its affiliates.

                         MPTM agrees that it will not take any action under Sections 4.3, 4.5, 4.6, 8.8, 20.1, or 32.1 of the
                         Operating Agreement without prior consultation with the Owner if such action would affect the Production System or the rights or obligations of the owner thereof in any material respect or would reduce the revenues or increase the costs allocable to the Owner except to a de minimis extent and if, in the case of action under 32.1, the Production System is being used at the time for the transportation and processing of hydrocarbons owned by MPTM or its affiliates.

                         (b) Payment.  MPTM will pay to the Owner all sums paid
                             -------
                         to MPTM in respect of the ownership of the Undivided Interest.

                         (c) Throughput.  MPTM shall cause to be processed or
                             ----------
                         transported by means of one or more Components of

                                    EXHB-3
                         the Production System all hydrocarbons owned by it or its affiliates produced from the Garden Banks 388 Unit, and, any other hydrocarbons owned by it or its affiliates produced from Garden Banks Blocks 213, 342, 520, 607 or 608 or from blocks in Area III as defined in the Reserve Report, provided such other hydrocarbons can be processed or transported economically by such means. The price payable to the Owner for such service shall be the Access Fee for the Component involved plus related operating and maintenance expenses, all as calculated in accordance with Paragraph 4A and 4B of Exhibit H of the Operating Agreement as in effect as of December 1, 1995. If the production transported or processed is Unit production, such fee shall be paid monthly directly by MPTM to the Owner in immediately available funds. If the production transported or processed is non-Unit production to which Exhibit H applies by its terms, the Owner shall be entitled to receive a distribution under the Operating Agreement equal to that portion of such Access Fee described in paragraph 4A of Exhibit H; provided that if Exhibit H has been amended since December 1, 1995 so as to change such portion of the Access Fee, any resulting balance shall be settled directly between the Owner and MPTM.

4.   Owner Obligations:  (a)  Operating Agreement.  The Owner will authorize
                              -------------------
                         MPTM to subject the Undivided Interest to the provisions of the Operating Agreement.

                                    EXHB-4

                         (b) Payments.  The Owner will reimburse MPTM  for any
                             --------
                         amounts paid by MPTM under the Operating Agreement as agent for the Owner in accordance with the Agency and Support Agreement, including any operating and maintenance costs allocable to the Undivided Interest and incurred in processing or transporting hydrocarbons pursuant to paragraph 3(a) above.

                         (c) Throughput.  The Owner will make the capacity of
                             ----------
                         the Undivided Interest available for the transportation and processing of production owned by MPTM or its affiliates subject to the terms of the Operating Agreement and upon the terms set forth in 3(c) above.


5.   Method of Payment;
     Indemnity           All amounts payable under paragraphs 3(b) and 4(b)
                         shall be settled monthly on a net basis. MPTM and the Owner will indemnify each other against claims, costs and expenses incurred for the account of the other party, in a form and subject to exclusions to be negotiated by the parties at the time of execution of the Agency and Support Agreement.

6.  Decommissioning
     and Abandonment:    The Owner shall reimburse MPTM for all costs paid by
                         MPTM in connection with the abandonment, closure and disposition of any part of the Production System after the expiration of the Lease Term unless MPTM shall have failed to comply with its obligations set forth in the following paragraph.

                                    EXHB-5

                         During the 45 day period commencing on the earlier of
                         (a) the date on which the Owner receives notice that the parties have decided to terminate the Unit Operating Agreement or (b) the first date following twenty and one-quarter years after the Basic Lease Term Commencement Date on which MPTM has notified the Owner that the daily average throughput of MPTM and its affiliates for the preceding twelve months is less than 5000 BOEPD, the Owner may, at its option, require MPTM to use reasonable commercial efforts to obtain cash purchase offers for the acquisition of the Undivided Interest not later than nine months after the exercise of such option by a party that assumes the costs incurred in connection with the abandonment, closure and disposition of the Production System. Such request shall not prevent the Owner from seeking purchase offers independently of MPTM. If no such offer is obtained, or if the offers obtained either (i) are rejected because they impose burdens that are unacceptable to the Owner in its reasonable commercial judgment, or (ii) do not lead to a sale by the end of such nine month period otherwise than by reason of the Owner's failure to act in a commercially reasonable manner in entering into a agreement of sale and closing thereunder, MPTM shall make an offer to purchase the Undivided Interest, including the assumption by MPTM of the costs incurred in connection with the abandonment, closure and disposition of the Production System, at a price

                                    EXHB-6
                         selected by it, but in no event less than $1.00. The Owner may accept or reject any such offers at its sole discretion. If MPTM fails to comply with its obligation hereunder it shall release the Owner from its obligations in respect of the costs incurred in connection with the abandonment, closure and disposition of the Production System.

7.   Purchase
     Option: MPTM will have the option to purchase the Undivided Interest at any time during the term of the Agency and Support Agreement upon 30 days written notice at its current fair market value, provided such option is exercised in connection with a decision by MPTM that it wishes to terminate or withdraw from the Operating Agreement or abandon the Production System. If the parties are unable to agree on the fair market value, it shall be determined by appraisal in the manner contemplated by the Lease.

8.   Amendment:          MPTM will not agree to any amendment or termination of
                         the Operating Agreement that would be prohibited by the provisions of Section 10.9 of the Participation
                         Agreement without the prior consent of the Owner. In the event of any amendment or termination of the Operating Agreement or its replacement with another operating agreement, the Agency and Support Agreement shall apply to such amended or replacement agreement, with such changes as may be required to give effect to the intention of the parties.

                                    EXHB-7

9.   Assignment:         The rights and obligations of the parties to the Agency
                         and Support Agreement shall bind and inure to the benefit of the parties' successors and permitted assigns. Neither party shall make such assignment except to a solvent corporation that expressly assumes the Agency and Support Agreement and that, in the case of an assignment by the Owner, would be qualified under the Participation Agreement to be an Owner Participant if the Lease remained in effect, or in the case of an Owner which is a trust, to a qualified successor Owner
                         Trustee. It is intended that the Agency and Support
                         Agreement shall run with MPTM's related hydrocarbon interests, and MPTM shall be required to make such an assignment to any transferee of its interest in production which may be economically processed or transported by the Undivided Interest.

10.  Information:        MPTM will furnish the Owner such reports and
                         information as the Owner may reasonably request from time to time (i) regarding the operation of the Undivided Interest, including information and notices it receives regarding the operation of the Production
                         System pursuant to Sections 5.2, 5.8 and 5.9(g) and
                         (h), Articles 9, 22 and 26 of the Operating Agreement and (ii) regarding its activities as agent for the Owner. At the time of execution of the Agency and Support Agreement, the parties will establish mutually agreeable procedures defining the scope and

                                    EXHB-8
                         frequency of MPTM's reporting repsonsibilities.

11.  Arbitration:        Disputes under the Agency and Support Agreement shall
                         be resolved through arbitration.

12.  Administration:     The Agency and Support Agreement shall contain such
                         other provisions as may be appropriate to ensure the economic operation of the Undivided Interest together with the remainder of the Production System and the leases subject to the Operating Agreement, and the effective administration of the Operating Agreement, and shall include a provision requiring the parties to take such other actions and execute such instruments
                         (including amendments to the Agency and Support
                         Agreement) as may be appropriate for such purposes.

                                    EXHB-9

                                   EXHIBIT C
                                      to
                            Participation Agreement
                            -----------------------

                                    FORM OF
                      ASSIGNMENT AND ASSUMPTION AGREEMENT


          ASSIGNMENT AND ASSUMPTION AGREEMENT (this "Agreement"), dated as of
                                                     ---------
_______________, between ____________________, a _______________ corporation

("Assignor") and ____________________, a _______________ corporation
 ---------
("Assignee").
  --------


                                  WITNESSETH:
                                  ----------


          WHEREAS, the parties hereto desire to effect (a) the transfer by Assignor to Assignee of all of the right, title and interest of Assignor (except as reserved below), in, under and with respect to, among other things, (i) the Participation Agreement dated as of December 12, 1995 among Mobil G.B. 388 Finance Inc., as Lessee, General Electric Credit Corporation of Georgia, as Owner Participant, First Security Bank of Utah, National Association, as Pass Through Trustee, Shawmut Bank Connecticut, National Association, as Corporate Owner Trustee, Michael M. Hopkins, as Individual Owner Trustee, First Security Bank of Utah, National Association, as Corporate Indenture Trustee, and Val T. Orton, as Individual Indenture Trustee, as amended, modified or supplemented and in effect from time to time (the "Participation Agreement") including, without
                                  -----------------------
limitation, any indemnity payments payable by the Lessee directly or indirectly thereunder, (ii) the Trust Agreement (as defined in the Participation Agreement,
(iii) the Trust Estate (as defined in the Trust Agreement), (iv) the Tax Indemnity Agreement (as defined in the Participation Agreement) and (v) the proceeds therefrom and (b) the assumption by Assignee of the obligations of Assignor accruing thereunder; and

          WHEREAS, such documents permit such transfer upon satisfaction of certain conditions heretofore or concurrently herewith being complied with;

                                    EXHC-1

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

          1.   Definitions.  Capitalized terms used herein without definition
               -----------
shall have the respective meanings ascribed thereto in the Participation Agreement.

          2.   Assignment.  Assignor has sold, conveyed, assigned, transferred
               ----------
and set over, and does hereby sell, convey, assign, transfer and set over, unto Assignee, as of the Effective Time (as defined below), all of its present and future right, title and interest in, under and with respect to the Participation Agreement, the Trust Agreement, the Trust Estate, the Tax Indemnity Agreement and all of the other Operative Documents to which Assignor is a party and any other contract, agreement, document or instrument relating to the Trust Estate by which Assignor is bound, and any proceeds therefrom, together with all other documents and instruments evidencing any of such right, title and interest, except such rights of Assignor as have arisen or accrued to Assignor prior to the Effective Time (including specifically, but without limitation, the right to receive any amounts due or accrued to Assignor under the Operative Documents as of a time prior to the Effective Time and the right to receive any indemnity payment pursuant to the Participation Agreement or the Tax Indemnity Agreement with respect to events occurring prior to such time).

          3.   Assumption.  Assignee hereby accepts the assignment set forth in
               ----------
Section 2 hereof and assumes and undertakes all of the duties and obligations of Assignor whenever accrued (other than duties and obligations of Assignor required to be performed by it on or prior to the Effective Time under the Operative Documents to which the Owner Participant is a party and any of the other Operative Documents by which Assignor is bound or any other contract, agreement, document or other instrument relating to the Trust Estate to which the Owner Participant is a party or by which it is bound) pursuant to the Trust Agreement, the Participation Agreement, the Tax Indemnity Agreement and each other Operative Document to which Assignor is a party or by which Assignor is bound or any other contract, agreement, document or other instrument relating to the Trust Estate to which Assignor is a party or by which it is bound, including,

                                    EXHC-2
without limitation, any obligations it may have under any Operative
Document with regard to the Lessee, the Indenture Trustee or the Owner Trustee. Assignee hereby confirms that from and after the Effective Time it (i) shall be deemed a party to the Participation Agreement, the Trust Agreement, the Tax Indemnity Agreement and each other Operative Document to which the Owner Participant is a party, (ii) shall be deemed the party named as the "Owner Participant" in the Trust Agreement, the Participation Agreement, the Tax Indemnity Agreement, the Lease and the Trust Indenture and (iii) shall be bound by all of the terms of each Operative Document to which Assignor is a party or by which it is bound and each of such other contracts, agreements, documents or other instruments referred to in this Section 3 (including the agreements and obligations of the Assignor set forth therein) as if therein named the Owner Participant, except with respect to the first sentence of Section 6.7 of the Participation Agreement, or otherwise provided under Section 8(i) hereof.

          4.   Release of Assignor.  Except for liabilities not expressly
               -------------------
assumed under Section 3 hereof, at the Effective Time, Assignor shall be relieved of all of its liabilities under the Participation Agreement and the Trust Agreement; provided, however, that Assignor shall in no event be released
                 --------  -------
from any such liability arising or relating to any event occurring prior to the Effective Time, or on account of any breach by Assignor of any of its representations, warranties, covenants or obligations set forth in the Participation Agreement or the Trust Agreement, or for any fraudulent or willful misconduct engaged in by it prior to the Effective Time, or from any obligation that relates to any indemnity claimed by Assignor or any Owner Participant's Lien or Lessor's Lien arising from Assignor.

          5.   Payments.  Assignor hereby covenants and agrees to pay over to
               --------
Assignee, if and when received following the Effective Time, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of Assignor that, under Section 2 hereof, belong to Assignee, and Assignee hereby covenants and agrees to pay over to Assignor, if and when received following the Effective Time, any amounts (including any sums payable as interest in respect thereof) paid to or for the benefit of Assignee that, under Section 2 hereof, belong to Assignor.

                                    EXHC-3

          6.   Investment Purpose.  Assignee hereby represents that it is
               ------------------
acquiring the Trust Estate interests and other interests hereby assigned to it for its own account for the purpose of investment and not with a view to the distribution or resale of either thereof, subject, nevertheless, to the disposition of such interests being at all times within Assignee's control.

          7.   Representations and Warranties of Assignor.  Assignor represents
               ------------------------------------------
and warrants that:

          (a) it is a corporation duly organized and validly existing in good standing under the laws of the State of [] and has the requisite power, authority and legal right to enter into and carry out the transactions contemplated hereby;

          (b) this Agreement has been duly authorized, executed and delivered by it and constitutes the legal, valid and binding obligation of Assignor, enforceable against it in accordance with its terms;

          (c) No action or proceeding is pending, has been instituted or, to the knowledge of Assignor, is threatened, before any court or governmental agency, nor has any order, judgment or decree been issued or, to the knowledge of Assignor, is threatened, by any court or governmental agency which would materially adversely affect the ability of Assignor to complete and consummate its obligations contemplated hereby;

          (d) there are no Owner Participant's Liens attributable to the Assignor and the execution, delivery and performance by the Assignor of this Agreement will not result in the creation of any Owner Participant's Liens;

          (e) it has fully performed all of its obligations under the Participation Agreement and under each other Operative Document to which it is a party or by which it is bound, which obligations by their terms are required to be satisfied or performed prior to the Effective Time or prior to the consummation of the transactions contemplated hereby;

                                    EXHC-4

          (f) neither the execution, delivery and performance by it of this Agreement, nor compliance by it with any of the provisions thereof requires or will require any approval of its stockholders, or approval or consent of any trustees or holders of any indebtedness or obligations of it or contravenes or will contravene any law or any order of any court or governmental authority or agency applicable to or binding on it or contravenes or will contravene the provisions of, or constitute a default under, its [Certificate of Incorporation] or By-laws or any indenture, mortgage, contract or any agreement or instrument to which it is a party or by which it or any of its property may be bound or affected, provided, that
                                                                  --------
     no representation or warranty is made with respect to ERISA;

          (g) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body, or the regulations promulgated thereunder) is required for the due execution, delivery or performance by it of this Agreement; and

          (h) the transfer to Assignee of all of the Assignor's right, title and interest as Owner Participant will not violate any provision of the Securities Act of 1933, as amended (and no registration pursuant to such Act or the rules and regulations thereunder shall be required in connection with such transfer), or any other applicable law, provided, that no
                                                       --------
     representation or warranty is made with respect to ERISA.

          8.   Representations and Warranties of Assignee. Assignee represents
               ------------------------------------------
and warrants that:

          (a) it is a corporation duly organized and validly existing in good standing under the laws of the State of [] and has the corporate power and authority to carry on its present business and operations, to own or lease its properties and to enter into and perform its obligations hereunder and the obligations of the Owner Participant under the Operative Documents;

          (b) this Agreement has been duly authorized, executed and delivered by it and this Agreement and each

                                    EXHC-5
     of the Operative Documents to which Assignee has become a party constitutes the legal, valid and binding obligation of Assignee, enforceable against it in accordance with its terms;

          (c) no action or proceeding is pending, has been instituted or, to the knowledge of Assignee, is threatened, before any court or governmental agency, nor has any order, judgment or decree been issued, or, to the knowledge of Assignee, is threatened, by any court or governmental agency which would materially adversely affect its ability to complete and consummate its obligations contemplated hereby and the Operative Documents to which Assignee has become a party;

          (d) it is a financial institution, leasing company or other institutional investor whose net worth is at least $75,000,000;

          (e)  there are no Owner Participant's Liens attributable to it;

          (f) neither the execution, delivery and performance by it of this Agreement, nor compliance by it with any of the provisions hereof or of the Operative Documents, requires or will require any approval of its stockholders, or approval or consent of any trustees or holders of any indebtedness or obligations of it or contravenes or will contravene any law, judgment, governmental rule, regulation or any order of any court or governmental authority or agency applicable to or binding on it or contravenes or will contravene the provisions of, or result in any breach of, or constitute a default under, or result in the creation of any Lien (other than Permitted Liens) upon the Trust Estate under, its Certificate of Incorporation or By-laws or any indenture, mortgage, contract or any agreement or instrument to which it is a party or by which it or any of its property may be bound or affected, provided, that no representation or
                                        --------
     warranty is made with respect to ERISA (except as provided in Section 8(i) hereof and in the second sentence of Section 6.7 of the Participation Agreement);

                                    EXHC-6

          (g) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body (other than as required by the Federal Aviation Act or the regulations promulgated thereunder) is required for the due execution, delivery or performance by it of this Agreement or the other Operative Documents;

          (h) the transfer to it of all of Assignor's right, title and interest as Owner Participant will not violate, or create a relationship which would be in violation of, any provision of any applicable Governmental Rule including the Securities Act of 1933, as amended (and no registration pursuant to such Act or the rules and regulations thereunder shall be required in connection with such transfer), or the Trust Indenture Act of 1939, provided, that no representation or warranty is made with respect to
           --------
     ERISA (except as provided in Section 8(i) hereof and in the second sentence of Section 6.7 of the Participation Agreement);

          (i) [(1) it is not acquiring any part of the interest in the Trust Estate with ERISA Plan Assets or (2) the transfer to, and ownership of the interest in the Trust Estate by, Assignee is and will continue to be covered by Prohibited Transaction Class Exemption 95-60, 91-38 or 90-1]/1/;

          (j) after giving effect to this assignment, there will be no more than two Owner Participants; and

          (k)  it is a "United States Person" as defined in the Code.

          9.   GOVERNING LAW.  THIS AGREEMENT AND ASSUMPTION AGREEMENT SHALL BE
               -------------
GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF [], INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.


__________________________

     /1/  Assignee will make either the representation set forth in (1) or (2).

                                    EXHC-7

          10.  Effectiveness.  This Agreement shall be effective upon (a) its
               -------------
execution and delivery by each of Assignor and Assignee and (b) the execution and delivery by each of Assignor and Assignee of a letter addressed to Lessee, the Owner Trustee and the Indenture Trustee, substantially in the form attached hereto as Exhibit A (the "Effective Time").
                          --------------

          11.  Counterparts.  This Agreement may be executed in any number of
               ------------
counterparts, all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by both parties so long as each party shall sign at least one counterpart.

          12.  Beneficiaries.  Each of the Owner Trustee, the Lessee, the Pass
               -------------
Through Trustee and the Indenture Trustee, together with their respective successors and permitted assigns, is and shall be deemed a third party beneficiary of this Agreement entitled to enforce this Agreement directly and in its own name and enforce any rights or claims of the parties hereto.

          13.  Further Assurances.  Each party agrees that from time to time
               ------------------
after the Effective Time, it shall execute and deliver or cause to be executed and delivered such instruments, documents and papers, and take all such further action as may be reasonably required in order to consummate fully the purposes of this Agreement and to implement the transactions contemplated hereby.

                                   *   *   *

                                    EXHC-8

          IN WITNESS WHEREOF, the parties hereto have executed this Assignment and Assumption Agreement as of the day and year first above written.

                                        [ASSIGNOR]

                                        By: __________________________
                                              Title:


                                        [ASSIGNEE]

                                        By: __________________________
                                              Title:

                                    EXHC-9

                             Exhibit A to Form of
                      Assignment and Assumption Agreement



                                                                        [Date]



To each of the Addressees
Listed on Schedule I hereto
- ---------------------------

Ladies and Gentlemen:

          In connection with the transfer by __________ ("Assignor") to
                                                          --------
__________ ("Assignee") of all of the right, title and interest of Assignor in,
             --------
under and with respect to, among other things, the Participation Agreement B) dated as of December 12, 1995 among Mobil G.B. 388 Finance Inc., as Lessee, General Electric Credit Corporation of Georgia, as Owner Participant, First Security Bank of Utah, National Association, as Pass Through Trustee, Shawmut Bank Connecticut, National Association, as Corporate Owner Trustee, Michael M. Hopkins, as Individual Owner Trustee, First Security Bank of Utah, National Association, as Corporate Indenture Trustee, and Val T. Orton, as Individual Indenture Trustee (the "Participation Agreement"; capitalized terms used herein
                        -----------------------
without definition shall have the meanings ascribed thereto in the Participation Agreement) and the other Operative Documents, and the assumption by Assignee of the obligations of Assignor accruing thereunder, such transfer and assumption being effected pursuant to the Assignment and Assumption Agreement, dated as of _______________ __, ____ (the "Assignment"), between Assignor and Assignee, an
                               ----------
executed copy of which is attached hereto, each of Assignor and Assignee hereby confirms for your benefit the accuracy of its respective representations and warranties contained in the Assignment and agrees for your benefit to perform all of its respective obligations under the Assignment. Assignee further agrees for your benefit that from and after the Effective Time (as defined in the Assignment) Assignee shall be deemed a party to the Participation Agreement, the Trust Agreement, the Tax Indemnity Agreement and each other Operative Document to which the Owner Participant is a party or by which the Owner Participant has agreed to be bound and shall be deemed the

                                    EXHC-10
party named as the "Owner Participant" in the Trust Agreement, the Participation Agreement, the Tax Indemnity Agreement, the Lease and the Indenture, and agrees to be bound by all of the terms of, and to undertake all of the obligations of the Owner Participant contained in, the Participation Agreement, the Trust Agreement, the Tax Indemnity Agreement and each other Operative Document to which the Owner Participant is a party or by which it is bound.

          Assignor hereby confirms that such transfer shall not be deemed to release Assignor from any obligation relating to the period prior to the Effective Time.

          After giving effect to such assignment, conveyance or transfer, there will be no more than two Owner Participants.

          Assignor hereby assumes the risk of any adverse tax consequences of the assignment consummated pursuant to the Assignment (including any increase in the Lessee's indemnity obligations under the Tax Indemnity Agreement and Section
12.2 of the Participation Agreement. Assignee hereby acknowledges and agrees that any amounts payable to the Assignee under the Tax Indemnity Agreement and
Section 12.2 of the Participation Agreement shall not exceed the amount that would have been payable to the original "Owner Participant" thereunder had such original Owner Participant not transferred its interest thereunder and under the other Operative Documents to which it is a party.



                                        [ASSIGNOR]

                                        By:  _________________________
                                             Title:

                                        [ASSIGNEE]

                                        By:  _________________________
                                             Title:

                                    EXHC-11

                                  SCHEDULE I
                                  ----------


[Insert names and addresses of Lessee, Pass Through Trustee, Indenture Trustee and Owner Trustee]

                                    EXHC-12